UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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Ingersoll-Rand Company Limited

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder:

On Wednesday, June 3, 2009, at 3:30 p.m., local time, we will hold a special court-ordered meeting of the holders of our Class A common shares at Crowne Plaza Dublin—Northwood located at Northwood Park, Santry Demesne, Santry, Dublin 9, Ireland.

Our board of directors has approved, and is submitting to the holders of our Class A common shares for their approval, a proposal that would result in your holding shares in an Irish company rather than a Bermuda company. The proposed scheme of arrangement under Bermuda law will effectively change the place of incorporation of the company whose shares you own from Bermuda to Ireland. Except for the effect of payment of cash in lieu of fractional shares held of record, if any, the number of shares you will own in Ingersoll-Rand plc, the Irish company, will be the same as the number of Class A common shares you held in Ingersoll-Rand Company Limited, the Bermuda company, immediately prior to the completion of the transaction, and your relative economic interest in Ingersoll Rand will remain unchanged. The special court-ordered meeting is being held in accordance with an order of the Supreme Court of Bermuda issued on April 23, 2009, which Bermuda law required us to obtain prior to holding the meeting. If the holders of our Class A common shares approve the scheme of arrangement at the meeting, we will be required to make a subsequent application to the Supreme Court of Bermuda seeking sanction or approval of the scheme of arrangement, which application is scheduled to be held on June 11, 2009.

After the completion of the transaction, the Irish company will continue to conduct the same business operations as conducted by the Bermuda company before the transaction. We expect the shares of the Irish company to be listed on the New York Stock Exchange under the symbol “IR,” the same symbol under which your Class A common shares are currently listed. Upon completion of the transaction, we will remain subject to the U.S. Securities and Exchange Commission reporting requirements, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of the New York Stock Exchange, and we will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. generally accepted accounting principles.

If the scheme of arrangement is approved, we will also ask you at the meeting to approve a proposal to create “distributable reserves,” which are required under Irish law in order to permit us to continue to pay quarterly dividends after the transaction.

Under U.S. federal income tax law, the holders of our Class A common shares generally will not recognize gain or loss in the transaction, except with respect to any cash received in lieu of fractional shares held of record, if any.

This proxy statement provides you with detailed information regarding the transaction. We encourage you to read this entire document carefully. You should carefully consider “Risk Factors” beginning on page 24 for a discussion of risks before voting at the meeting.

The transaction cannot be completed without (1) the affirmative vote of a majority in number of the holders of our Class A common shares present and voting on the proposal, whether in person or by proxy, representing 75% or more in value of the Class A common shares present and voting on the proposal, whether in person or by proxy, and (2) the approval of the Supreme Court of Bermuda. Your board of directors unanimously recommends that you vote to approve all of the proposals on the agenda.

Please mark, date, sign and return the enclosed proxy card in the enclosed, postage-paid envelope as promptly as possible, or appoint a proxy to vote your shares by using the Internet, as described in the attached proxy statement, so that your shares may be represented at the special court-ordered meeting and voted in accordance with your wishes.

If you have any questions about the meeting, or if you require assistance, please call Georgeson Inc. at 1-866-313-3046 (toll-free in the U.S.) or 1-212-404-9800 (call collect).

Sincerely,

Herbert L. Henkel

Chairman and Chief Executive Officer

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the transaction or determined if this proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

The proxy statement is dated April 24, 2009 and is first being mailed to shareholders on or about April 28, 2009.

NOTICE OF SPECIAL COURT-ORDERED MEETING OF CLASS A COMMON SHAREHOLDERS

IN THE SUPREME COURT OF BERMUDA

CIVIL JURISDICTION

(COMMERCIAL COURT)

2009: NO. 85

IN THE MATTER OF INGERSOLL-RAND COMPANY LIMITED

AND IN THE MATTER OF SECTION 99 OF THE COMPANIES ACT 1981

NOTICE OF MEETING OF INGERSOLL-RAND COMPANY LIMITED

CLASS A COMMON SHAREHOLDERS TO BE HELD ON JUNE 3, 2009

To the holders of Class A common shares of Ingersoll-Rand Company Limited:

Ingersoll-Rand Company Limited, a company organized under the laws of Bermuda (“IR-Bermuda”), will hold a special court-ordered meeting of the holders of its Class A common shares at Crowne Plaza Dublin—Northwood located at Northwood Park, Santry Demesne, Santry, Dublin 9, Ireland, commencing at 3:30 p.m., local time, on June 3, 2009 to vote:

1.	to approve the Scheme of Arrangement attached as Annex A to the accompanying proxy statement (the “Scheme of Arrangement”). If the Scheme of Arrangement is approved and becomes effective, it will effect a transaction (the “Transaction”) pursuant to which each holder of IR-Bermuda Class A common shares immediately before the Transaction is effected will receive ordinary shares of an Irish company named Ingersoll-Rand plc (“IR-Ireland”) on a one-for-one basis in exchange for their IR-Bermuda Class A common shares (or, in the case of fractional interests in IR-Bermuda Class A common shares (which we refer to in the accompanying proxy statement as “fractional shares”) held of record, if any, cash for such fractional shares in lieu of fractional ordinary shares of IR-Ireland);

2.	if the Scheme of Arrangement is approved, to approve the creation of distributable reserves of IR-Ireland (through the reduction of the share premium account of IR-Ireland) that was previously approved by IR-Bermuda and the other current shareholders of IR-Ireland (as described in the accompanying proxy statement). We refer to this proposal as the “distributable reserves proposal”; and

3.	to approve a motion to adjourn the meeting to a later date to solicit additional proxies if there are insufficient proxies to approve the Scheme of Arrangement at the time of the meeting.

If any other matters properly come before the meeting or any adjournments or postponements of the meeting, the persons named in the proxy card will vote the shares represented by all properly executed proxies in their discretion.

All registered holders of IR-Bermuda Class A common shares at the close of business on April 6, 2009 are entitled to notice of, and to vote at, the special court-ordered meeting and any adjournments or postponements thereof.

The accompanying proxy statement and the accompanying proxy card are first being sent to IR-Bermuda Class A common shareholders on or about April 28, 2009.

Either an admission ticket or proof of ownership of Class A common shares, as well as a form of personal identification, must be presented in order to be admitted to the meeting. If you are a shareholder of record, your admission ticket is attached to the accompanying proxy card. If you plan to attend the meeting, please vote your proxy, but keep the admission ticket and bring it to the meeting together with a form of personal identification. If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the special court-ordered meeting of IR-Bermuda Class A common shareholders, you must present proof of your ownership of Class A common shares, such as a bank or brokerage account statement, together with a form of personal identification, to be admitted to the meeting. If you would rather have an admission ticket, you can obtain one by following the instructions in the accompanying proxy statement. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted at the meeting.

The special court-ordered meeting of IR-Bermuda Class A common shareholders is being held in accordance with an order of the Supreme Court of Bermuda issued on April 23, 2009, which Bermuda law required us to obtain prior to holding the meeting. If IR-Bermuda Class A common shareholders approve the Scheme of Arrangement at the meeting, we will make a subsequent application to the Supreme Court of Bermuda seeking sanction or approval of the Scheme of Arrangement, which must be obtained as a condition to the Scheme of Arrangement becoming effective. We expect the sanction hearing to be held on June 11, 2009 at the Supreme Court in Hamilton, Bermuda. If you are an IR-Bermuda Class A common shareholder who wishes to appear in person or by counsel at the sanction hearing and present evidence or arguments in support of or opposition to the Scheme of Arrangement, you may do so. In addition, the Supreme Court has wide discretion to hear from interested parties. IR-Bermuda will not object to the participation in the sanction hearing by any IR-Bermuda Class A common shareholder who holds shares through a broker.

This notice incorporates the accompanying proxy statement.

By Order of the Board of Directors

BARBARA A. SANTORO
Vice President—Corporate Governance and Secretary

Piscataway, New Jersey

Dated: April 24, 2009

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL COURT-ORDERED MEETING, PLEASE PROMPTLY RETURN YOUR SIGNED PROXY IN THE ENCLOSED ENVELOPE OR DIRECT THE VOTING OF YOUR CLASS A COMMON SHARES BY INTERNET AS DESCRIBED ON YOUR PROXY CARD.

The accompanying proxy statement incorporates documents by reference. Please see “Where You Can Find More Information” beginning on page 100 for a listing of documents incorporated by reference. These documents are available to any person, including any beneficial owner, upon request directed to Ingersoll-Rand Company Limited, c/o Ingersoll-Rand Company, One Centennial Avenue, Piscataway, NJ 08855, Attention: Secretary. To ensure timely delivery of these documents, any request should be made by May 27, 2009. The exhibits to these documents will generally not be made available unless they are specifically incorporated by reference in the accompanying proxy statement.

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INGERSOLL-RAND COMPANY LIMITED

170/175 Lakeview Dr.

Airside Business Park

Swords, Co. Dublin

Ireland

PROXY STATEMENT

For the Special Court-Ordered Meeting of Class A Common Shareholders

to be held on June 3, 2009

This proxy statement is furnished to the Class A common shareholders of Ingersoll-Rand Company Limited (sometimes referred to herein as “IR-Bermuda”) in connection with the solicitation of proxies on behalf of the board of directors of IR-Bermuda to be voted at IR-Bermuda’s special court-ordered meeting of Class A common shareholders (the “meeting” or “special court-ordered meeting”) to be held on June 3, 2009, and any adjournments or postponements thereof, at the times and places and for the purposes set forth in the accompanying Notice of Special Court-Ordered Meeting of Ingersoll-Rand Company Limited Class A Common Shareholders. This proxy statement and the accompanying proxy card are first being sent to Class A common shareholders on or about April 28, 2009. Please mark, date, sign and return the enclosed proxy card to ensure that all of your shares are represented at the special court-ordered meeting.

Shares represented by valid proxies will be voted in accordance with instructions contained therein or, in the absence of such instructions, at the proxy’s discretion. You may revoke your proxy at any time before it is exercised at the special-court ordered meeting by timely delivery of a properly signed, later-dated proxy (including an Internet proxy) or by voting in person at the meeting. You may also notify our Secretary in writing before the special court-ordered meeting that you are revoking your proxy. If you hold your shares beneficially, please follow the procedures required by your broker to revoke a proxy. You should contact that firm directly for more information on these procedures.

The board of directors has fixed the close of business on April 6, 2009 as the record date for determination of Class A common shareholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. As of the record date, there were 319,115,673 Class A common shares of IR-Bermuda issued and outstanding.

All shareholders are invited to attend the special court-ordered meeting of IR-Bermuda Class A common shareholders. Either an admission ticket or proof of ownership of Class A common shares, as well as a form of personal identification, must be presented in order to be admitted to the meeting. If you are a shareholder of record, your admission ticket is attached to the enclosed proxy card. If you plan to attend the meeting, please vote your proxy, but keep the admission ticket and bring it to the meeting together with a form of personal identification.

If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the special court-ordered meeting of IR-Bermuda Class A common shareholders, you must present proof of your ownership of Class A common shares, such as a bank or brokerage account statement, together with a form of personal identification, to be admitted to the meeting. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of Class A common shares, to:

Secretary

Ingersoll-Rand Company Limited

c/o Ingersoll-Rand Company

One Centennial Avenue

Piscataway, New Jersey 08855

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted at the meeting.

TRANSACTION STRUCTURE

We are seeking your approval at the special court-ordered meeting of a Scheme of Arrangement under Bermuda law that will effectively change the place of incorporation of the company whose shares you own from Bermuda to Ireland.

As explained in more detail below, the Scheme of Arrangement on which we are asking you to vote will effect the Transaction, which is part of a broader “Reorganization.” The first step in that Reorganization was the change of the tax residency of IR-Bermuda from Bermuda to Ireland, which occurred in March 2009.

The Transaction involves several steps. IR-Bermuda, the Bermuda company whose Class A common shares you currently own, formed a new Irish company, named Ingersoll-Rand plc (“IR-Ireland”), as a direct subsidiary. On April 20, 2009, we petitioned the Supreme Court of Bermuda to order the calling of the meeting of IR-Bermuda Class A common shareholders to approve the Scheme of Arrangement. On April 23, 2009, the Supreme Court of Bermuda ordered us to seek your approval of the Scheme of Arrangement. We will hold the special court-ordered meeting to approve the Scheme of Arrangement on June 3, 2009. If we obtain the necessary approval from IR-Bermuda’s Class A common shareholders, the Supreme Court of Bermuda will hold a second hearing scheduled to be held on June 11, 2009 to sanction the Scheme of Arrangement (the “Sanction Hearing”). Assuming we receive the necessary approvals from IR-Bermuda’s Class A common shareholders and the Supreme Court of Bermuda and the conditions to consummation of the Transaction are satisfied (and we do not abandon the Transaction), we will file the court order sanctioning the Scheme of Arrangement with the Bermuda Registrar of Companies, at which time the Scheme of Arrangement will become effective.

Various steps of the Transaction will effectively occur simultaneously at the “Transaction Time,” which we anticipate will be after the close of trading on the New York Stock Exchange (“NYSE”) on the day the Scheme of Arrangement becomes effective, and before the opening of trading on the NYSE on the next business day.

At the Transaction Time, the following steps will effectively occur simultaneously:

1.	all fractional shares of IR-Bermuda held of record, if any, will be cancelled and IR-Bermuda will pay to each holder of fractional shares that have been cancelled an amount based on the average of the high and low trading prices of the IR-Bermuda Class A common shares on the NYSE on the business day immediately preceding the effective date of the Scheme of Arrangement;

2.	all previously outstanding whole Class A common shares of IR-Bermuda will be cancelled;

3.	IR-Bermuda will issue to IR-Ireland a number of Class A common shares that is equal to the number of IR-Ireland ordinary shares to be issued by IR-Ireland as described in paragraph 4 below;

4.	IR-Ireland will issue ordinary shares on a one-for-one basis to the holders of whole IR-Bermuda Class A common shares that have been cancelled; and

5.	all previously outstanding ordinary shares of IR-Ireland, which prior to the Transaction Time will be held by IR-Bermuda and its nominees, will be acquired by IR-Ireland and cancelled for no consideration, in accordance with a resolution passed by IR-Bermuda and such nominees.

As a result of the Transaction, the Class A common shareholders of IR-Bermuda will become ordinary shareholders of IR-Ireland and IR-Bermuda will become a wholly-owned subsidiary of IR-Ireland.

In connection with the completion of the Transaction, IR-Ireland will assume IR-Bermuda’s existing obligations in connection with awards granted under IR-Bermuda’s equity incentive plans and other similar employee awards. In addition, concurrently with the completion of the Transaction, IR-Bermuda will complete the transfer of all the outstanding shares of Ingersoll-Rand Global Holding Company Limited (“IR-Global”) to Ingersoll-Rand International Holding Limited, another wholly-owned indirect subsidiary of IR-Bermuda incorporated in Bermuda (“IR-International”), whereupon IR-International will assume the obligations of IR-Bermuda as an issuer or guarantor, as the case may be, under the indentures governing our outstanding notes, medium-term notes and debentures. IR-Ireland and IR-Bermuda will also fully and unconditionally guarantee the payment obligations of IR-International, IR-Global and Ingersoll-Rand Company, a wholly-owned indirect subsidiary of IR-Bermuda incorporated in New Jersey (“IR-New Jersey”), as the case may be, as the issuers of the debt securities under these indentures. Neither IR-Ireland nor IR-Bermuda intends to issue guarantees in respect of any indebtedness incurred by Trane. In addition, any securities issued by IR-Bermuda or its subsidiaries that are convertible, exchangeable or exercisable into Class A common shares of IR-Bermuda will become convertible, exchangeable or exercisable, as the case may be, into the ordinary shares of IR-Ireland. Please see “Proposal Number One: The Reorganization—Supplemental Indentures.”

We refer to the foregoing transactions, together with the steps of the Transaction and the change in IR-Bermuda’s tax residency from Bermuda to Ireland that was completed in March 2009, as the “Reorganization.”

At April 6, 2009, 319,115,673 Class A common shares were issued and outstanding and an additional 52,020,439 Class A common shares were held in treasury. IR-Bermuda also has 197,091,605 non-voting Class B common shares in issue. The holders of the Class B common shares are all direct and/or indirect wholly-owned subsidiaries of IR-Bermuda. Those subsidiaries will not participate in the Scheme of Arrangement and will not receive shares of IR-Ireland in exchange for the IR-Bermuda Class B common shares that they hold.

The following diagram depicts our organizational structure before and after the Reorganization. The diagram does not depict any of the legal entities owned by IR-Bermuda.

QUESTIONS AND ANSWERS ABOUT THE REORGANIZATION

Q:	What am I being asked to vote on at the meeting?

A:	You are being asked to vote on a Scheme of Arrangement under Bermuda law that will effect the Transaction, pursuant to which your Class A common shares of IR-Bermuda will be cancelled and you will receive, on a one-for-one basis with your IR-Bermuda Class A common shares that have been cancelled, new ordinary shares of IR-Ireland (or, in the case of fractional shares held of record, if any, cash) for the purpose of changing the place of incorporation of the company whose shares you own from Bermuda to Ireland. As a result of the Transaction, Class A common shareholders of IR-Bermuda will become ordinary shareholders of IR-Ireland. Many of the principal attributes of IR-Bermuda’s Class A common shares and IR-Ireland’s ordinary shares will be similar. However, there are differences between what your rights will be under Irish law and what they currently are under Bermuda law. In addition, there are differences between IR-Bermuda’s memorandum of association and bye-laws and IR-Ireland’s memorandum and articles of association as they will be in effect after the Transaction. We discuss these differences in detail under “Description of Ingersoll-Rand plc Share Capital” and “Comparison of Rights of Shareholders and Powers of the Board of Directors.” The forms of IR-Ireland’s memorandum and articles of association as they will be in effect after the Transaction are attached to this proxy statement as Annex B.

If the Scheme of Arrangement is approved, you will also be asked at the special court-ordered meeting to vote on a proposal to approve the creation of distributable reserves of IR-Ireland (through the reduction of the share premium account of IR-Ireland) that was previously approved by IR-Bermuda and the other current shareholders of IR-Ireland (as described in this proxy statement). Approval of the distributable reserves proposal is not a condition to the Transaction.

You are also being asked to vote on a proposal to adjourn the meeting to a later date to solicit additional proxies if there are insufficient proxies to approve the Scheme of Arrangement at the time of the meeting. Approval of the adjournment proposal is not a condition to the Transaction or to the creation of distributable reserves.

Q:	Why did IR-Bermuda move its tax residency to Ireland?

A:	IR-Bermuda moved its tax residency to Ireland in March 2009 as the first step of the Reorganization.

As discussed below in the answer to the next question, our board of directors has determined that changing both the tax residency and the jurisdiction of incorporation of the parent company of Ingersoll Rand from Bermuda to Ireland is in the best interests of Ingersoll Rand and its shareholders. Having made this determination, it was considered desirable to move as quickly as possible.

Under Ireland’s tax system, a company’s tax residency is not determined solely based upon its place of incorporation—there are companies that are incorporated outside Ireland but are tax resident in Ireland, and vice versa. Accordingly, a company incorporated outside of Ireland may establish tax residency in Ireland without changing its jurisdiction of incorporation. As discussed in this proxy statement, we are seeking your approval at the special court-ordered meeting of a Scheme of Arrangement under Bermuda law that will effectively change the place of incorporation of the company whose shares you own from Bermuda to Ireland. However, a substantial period of time is required to carry out the procedures for obtaining this shareholder approval, as well as those required for obtaining the requisite order of the Supreme Court of Bermuda sanctioning the Scheme of Arrangement. Because we were able to establish tax residency in Ireland without delay once our board of directors determined to change the domicile of the parent company of Ingersoll Rand to Ireland, it was a logical first step to do so.

Q:	Why did you decide to change Ingersoll Rand’s tax residency, and why do you want to change Ingersoll Rand’s place of incorporation from Bermuda to Ireland?

A:	There continues to be negative publicity regarding, and criticism of, companies that conduct substantial business in the U.S. but are domiciled in countries like Bermuda. In addition, the U.S. federal government and various states and municipalities have enacted or may enact legislation intended to deny government contracts to U.S. companies that have reincorporated outside of the United States. Further, proposals have from time to time been made and/or legislation has been introduced to change the U.S. tax law that, if enacted, could increase our tax burden. For example, recent legislative proposals would broaden the circumstances under which we would be considered a U.S. resident. Other legislative proposals could override certain tax treaties and limit the treaty benefits on certain payments by our U.S. subsidiaries to our non-U.S. affiliates.

As a result of these factors, our board of directors determined that it was advisable to change both the tax residency and the jurisdiction of incorporation of the parent company of Ingersoll Rand from Bermuda to another country. Having made this determination, having reviewed the potential impact on Ingersoll Rand of changing the domicile of its parent company to a number of different countries and having also determined that changing the domicile of the parent company of Ingersoll Rand to the United States or certain other countries would adversely affect our effective tax rate and cash tax position, thereby resulting in potentially significant declines in net income and earnings per share and adversely affecting our liquidity, our board of directors determined that it is in the best interests of Ingersoll Rand and its shareholders to change the domicile of the parent company of Ingersoll Rand from Bermuda to Ireland.

Our board of directors’ determination that Ireland is the best choice for the domicile of the Ingersoll Rand parent company followed a study by management and outside advisors, and was reached based on the following factors in addition to those described above:

•

As we continue to grow our business internationally, we believe that moving to Ireland will provide increased strategic flexibility and operational benefits. We already have significant manufacturing sites, sales and customer service operations in Ireland. In total, we currently have approximately 700 employees in the country.

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Ireland has strong international relationships as a member of the EU and the eurozone, a long history of international investment and a robust network of tax treaties with the other EU member states and many other countries where we have major operations, including the United States. Ireland is also a member of the Organization for Economic Cooperation and Development (the “OECD”). As a result, we believe Ireland offers a stable long-term legal and regulatory environment for Ingersoll Rand and that changing the tax residency and the jurisdiction of incorporation of the parent company of Ingersoll Rand to Ireland may:

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improve our position with respect to various OECD and European Union withholding and other tax proposals that could adversely affect companies incorporated in certain jurisdictions outside the OECD or the European Union, respectively;

•	improve our position with respect to certain of the United States federal and state legislative and regulatory proposals described above; and

•	permit many favorable European Union tax directives to apply to us.

•

Ireland, like Bermuda, is an English-speaking common law jurisdiction, which we believe makes its legal system less prescriptive and more flexible than those of civil law jurisdictions and also more familiar to Ingersoll Rand and its shareholders.

•

Ingersoll Rand has a longstanding relationship with Ireland. Our manufacturing facility for our Thermo King operations, based in Galway in western Ireland, was established in 1976 and we have been performing research and development at our R&D center there for more than a decade. In 1979, we established a regional parts distribution operation in Shannon, Ireland, from which we export products out of Ireland. Beginning in 2002, our employees in Dublin have been providing a full range of shared support services for our European business operations, including our non-Thermo King businesses.

Please see “Proposal Number One: The Reorganization—Background and Reasons for the Reorganization” for more information. We cannot assure you that the anticipated benefits of the Reorganization will be realized. In addition to the potential benefits described above, the Reorganization will expose you and us to some risks. These risks include the following: your rights as a shareholder will change due to differences between Bermuda and Irish law and between the governing documents of IR-Bermuda and IR-Ireland; the market for IR-Ireland shares may differ from the market for IR-Bermuda shares and IR-Ireland’s shares may be removed from the S&P 500 or other indices as a result of the Transaction; legislative and regulatory action could materially and adversely affect us regardless of whether we complete the Reorganization; our effective tax rate may increase notwithstanding the Reorganization; the Reorganization may result in additional costs even if it is not completed; we may choose to abandon the Reorganization; if the distributable reserves proposal is not approved, IR-Ireland may not be able to pay dividends or repurchase shares following the Transaction; increased shareholder voting requirements in Ireland will reduce our flexibility in some aspects of capital management; the transfer of IR-Ireland shares after the Transaction may be subject to Irish stamp duty; and dividends paid after the Transaction may be subject to Irish dividend withholding tax or Irish income tax. Please see the discussion under “Risk Factors.” Our board of directors has considered both the potential advantages of the Reorganization and the associated risks and has approved the Scheme of Arrangement and unanimously recommends that the shareholders vote for the Scheme of Arrangement.

Q:	Will the Reorganization affect Ingersoll Rand’s current or future operations?

A:	We believe that the Reorganization will have no material impact on how we conduct our day-to-day operations. The location of our future operations will depend on the needs of our business, independent of our legal domicile.

Q:	How will the Reorganization affect Ingersoll Rand’s presence in Ireland and around the world?

A:	Except for our increased presence in Ireland (as noted below), there are no changes planned for our operations or workforce in the United States or elsewhere as a result of the Reorganization.

Q:	What will be Ingersoll Rand’s corporate presence in Ireland?

A:	In addition to IR-Ireland being incorporated in Ireland and being governed by Irish law, we will expand our presence in Ireland with additional finance and regulatory professionals. In general, we will hold our Board of Directors meetings in Ireland. As noted above, we already have significant manufacturing sites, sales and customer service operations in Ireland. In total, we currently have approximately 700 employees in the country.

Q:	Will the Transaction dilute my economic interest?

A:	No, except for the effect of payment of cash for fractional shares held of record, if any, your relative economic ownership in Ingersoll Rand will not change as a result of the Transaction.

Q:	How will the Reorganization affect Ingersoll Rand’s financial reporting?

A:	After the Reorganization, we will continue to prepare financial statements in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) and report in U.S. dollars, and will continue to file reports on Forms 10-K, 10-Q and 8-K with the U.S. Securities and Exchange Commission (“SEC”), as we currently do. As required by Irish law, in connection with annual general meetings of IR-Ireland commencing with our 2010 annual general meeting, audited consolidated annual financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”), which we refer to as the “IFRS Financial Statements,” will also be made available to shareholders in addition to the information they currently receive.

Q:	What impact will the Reorganization have on our current debt arrangements?

A:	There will be no material impact on our outstanding notes, medium-term notes and debentures or our outstanding credit facilities. Concurrently with the completion of the Transaction, IR-Bermuda will complete the transfer of all the outstanding shares of IR-Global to IR-International, another wholly-owned indirect subsidiary of IR-Bermuda incorporated in Bermuda, whereupon IR-International will assume the obligations of IR-Bermuda as an issuer or guarantor, as the case may be, under the indentures governing our outstanding notes, medium-term notes and debentures. IR-Ireland and IR-Bermuda will also fully and unconditionally guarantee the payment obligations of IR-International, IR-Global and IR-New Jersey, as the case may be, as the issuers of debt securities under these indentures. Neither IR-Ireland nor IR-Bermuda intends to issue guarantees in respect of any indebtedness incurred by Trane. In addition, any securities issued by IR-Bermuda or its subsidiaries that are convertible, exchangeable or exercisable into Class A common shares of IR-Bermuda will become convertible, exchangeable or exercisable, as the case may be, into the ordinary shares of IR-Ireland. Please see “Proposal Number One: The Reorganization—Supplemental Indentures.”

We have previously obtained amendments to our credit facilities that permit the Reorganization.

Q:	Will the Reorganization impact Ingersoll Rand’s ability to access the capital and bank markets in the future?

A:	We do not expect that the Reorganization will have any significant effect on our ability to access the capital and bank markets. We expect to be able to access the capital and bank markets as efficiently and on similar terms as we can today.

Q:	What effect would the failure to complete the Reorganization have on us?

A:	IR-Bermuda will remain an Irish tax resident even if the Reorganization is not completed. In addition, we have incurred and will incur certain costs whether or not the Reorganization is completed. We will consider all possible alternatives in the event that the Reorganization is not completed. For more information, please see “Risk Factors.”

Q:	What are the material tax consequences of the Transaction?

A:	Please read the following questions and answers regarding some of the potential tax consequences of the Transaction. Please refer to “Material Tax Considerations” for a description of the material U.S. federal income tax, Irish tax and Bermuda tax consequences of the Transaction to IR-Bermuda Class A common shareholders. Determining the actual tax consequences of the Transaction to you may be complex and will depend on your specific situation. We urge you to consult your tax advisor for a full understanding of the tax consequences of the Transaction to you.

Q:	Is the Transaction taxable to me?

A:	Under U.S. federal income tax law, holders of Class A common shares of IR-Bermuda will not recognize gain or loss in the Transaction, except with respect to any cash received in lieu of fractional shares. Certain five percent or greater shareholders who are U.S. holders may, however, be required to timely enter into and maintain a gain recognition agreement to avoid recognizing gain in the Transaction. Under Irish tax law, no tax is due for IR-Bermuda’s Class A common shareholders in the Transaction (including on the receipt of cash in respect of fractional shares in the Transaction) unless such shareholders have some connection with Ireland other than holding IR-Ireland shares. Please see “Material Tax Considerations.”

Q:	Is the Transaction a taxable transaction for IR-Bermuda or IR-Ireland?

A:	No. The Transaction will not be a taxable transaction for IR-Bermuda or IR-Ireland.

Q:	Will the Transaction impact Ingersoll Rand’s effective tax rate in 2009—or expectations for later years?

A:	The Reorganization is not anticipated to have any material impact on our effective tax rate.

Q:	Does it matter, for tax or other reasons, whether I hold my shares “beneficially” or “of record”?

A:	Yes. In general, Ingersoll Rand shareholders hold their shares in one of two ways. Some shareholders are directly registered in their own names on Ingersoll Rand’s shareholder records, as maintained by our transfer agent (currently BNY Mellon Shareowner Services). In this proxy statement, we generally refer to these shareholders as holding their shares “directly” or “of record.” Most of our shareholders hold their shares through banks, brokers, trustees, custodians or other nominees, which in turn hold those shares through The Depository Trust Company (“DTC”). We generally refer to these shareholders as holding their shares “beneficially,” and to these banks, brokers, trustees, custodians or other nominees as “brokers.”

Under Irish tax law, you may be treated differently depending on whether you hold your shares “beneficially” or “of record.” Please see “Material Tax Considerations—Irish Tax Considerations.” In addition, there are different procedures for voting and attending the meeting, depending on how you hold your shares. Please see “The Special Court-Ordered Meeting—Record Date; Voting Rights; Vote Required for Approval” and “The Special Court-Ordered Meeting—How You Can Vote.”

Q:	Will there be an Irish withholding tax on dividends on Ingersoll Rand shares?

A:	For the majority of shareholders, there will not be any Irish withholding tax on dividends.

Irish withholding tax (if any) arises in respect of dividends paid after IR-Bermuda’s first quarter 2009 dividend. Whether Ingersoll Rand is required to deduct Irish dividend withholding tax from such dividends paid to a shareholder will depend largely on whether that shareholder is resident for tax purposes in a “relevant territory.” A list of the “relevant territories” is included as Annex C to this proxy statement.

Shares held by U.S. resident shareholders

Dividends paid on Ingersoll Rand shares that are owned by residents of the U.S. generally will not be subject to Irish withholding tax.

For shares held beneficially through DTC, dividends will not be subject to Irish withholding tax if the address of the relevant shareholder in his or her broker’s records is in the U.S. For shares held directly, dividends will not be subject to Irish withholding tax if the shareholder has provided a valid Form W-9 showing a U.S. address or a valid U.S. taxpayer identification number to our transfer agent.

Shares held by residents of “relevant territories” other than the U.S.

Dividends paid to Ingersoll Rand shareholders who are residents of “relevant territories” other than the U.S. generally will not be subject to Irish withholding tax, but those shareholders will need to provide Irish tax forms in order to receive their dividends without any Irish withholding tax as summarized below.

Ingersoll Rand shareholders who are residents of “relevant territories” other than the U.S. who held shares on or before March 5, 2009 generally will receive dividends paid on or before February 28, 2010 without any Irish withholding tax. For shares held beneficially, dividends will be paid on or before February 28, 2010 without any Irish withholding tax if the address of the relevant shareholder in his or her broker’s records is in a “relevant territory” other than the U.S. For shares held directly, dividends will be paid on or before February 28, 2010 without any Irish withholding tax if the shareholder has provided a valid U.S. tax form showing an address in a “relevant territory” other than the U.S. to our transfer agent.

Shareholders who are residents of “relevant territories” other than the U.S. who acquire their shares after March 5, 2009 must complete the appropriate Irish dividend withholding tax forms in order to receive their dividends without withholding tax. Such shareholders must provide the appropriate Irish forms to their brokers before the record date for the first dividend payment to which they are entitled (in the case of shares held beneficially), or to our transfer agent at least 7 business days before such record date (in the case of shares held directly).

In addition, all shareholders who are residents of “relevant territories” other than the U.S. (regardless of when such shareholders acquired their shares) must complete the appropriate Irish dividend withholding tax forms in order to receive their dividends paid after February 28, 2010 without withholding tax. Such shareholders must provide the appropriate Irish forms to their brokers before the record date for the first dividend paid in 2010 (in the case of shares held beneficially), or to our transfer agent at least 7 business days before such record date (in the case of shares held directly).

Shares held by residents of countries that are not “relevant territories”

Ingersoll Rand shareholders who do not reside in “relevant territories” will be subject to Irish withholding tax (currently at the rate of 20%), but there are a number of other exemptions that could apply on a case-by-case basis. Such shareholders should seek their own advice as to whether and how they may claim such exemptions.

Important information for all shareholders about Irish withholding tax

We will rely on information received directly or indirectly from brokers and our transfer agent in determining where shareholders reside, whether they have provided the required U.S. tax information and whether they have provided the required Irish dividend withholding tax forms, as described above. We strongly recommend that shareholders who will need to complete Irish forms as described above do so and provide them to their brokers or our transfer agent, as the case may be, as soon as possible. Shareholders who do not need to complete Irish forms should ensure that their residence or required U.S. tax information has been properly recorded by their brokers or provided to our transfer agent, as the case may be, as described above. If any shareholder who is exempt from withholding receives a dividend subject to Irish dividend withholding tax, he or she may make an application for a refund from the Irish Revenue Commissioners on the prescribed form.

Links to the various Irish Revenue forms are available at http://www.revenue.ie/en/tax/dwt/forms/index.html. Please contact your broker or your tax advisor if you have any questions regarding Irish dividend withholding tax.

Please see “Material Tax Considerations—Irish Tax Considerations—Withholding Tax on Dividends” for a more detailed description of the Irish withholding tax on dividends.

Q:	Will there be Irish income tax on dividends on Ingersoll Rand shares?

A:	For the majority of shareholders, there will not be any Irish income tax on dividends.

Irish income tax (if any) generally arises for non-Irish residents only in respect of dividends paid after IR-Bermuda’s establishment of tax residency in Ireland, which occurred after the dividend payment date in March 2009.

Dividends paid on Ingersoll Rand shares owned by residents of “relevant territories” or by other shareholders that are otherwise exempt from Irish dividend withholding tax will generally not be subject to Irish income tax unless they have some connection to Ireland other than holding Ingersoll Rand shares. Residents of “relevant territories” and other shareholders that are otherwise exempt from Irish dividend withholding tax who receive dividends subject to Irish withholding tax should be able to make a reclaim of the withholding tax from the Irish Revenue unless they have some connection to Ireland other than holding Ingersoll Rand shares. Ingersoll Rand shareholders who receive their dividends subject to Irish dividend withholding tax will have no further liability to Irish income tax on the dividend unless they have some other connection with Ireland.

This answer does not address shareholders that are resident or ordinarily resident in Ireland for Irish tax purposes. Such shareholders should seek their own advice.

Please see “Material Tax Considerations—Irish Tax Considerations—Income Tax on Dividends Paid on Ingersoll Rand Shares” for a more detailed description of the Irish income tax on dividends.

Q:	Will there be an Irish stamp duty on the transfer of Ingersoll Rand shares?

A:	For the majority of transfers of Ingersoll Rand shares, there will not be any Irish stamp duty.

Irish stamp duty (if any) becomes payable in respect of transfers of IR-Ireland shares occurring after completion of the Transaction.

A transfer of IR-Ireland shares from a seller who holds shares beneficially to a buyer who holds the acquired shares beneficially will not be subject to Irish stamp duty (unless the transfer involves a change in the nominee that is the record holder of the transferred shares). A transfer of IR-Ireland shares by a seller who holds shares directly to any buyer, or by a seller who holds the shares beneficially to a buyer who holds the acquired shares directly, may be subject to Irish stamp duty (currently at the rate of 1% of the price paid or the market value of the shares acquired, if higher) payable by the buyer. A shareholder who directly holds shares may transfer those shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty provided there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares.

Because of the potential Irish stamp duty on transfers of IR-Ireland shares, we strongly recommend that all directly registered shareholders open broker accounts so they can transfer their shares into a broker account as soon as possible, and in any event prior to completion of the Transaction. We also strongly recommend that any person who wishes to acquire IR-Ireland shares after completion of the Transaction acquire such shares beneficially.

We currently intend to pay (or cause one of our affiliates to pay) stamp duty in connection with share transfers made in the ordinary course of trading by a seller who holds shares directly to a buyer who holds the acquired shares beneficially. In other cases, IR-Ireland may, in its absolute discretion, pay (or cause one of its affiliates to pay) any stamp duty. IR-Ireland’s articles of association as they will be in effect after the Transaction provide that, in the event of any such payment, IR-Ireland (i) may seek reimbursement from the transferor or transferee (at our discretion), (ii) may set-off the amount of the stamp duty against future dividends payable to the transferor or transferee (at our discretion), and (iii) will have a lien against the IR-Ireland shares on which we have paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in IR-Ireland shares has been paid unless one or both of such parties is otherwise notified by us.

Please see “Material Tax Considerations—Irish Tax Considerations—Stamp Duty” for a more detailed description of the Irish stamp duty.

Q:	Will the Reorganization have any impact on Ingersoll Rand’s ability to pay dividends or buy back shares?

A:

Under Irish law, dividends must be paid (and share repurchases must generally be funded) out of “distributable reserves,” which IR-Ireland will not have immediately following the Transaction Time. Please see “Description of Ingersoll-Rand plc Share Capital—Dividends” and “Description of Ingersoll-Rand plc Share Capital—Share Repurchases, Redemptions and Conversions.” If the Scheme of Arrangement is approved, Class A common shareholders of IR-Bermuda also will be asked at the special court-ordered meeting to approve the creation of distributable reserves of IR-Ireland (through the reduction of the share premium account of IR-Ireland), in order to permit us to continue to pay quarterly dividends (and repurchase shares) after the Transaction. The approval of the distributable reserves proposal is not a condition to the consummation of the Transaction. Accordingly, if the Class A common shareholders of IR-Bermuda approve the Scheme of Arrangement but do not approve the distributable reserves proposal, and the Transaction is consummated, IR-Ireland may not have sufficient distributable reserves to pay dividends (or to repurchase shares) following the Transaction.

In addition, the creation of distributable reserves requires the approval of the Irish High Court. Although we are not aware of any reason why the Irish High Court would not approve the creation of distributable reserves, the issuance of the required order is a matter for the discretion of the Irish High Court and there is no guarantee that such approval will be forthcoming. Please see “Risk Factors” and “Proposal Number Two: Creation of Distributable Reserves.”

Q:	Will the Reorganization have any material impact on another company’s ability to acquire Ingersoll Rand?

A:	No, the Reorganization should not materially affect the ability of another company to acquire Ingersoll Rand. Please see “Comparison of Rights of Shareholders and Powers of the Board of Directors—Shareholder Approval of Business Combinations,” “Comparison of Rights of Shareholders and Powers of the Board of Directors—Appraisal Rights,” “Comparison of Rights of Shareholders and Powers of the Board of Directors—Business Combinations with Interested Shareholders,” and “Comparison of Rights of Shareholders and Powers of the Board of Directors—Other Anti-Takeover Measures.”

Q:	When do you expect the Transaction to be completed?

A:	We are working towards completing the Transaction as quickly as possible and, assuming the Scheme of Arrangement is approved by the requisite vote of IR-Bermuda’s Class A common shareholders and by the Supreme Court of Bermuda and the other conditions to the consummation of the Transaction are satisfied (and we do not abandon the Transaction), we expect to do so as soon as practicable following the receipt of the necessary approvals. We currently expect to complete the Transaction within two to four weeks after receiving approval from IR-Bermuda’s Class A common shareholders. Please see Annex E to this proxy statement for an expected timetable. However, the Transaction may be abandoned or delayed by our board of directors at any time prior to the Scheme of Arrangement becoming effective, without obtaining the approval of IR-Bermuda’s Class A common shareholders, even though the Scheme of Arrangement may have been approved by IR-Bermuda’s Class A common shareholders and sanctioned by the Supreme Court of Bermuda and all other conditions to the Transaction may have been satisfied. Please see “Proposal Number One: The Reorganization—Amendment, Termination or Delay.”

Q:	What will I receive for my IR-Bermuda Class A common shares?

A:	You will receive one ordinary share of IR-Ireland for each whole Class A common share of IR-Bermuda you held immediately prior to the completion of the Transaction and cash for any fractional shares of IR-Bermuda you held of record immediately prior to completion of the Transaction.

Q:	If the Scheme of Arrangement is approved, do I have to take any action to cancel my IR-Bermuda Class A common shares and receive IR-Ireland shares?

A:

Assuming the Transaction becomes effective, your IR-Bermuda Class A common shares will be cancelled and IR-Ireland ordinary shares will be issued without any action on your part, regardless of whether you currently hold IR-Bermuda Class A common shares in certificated form or beneficially. All of IR-Ireland’s shares will be issued in uncertificated book-entry form. Consequently, if you currently hold IR-Bermuda Class A common shares in certificated form, following the Transaction, your IR-Bermuda share certificates will cease to have effect as documents or evidence of title. The transfer agent will make an electronic book-entry in your name and will mail you a statement evidencing your ownership of IR-Ireland shares. Please see “Proposal Number One: The Reorganization—No Action Required to Cancel IR-Bermuda Shares and Receive IR-Ireland Shares.”

Q:	Can I trade IR-Bermuda Class A common shares between the date of this proxy statement and the effective time of the Transaction?

A:	Yes. The IR-Bermuda Class A common shares will continue to trade during this period.

Q:	How will the Transaction affect the stock exchange listing of Ingersoll Rand shares?

A:	We expect that, immediately following the Transaction Time, the IR-Ireland ordinary shares will be listed on the NYSE under the symbol “IR,” the same symbol under which your Class A common shares are currently listed. We do not plan for IR-Ireland’s ordinary shares to be listed on the Irish Stock Exchange at the present time. However, certain of our debt securities are currently listed on the Irish Stock Exchange.

Q:	After the Transaction, will shares of IR-Ireland be included in the S&P 500 Index and other indices?

A:	Our shares currently are a component of the Standard & Poor’s 500 Index and other indices. While S&P is an independent body over which we have no control, we believe it is likely that S&P would remove our shares as a component of the S&P 500 upon completion of the Transaction. Our expectation is based on current S&P guidelines and the actions they have taken with other companies that have undergone similar changes in their jurisdiction of incorporation. Based on past S&P practices, we would not expect them to make a determination until after the special court-ordered meeting. Similar issues could arise with respect to whether our shares will continue to be included as a component in other indices or funds that may impose a variety of qualifications that could be affected by the Transaction. If our shares are removed as a component of the S&P 500 or other indices, or no longer meet the qualifications of such funds, institutional investors that are required to track the performance of the S&P 500 or such other indices or the funds that impose those qualifications would be required to sell their shares, which we expect could adversely affect the price of our shares. Any such adverse impact on the price of our shares could be magnified by the current heightened volatility in the financial markets. Please see “Risk Factors.”

Q:	What vote of IR-Bermuda shareholders is required to approve the proposals?

A:	The Scheme of Arrangement must be approved by a majority in number of the holders of the IR-Bermuda Class A common shares present and voting on the proposal, whether in person or by proxy, representing 75% or more in value of the IR-Bermuda Class A common shares present and voting on the proposal, whether in person or by proxy. The affirmative vote of holders of IR-Bermuda Class A common shares representing at least a majority of the IR-Bermuda Class A common shares present in person or by proxy at the meeting and voting on the proposal is required to approve the distributable reserves proposal. The affirmative vote of holders of IR-Bermuda Class A common shares representing at least a majority of the IR-Bermuda Class A common shares present in person or by proxy at the meeting and voting on the proposal is required to approve the adjournment proposal. Please see “The Special Court-Ordered Meeting—Record Date; Voting Rights; Vote Required for Approval.”

Q:	What quorum is required for action at the meeting?

A:	The presence of two or more persons present in person and representing in person or by proxy a majority of the IR-Bermuda Class A common shares outstanding and entitled to vote at the meeting constitutes a quorum for the conduct of business. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals. Please see “The Special Court-Ordered Meeting—Record Date; Voting Rights; Vote Required for Approval.”

Q:	What vote does my board of directors recommend?

A:	The IR-Bermuda board of directors unanimously recommends that IR-Bermuda’s Class A common shareholders vote “FOR” the proposal to approve the Scheme of Arrangement, “FOR” the distributable reserves proposal and “FOR” the proposal to adjourn the meeting to a later date if there are insufficient proxies to approve the Scheme of Arrangement at the time of the meeting.

Q:	How do I attend the special court-ordered meeting?

A:	All Class A common shareholders of IR-Bermuda are invited to attend the meeting at Crowne Plaza Dublin—Northwood located at Northwood Park, Santry Demesne, Santry, Dublin 9, Ireland, commencing at 3:30 p.m., local time, on June 3, 2009. Either an admission ticket or proof of ownership of Class A common shares, as well as a form of personal identification, must be presented in order to be admitted to the meeting. If you are a Class A common shareholder of record, your admission ticket is attached to the enclosed proxy card. If you plan to attend the meeting, please vote your proxy, but keep the admission ticket and bring it to the meeting together with a form of personal identification.

If your Class A common shares are held in the name of a bank, broker or other holder of record and you plan to attend the meeting, you must present proof of your ownership of Class A common shares, such as a bank or brokerage account statement, together with a form of personal identification to be admitted to the meeting. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of Class A common shares, to:

Secretary Ingersoll-Rand Company Limited c/o Ingersoll-Rand Company One Centennial Avenue Piscataway, New Jersey 08855

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted at the meeting.

Q:	How do I vote?

A:	Class A common shareholders of record can cast their votes by proxy by:

•	using the internet to appoint proxies to cast your vote by following the instructions on the enclosed proxy card; or

•	completing, signing and returning the enclosed proxy card.

To vote your Class A common shares directly, you may attend the meeting and cast your vote in person.

Class A common shareholders who hold their shares through a broker must vote their shares in the manner prescribed by their broker. Brokers who hold shares on behalf of customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, but are precluded from exercising their voting discretion with respect to proposals for “non-routine” matters. Proxies submitted by brokers without instructions from customers for these non-routine matters are referred to as broker non-votes. We believe the proposal to approve the Scheme of Arrangement and the distributable reserves proposal are proposals for non-routine matters.

The internet appointment of proxy procedures are designed to authenticate the appointment of a proxy to cast your vote by use of a personal identification number. The procedures allow Class A common shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. If you are a Class A common shareholder of record and you would like to appoint your proxy to vote by internet, please refer to the specific instructions contained on the enclosed proxy card. If you appoint your proxy to vote by internet, you do not need to return the enclosed proxy card. In order to be timely processed, an internet appointment must be received by 11:59 p.m. Eastern Time on June 2, 2009. For more details about Internet proxies, please see “The Special Court-Ordered Meeting—How You Can Vote.”

Q:	How may employees vote under our employee plans?

A:	If you participate in the Ingersoll-Rand Company Employee Savings Plan, the Ingersoll-Rand Company Employee Savings Plan for Bargained Employees, the Ingersoll Rand/Thermo King de Puerto Rico Retirement Savings Plan, the Trane Employee Stock Ownership Plan, the Trane Savings Plan or the Trane 401(k) and Thrift Plan, then you may be receiving these materials because of IR-Bermuda Class A common shares held for you in those plans. In that case, you may use the enclosed proxy card to instruct the plan trustees of those plans how to vote your Class A common shares, or give those instructions over the internet. They will vote such shares in accordance with your instructions and the terms of the plan.

If you do not provide voting instructions for the Class A common shares held for you in any of these plans, the plan trustees will vote these shares in the same ratio as the shares for which voting instructions are provided.

Q:	If my IR-Bermuda Class A common shares are held beneficially through my broker, will my broker vote my shares for me?

A:	We recommend that you contact your broker. Your broker can give you directions on how to instruct the broker to vote your Class A common shares. Your broker may not be able to vote your Class A common shares unless the broker receives appropriate instructions from you.

Q:	May I revoke my proxy?

A:	You may revoke your proxy at any time before it is exercised at the special court-ordered meeting in any of the following ways:

•	by notifying IR-Bermuda’s Secretary in writing at Ingersoll-Rand Company Limited, c/o Ingersoll-Rand Company, One Centennial Avenue, Piscataway, New Jersey 08855;

•	by submitting another properly signed proxy card with a later date or another internet proxy at a later date; or

•	by voting in person at the meeting.

You may not revoke a proxy merely by attending the meeting. To revoke a proxy, you must take one of the actions described above.

Q:	How will my proxy get voted?

A:	If you properly complete, sign and date the enclosed proxy card and send it to us or properly deliver your proxy over the internet, your proxy holder (one of the individuals named on the enclosed proxy card) will vote your Class A common shares as you have directed.

If you do not wish to vote all of your Class A common shares in the same manner on any particular proposal(s), you may split your vote by clearly hand-marking the reverse side of the proxy card to indicate how you want to vote your Class A common shares. You may not split your vote if you are voting by the Internet.

If you do not specify on the enclosed proxy card that is submitted (or when giving your proxy over the internet) how you want to vote your Class A common shares, the proxy holders will vote them “FOR” each of the proposals set forth in this proxy statement.

Q:	Whom should I call if I have questions about the meeting or the Reorganization?

A:	You should contact either of the following:

IR-Bermuda:

Investor Relations

Ingersoll-Rand Company Limited

c/o Ingersoll-Rand Company

One Centennial Avenue

Piscataway, NJ 08855

Attention: Secretary

Phone: (732) 652-7000

the proxy solicitor:

Georgeson Inc.

199 Water Street

New York, NY 10038

1-866-313-3046 (toll-free in the U.S.)

1-212-404-9800 (call collect)

SUMMARY

This summary highlights selected information from this proxy statement. It does not contain all of the information that is important to you. To understand the Reorganization more fully, and for a more complete legal description of the Transaction, you should read carefully the entire proxy statement, including the Annexes. The Scheme of Arrangement, attached as Annex A to this proxy statement, is the legal document that governs the Transaction. The memorandum and articles of association of IR-Ireland, substantially in the forms attached to this proxy statement as Annex B, will govern IR-Ireland after the completion of the Transaction. We encourage you to read those documents carefully.

Parties to the Transaction

IR-Bermuda. IR-Bermuda, together with its consolidated subsidiaries, is a diversified, global company that provides products, services and solutions to enhance the quality and comfort of air in homes and buildings, transport and protect food and perishables, secure homes and commercial properties, and increase industrial productivity and efficiency. Our business segments consist of Air Conditioning Systems and Services, Climate Control Technologies, Industrial Technologies and Security Technologies, each with strong brands and leading positions within their respective markets. We generate revenue and cash primarily through the design, manufacture, sale and service of a diverse portfolio of industrial and commercial products that include well-recognized, premium brand names such as Club Car®, Hussmann®, Ingersoll Rand®, Schlage®, Thermo King® and Trane®.

IR-Ireland. IR-Ireland is a newly formed Irish company and is currently wholly-owned by IR-Bermuda, except for six shares that are held in trust for IR-Bermuda by six nominees to satisfy Irish legal requirements with respect to the shareholding structure of an Irish public limited company. IR-Ireland has only nominal assets and capitalization and has not engaged in any business or other activities other than in connection with its formation and the Transaction. As a result of the Transaction, IR-Ireland will become the parent holding company of IR-Bermuda. The principal executive offices of IR-Ireland are located at 170/175 Lakeview Dr., Airside Business Park, Swords, Co. Dublin, Ireland, and the telephone number at that address is +(353) (0)  18707400.

The Reorganization

The Transaction will effectively change the place of incorporation of the company whose shares you own from Bermuda to Ireland.

The Transaction involves several steps. On April 1, 2009, IR-Bermuda, the Bermuda company whose Class A common shares you currently own, formed IR-Ireland, as a direct subsidiary. On April 20, 2009, we petitioned the Supreme Court of Bermuda to order the calling of a meeting of IR-Bermuda Class A common shareholders to approve the Scheme of Arrangement. On April 23, 2009, the Supreme Court of Bermuda ordered us to seek your approval of the Scheme of Arrangement. We will hold the special court-ordered meeting to approve the Scheme of Arrangement on June 3, 2009. If we obtain the necessary shareholder approval, the Supreme Court of Bermuda will hold the Sanction Hearing, which is scheduled to be held on June 11, 2009 to sanction the Scheme of Arrangement. Assuming we receive the necessary approvals from IR-Bermuda’s Class A common shareholders and the Supreme Court of Bermuda and the conditions to consummate the Transaction are satisfied (and we do not abandon the Transaction), we will file the court order sanctioning the Scheme of Arrangement with the Bermuda Registrar of Companies, at which time the Scheme of Arrangement will be effective. Various steps of the Transaction will effectively occur simultaneously at the Transaction Time, which we anticipate will be after the close of trading on the NYSE on the day the Scheme of Arrangement becomes effective, and before the opening of trading on the NYSE on the next business day.

At the Transaction Time, as part of the Transaction, the following steps will effectively occur simultaneously:

1.	all fractional shares of IR-Bermuda held of record, if any, will be cancelled and IR-Bermuda will pay to each holder of fractional shares that have been cancelled an amount based on the average of the high and low trading prices of the IR-Bermuda Class A common shares on the NYSE on the business day immediately preceding the effective date of the Scheme of Arrangement;

2.	all previously outstanding whole Class A common shares of IR-Bermuda will be cancelled;

3.	IR-Bermuda will issue to IR-Ireland a number of Class A common shares that is equal to the number of IR-Ireland ordinary shares to be issued by IR-Ireland as described in paragraph 4 below;

4.	IR-Ireland will issue ordinary shares on a one-for-one basis to the holders of whole IR-Bermuda Class A common shares that have been cancelled; and

5.	all previously outstanding ordinary shares of IR-Ireland, which prior to the Transaction Time will be held by IR-Bermuda and its nominees, will be acquired by IR-Ireland and cancelled for no consideration, in accordance with a resolution passed by IR-Bermuda and such nominees.

As a result of the Transaction, the Class A common shareholders of IR-Bermuda will become ordinary shareholders of IR-Ireland and IR-Bermuda will become a wholly-owned subsidiary of IR-Ireland.

In connection with the completion of the Transaction, IR-Ireland will assume IR-Bermuda’s existing obligations in connection with awards granted under IR-Bermuda’s equity incentive plans and other similar employee awards. In addition, concurrently with the completion of the Transaction, IR-Bermuda will complete the transfer of all the outstanding shares of IR-Global to IR-International, another wholly-owned indirect subsidiary of IR-Bermuda incorporated in Bermuda, whereupon IR-International will assume the obligations of IR-Bermuda as an issuer or guarantor, as the case may be, under the indentures governing our outstanding notes, medium-term notes and debentures. IR-Ireland and IR-Bermuda will also fully and unconditionally guarantee the payment obligations of IR-International, IR-Global and IR-New Jersey, as the case may be, as the issuers of debt securities under these indentures. Neither IR-Ireland nor IR-Bermuda intends to issue guarantees in respect of any indebtedness incurred by Trane. Please see “Proposal Number One: The Reorganization—Supplemental Indentures.”

We refer to the foregoing transactions, together with the steps of the Transaction and the change in IR-Bermuda’s tax residency from Bermuda to Ireland that was completed in March 2009, as the “Reorganization.”

At April 6, 2009, 319,115,673 Class A common shares were issued and outstanding and an additional 52,020,439 Class A common shares were held in treasury. IR-Bermuda also has 197,091,605 non-voting Class B common shares in issue. The holders of the Class B common shares are all direct and/or indirect wholly-owned subsidiaries of IR-Bermuda. Those subsidiaries will not participate in the Scheme of Arrangement and will not receive shares of IR-Ireland in exchange for the IR-Bermuda Class B common shares that they hold.

After the Transaction, you will continue to own an interest in a parent company that will continue to conduct the same business operations as conducted by IR-Bermuda before the Transaction. Except for the effect of payment of cash in lieu of fractional shares held of record, if any, the number of ordinary shares you will own in IR-Ireland will be the same as the number of Class A common shares you owned in IR-Bermuda immediately prior to the Transaction, and your relative economic interest in Ingersoll Rand will remain unchanged.

The completion of the Reorganization will change the governing companies law that applies to us from Bermuda law to Irish law. There are differences between Bermuda law and Irish law and between IR-Bermuda’s memorandum of association and bye-laws, on the one hand, and IR-Ireland’s memorandum and articles of association, as they will be in effect after the Transaction, on the other hand. Please see “Comparison of Rights of Shareholders and Powers of the Board of Directors” for a summary of some of these differences.

Upon completion of the Reorganization, we will remain subject to SEC reporting requirements, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of the NYSE, and we will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. GAAP. As required by Irish law, in connection with annual general meetings of IR-Ireland commencing with our 2010 annual general meeting, IFRS Financial Statements will also be made available to shareholders in addition to the information they currently receive.

Reasons for the Reorganization

There continues to be negative publicity regarding, and criticism of, companies that conduct substantial business in the U.S. but are domiciled in countries like Bermuda. In addition, the U.S. federal government and various states and municipalities have enacted or may enact legislation intended to deny government contracts to U.S. companies that have reincorporated outside of the United States. Further, proposals have from time to time been made and/or legislation has been introduced to change the U.S. tax law that, if enacted, could increase our tax burden. For example, recent legislative proposals would broaden the circumstances under which we would be considered a U.S. resident. Other legislative proposals could override certain tax treaties and limit the treaty benefits on certain payments by our U.S. subsidiaries to our non-U.S. affiliates.

As a result of these factors, our board of directors determined that it was advisable to change both the tax residency and the jurisdiction of incorporation of the parent company of Ingersoll Rand from Bermuda to another country. Having made this determination, having reviewed the potential impact on Ingersoll Rand of changing the domicile of its parent company to a number of different countries and having also determined that changing the domicile of the parent company of Ingersoll Rand to the United States or certain other countries would adversely affect our effective tax rate and cash tax position, thereby resulting in potentially significant declines in net income and earnings per share and adversely affecting our liquidity, our board of directors determined that it is in the best interests of Ingersoll Rand and its shareholders to change the domicile of the parent company of Ingersoll Rand from Bermuda to Ireland.

Our board of directors’ determination that Ireland is the best choice for the domicile of the Ingersoll Rand parent company followed a study by management and outside advisors, and was reached based on the following factors in addition to those described above:

•

As we continue to grow our business internationally, we believe that moving to Ireland will provide increased strategic flexibility and operational benefits. We already have significant manufacturing sites, sales and customer service operations in Ireland. In total, we currently have approximately 700 employees in the country.

•

Ireland has strong international relationships as a member of the EU and the eurozone, a long history of international investment and a robust network of tax treaties with the other EU member states and many other countries where we have major operations, including the United States. Ireland is also a member of the OECD. As a result, we believe Ireland offers a stable long-term legal and regulatory environment for Ingersoll Rand and that changing the tax residency and the jurisdiction of incorporation of the parent company of Ingersoll Rand to Ireland may:

•

improve our position with respect to various OECD and European Union withholding and other tax proposals that could adversely affect companies incorporated in certain jurisdictions outside the OECD or the European Union, respectively;

•	improve our position with respect to certain of the United States federal and state legislative and regulatory proposals described above; and

•	permit many favorable European Union tax directives to apply to us.

•

Ireland, like Bermuda, is an English-speaking common law jurisdiction, which we believe makes its legal system less prescriptive and more flexible than those of civil law jurisdictions and also more familiar to Ingersoll Rand and its shareholders.

•

Ingersoll Rand has a longstanding relationship with Ireland. Our manufacturing facility for our Thermo King operations, based in Galway in western Ireland, was established in 1976 and we have been performing research and development at our R&D center there for more than a decade. In 1979, we established a regional parts distribution operation in Shannon, Ireland, from which we export products out of Ireland. Beginning in 2002, our employees in Dublin have been providing a full range of shared support services for our European business operations, including our non-Thermo King businesses.

Please see “Proposal Number One: The Reorganization—Background and Reasons for the Reorganization” for more information. We cannot assure you that the anticipated benefits of the Reorganization will be realized. In addition to the potential benefits described above, the Reorganization will expose you and us to some risks. These risks include the following: your rights as a shareholder will change due to differences between Bermuda and Irish law and between the governing documents of IR-Bermuda and IR-Ireland; the market for IR-Ireland shares may differ from the market for IR-Bermuda shares and IR-Ireland’s shares may be removed from the S&P 500 or other indices as a result of the Transaction; legislative and regulatory action could materially and adversely affect us regardless of whether we complete the Reorganization; our effective tax rate may increase notwithstanding the Reorganization; the Reorganization may result in additional costs even if it is not completed; we may choose to abandon the Reorganization; if the distributable reserves proposal is not approved, IR-Ireland may not be able to pay dividends or repurchase shares following the Transaction; increased shareholder voting requirements in Ireland will reduce our flexibility in some aspects of capital management; the transfer of IR-Ireland shares after the Transaction may be subject to Irish stamp duty; and dividends paid after the Transaction may be subject to Irish dividend withholding tax or Irish income tax. Please see the discussion under “Risk Factors.” Our board of directors has considered both the potential advantages of the Reorganization and the associated risks and has approved the Scheme of Arrangement and unanimously recommends that the shareholders vote for the Scheme of Arrangement.

Tax Considerations

Under U.S. federal income tax law, holders of Class A common shares of IR-Bermuda generally will not recognize gain or loss in the Transaction, except with respect to any cash received in lieu of fractional shares. Certain five percent or greater Class A common shareholders may, however, be required to timely enter into and maintain a gain recognition agreement to avoid recognizing a gain in the Transaction. Under Irish tax law, no tax is due for IR-Bermuda Class A common shareholders in the Transaction (including on the receipt of cash in respect of fractional shares in the Transaction) unless such shareholders have some connection with Ireland other than holding IR-Ireland shares. Please refer to “Material Tax Considerations” for a description of the material U.S. federal income tax and Irish tax consequences of the Transaction to IR-Bermuda Class A common shareholders. Determining the actual tax consequences of the Transaction to you may be complex and will depend on your specific situation. We urge you to consult your tax advisor for a full understanding of the tax consequences of the Transaction to you.

Rights of Shareholders

Many of the principal attributes of IR-Bermuda’s Class A common shares and IR-Ireland’s ordinary shares will be similar. However, there are differences between what your rights will be under Irish law and what they currently are under Bermuda law. In addition, there are differences between IR-Bermuda’s memorandum of association and bye-laws and IR-Ireland’s memorandum and articles of association as they will be in effect after the Transaction. We discuss these differences in detail under “Description of Ingersoll-Rand plc Share Capital”

and “Comparison of Rights of Shareholders and Powers of the Board of Directors.” The forms of IR-Ireland’s memorandum and articles of association as they will be in effect after the Transaction are attached to this proxy statement as Annex B.

Stock Exchange Listing

We expect that, immediately following the Transaction Time, the IR-Ireland ordinary shares will be listed on the NYSE under the symbol “IR,” the same symbol under which your Class A common shares are currently listed. We do not plan for IR-Ireland’s ordinary shares to be listed on the Irish Stock Exchange at the present time. However, certain of our debt securities are currently listed on the Irish Stock Exchange.

Court Sanction of the Scheme of Arrangement

We cannot complete the Reorganization without the sanction of the Scheme of Arrangement by the Supreme Court of Bermuda. Subject to the Class A common shareholders of IR-Bermuda approving the Scheme of Arrangement, a Supreme Court of Bermuda hearing will be required to seek the sanction of the Scheme of Arrangement. At the Sanction Hearing, the Supreme Court of Bermuda may impose such conditions as it deems appropriate in relation to the Scheme of Arrangement but may not impose any material changes without the joint consent of IR-Bermuda and IR-Ireland. IR-Bermuda may, subject to U.S. securities law constraints, consent to any modification of the Scheme of Arrangement on behalf of the Class A common shareholders which the Supreme Court of Bermuda may think fit to approve or impose. In determining whether to exercise its discretion and sanction the Scheme of Arrangement, the Supreme Court of Bermuda will determine, among other things, whether the Scheme of Arrangement is fair to IR-Bermuda’s Class A common shareholders.

Creation of Distributable Reserves

Under Irish law, IR-Ireland requires “distributable reserves” in its unconsolidated balance sheet prepared in accordance with the Irish Companies Acts 1963-2006 (the “Irish Companies Acts”) to enable it to make distributions (including the payment of cash dividends) to its shareholders, or to redeem or buy back shares. Please see “Description of Ingersoll-Rand plc Share Capital—Dividends” and “Description of Ingersoll-Rand plc Share Capital—Share Repurchases, Redemptions and Conversions.” Immediately following implementation of the Transaction, the unconsolidated balance sheet of IR-Ireland will not contain any distributable reserves. The current shareholders of IR-Ireland (which are IR-Bermuda and its nominees) have passed a resolution that would create distributable reserves following the Transaction by reducing the share premium account of IR-Ireland. If the Scheme of Arrangement is approved, Class A common shareholders of IR-Bermuda will also be asked at the special court-ordered meeting to approve the creation of distributable reserves of IR-Ireland that was previously approved by IR-Bermuda and the other current shareholders of IR-Ireland. If the Class A shareholders of IR-Bermuda approve the creation of distributable reserves and the Transaction is completed, we will seek to obtain the approval of the Irish High Court, which is required for the creation of distributable reserves to be effective, as soon as practicable following implementation of the Transaction. The approval of the Irish High Court is expected to be obtained within three to four weeks of the consummation of the Transaction. Please see “Risk Factors.”

Market Price and Dividend Information

On March 4, 2009, the last trading day before the public announcement of the Transaction, the closing price of the IR-Bermuda Class A common shares on the NYSE was $13.31 per share. On April 22, 2009, the most recent practicable date before the date of this proxy statement, the closing price of the IR-Bermuda Class A common shares on the NYSE was $19.35 per share. On March 30, 2009, we announced that our board of directors had authorized a reduction in our quarterly common stock dividend to $0.07 per share from $0.18 per share, effective with the September 2009 dividend payment.

No Appraisal Rights

Under Bermuda law, the Class A common shareholders of IR-Bermuda do not have any right to an appraisal of the value of their shares or payment for them in connection with the Transaction.

Accounting Treatment of the Transaction

Under U.S. GAAP, the Transaction represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at cost. Accordingly, the assets and liabilities of IR-Ireland will be reflected at their carrying amounts in the accounts of IR-Bermuda at the Transaction Time.

Special Court-Ordered Meeting

Time, Place, Date and Purpose. The special court-ordered meeting will be held on June 3, 2009 at 3:30 p.m., local time, at Crowne Plaza Dublin—Northwood located at Northwood Park, Santry Demesne, Santry, Dublin 9, Ireland. At the meeting, IR-Bermuda’s board of directors will ask the Class A common shareholders of IR-Bermuda to vote:

1.	to approve the Scheme of Arrangement. If the Scheme of Arrangement is approved and becomes effective, it will effect the Transaction, pursuant to which each holder of IR-Bermuda Class A common shares immediately before the Transaction is effected will receive ordinary shares of IR-Ireland on a one-for-one basis in exchange for their IR-Bermuda Class A common shares (or, in the case of fractional shares of IR-Bermuda Class A common shares, if any, cash for such fractional shares in lieu of fractional ordinary shares of IR-Ireland);

2.	if the Scheme of Arrangement is approved, to approve the creation of distributable reserves of IR-Ireland (through the reduction of the share premium account of IR-Ireland) that was previously approved by IR-Bermuda and the other current shareholders of IR-Ireland (as described in this proxy statement); and

3.	to approve a motion to adjourn the meeting to a later date to solicit additional proxies if there are insufficient proxies to approve the Scheme of Arrangement at the time of the meeting.

If any other matters properly come before the meeting or any adjournments or postponements of the meeting, the persons named in the proxy card will vote the shares represented by all properly executed proxies in their discretion.

Record Date. Only holders of record of IR-Bermuda Class A common shares on April 6, 2009 are entitled to notice of and to vote at the meeting or any adjournments or postponements of the meeting.

Quorum. The presence of two or more persons in person and representing in person or by proxy a majority of the IR-Bermuda Class A common shares outstanding and entitled to vote at the meeting constitutes a quorum for the conduct of business. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

Recommendation of the Board of Directors

The IR-Bermuda board of directors unanimously recommends that IR-Bermuda’s Class A common shareholders vote “FOR” the proposal to approve the Scheme of Arrangement, “FOR” the distributable reserves proposal and “FOR” the proposal to adjourn the meeting to a later date if there are insufficient proxies to approve the Scheme of Arrangement at the time of the meeting. Approval of the distributable reserves proposal is not a condition to the Transaction. Approval of the adjournment proposal is not a condition to the Transaction or the creation of distributable reserves.

Required Vote

The Scheme of Arrangement must be approved by a majority in number of the holders of the IR-Bermuda Class A common shares present and voting on the proposal, whether in person or by proxy, representing 75% or more in value of the IR-Bermuda Class A common shares present and voting on the proposal, whether in person or by proxy. The affirmative vote of holders of at least a majority of the IR-Bermuda Class A common shares present in person or by proxy at the meeting and voting on the proposal is required to approve the distributable reserves proposal. The affirmative vote of holders of at least a majority of the IR-Bermuda Class A common shares present in person or by proxy at the meeting and voting on the proposal is required to approve the adjournment proposal. Please see “The Special Court-Ordered Meeting—Record Date; Voting Rights; Vote Required for Approval.”

Proxies

General. A proxy card is being sent to each IR-Bermuda Class A common shareholder as of the record date. Class A common shareholders of record can cast their votes by proxy by:

•	using the internet to appoint proxies to cast your vote by following the instructions on the enclosed proxy card; or

•	completing, signing and returning the enclosed proxy card.

To vote your Class A common shares directly, you may attend the meeting and cast your vote in person. Class A common shareholders who hold their shares through a broker must vote their shares in the manner prescribed by their broker.

The internet appointment of proxy procedures are designed to authenticate the appointment of a proxy to cast your vote by use of a personal identification number. The procedures allow Class A common shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. If you are a Class A common shareholder of record and you would like to appoint your proxy to vote by internet, please refer to the specific instructions contained on the enclosed proxy card. If you appoint your proxy to vote by internet, you do not need to return the enclosed proxy card. In order to be timely processed, an internet appointment must be received by 11:59 p.m. Eastern Time on June 2, 2009. For more details about Internet proxies, please see “The Special Court-Ordered Meeting—How You Can Vote.”

If you hold your IR-Bermuda Class A common shares in the name of a broker, the broker may generally vote your shares it holds in accordance with instructions received. Class A common shareholders who hold their shares through a broker must vote their shares in the manner prescribed by their broker. Therefore, please follow the instructions provided by your broker when voting your IR-Bermuda Class A common shares.

Revocation. You may revoke your proxy at any time before it is exercised at the special court-ordered meeting in any of the following ways:

•	by notifying IR-Bermuda’s Secretary in writing at Ingersoll-Rand Company Limited, c/o Ingersoll-Rand Company, One Centennial Avenue, Piscataway, New Jersey 08855;

•	by submitting another properly signed proxy card with a later date or another internet proxy at a later date; or

•	by voting in person at the meeting.

You may not revoke a proxy merely by attending the meeting. To revoke a proxy, you must take one of the actions described above. If you hold your IR-Bermuda Class A common shares in the name of a broker, you should follow the instructions provided by your broker in revoking your previously granted instructions.

Selected Historical Financial and Other Data

The following table presents selected historical financial and other data for IR-Bermuda. The statement of income data for fiscal years 2008, 2007, 2006, 2005 and 2004 and the balance sheet data as of December 31, 2008, 2007, 2006, 2005 and 2004 are derived from our consolidated financial statements. The selected historical financial and other data presented below should be read in conjunction with the financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in IR-Bermuda’s Annual Report on Form 10-K for the year ended December 31, 2008 and other financial information incorporated by reference in this proxy statement. Historical financial information may not be indicative of IR-Ireland’s future performance.

We have included no data for IR-Ireland because this entity was not in existence during any of the periods shown below.

In millions, except per share amounts:

At and for the years ended December 31,	2008	2007	2006	2005	2004
Net revenues	$13,227.4	$8,763.1	$8,033.7	$7,263.7	$6,663.2

Earnings (loss) from continuing operations	(2,567.4)	733.1	765.0	731.8	554.2

Earnings (loss) from discontinued operations	(57.4)	3,233.6	267.5	322.4	664.5

Total assets	20,924.5	14,376.2	12,145.9	11,756.4	11,414.6

Total debt	5,124.1	1,453.7	1,984.6	2,117.0	1,880.4

Shareholders’ equity	6,661.4	7,907.9	5,404.8	5,761.9	5,733.8

Basic earnings (loss) per common share:
Continuing operations	$(8.54)	$2.52	$2.39	$2.17	$1.60
Discontinued operations	(0.19)	11.12	0.84	0.95	1.92

Diluted earnings (loss) per common share:
Continuing operations	$(8.54)	$2.48	$2.37	$2.14	$1.58
Discontinued operations	(0.19)	10.95	0.83	0.95	1.89

Dividends per common share	$0.72	$0.72	$0.68	$0.57	$0.44

1.	Earnings and dividends per common share amounts have been restated to reflect a two-for-one stock split that occurred in August 2005.
2.	2006-2004 amounts have been restated to reflect Compact Equipment and the Road Development business unit as discontinued operations.
3.	2008 amounts include the results of Trane since the acquisition (June 6, 2008 through December 31, 2008).
4.	2008 Earnings (loss) from continuing operations include an after-tax, non-cash asset impairment charge of $3.4 billion that was recognized in the fourth quarter.

Unaudited Summary Pro Forma Financial Information

Pro forma financial statements for IR-Ireland are not presented in this proxy statement because no significant pro forma adjustments are required to be made to the historical statement of income and balance sheet of IR-Bermuda as of and for the year ended December 31, 2008. Those financial statements are included in IR-Bermuda’s Annual Report on Form 10-K for the year ended December 31, 2008.

RISK FACTORS

Before you decide how to vote, you should consider carefully the following risk factors, in addition to the other information contained in this proxy statement and the documents incorporated by reference, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2008 and subsequent filings with the SEC.

Your rights as a shareholder will change as a result of the Transaction.

Because of differences between Irish law and Bermuda law and differences between the governing documents of IR-Ireland and IR-Bermuda, your rights as a shareholder will change if the Transaction is completed. For a description of these differences, please see “Comparison of Rights of Shareholders and Powers of the Board of Directors.”

The market for the IR-Ireland shares may differ from the market for the IR-Bermuda shares, and IR-Ireland’s shares may be removed as a component of the Standard & Poor’s 500 Index and other indices or certain other funds.

We intend to list the IR-Ireland shares on the NYSE under the symbol “IR,” the same trading symbol as the IR-Bermuda Class A common shares. The market price, trading volume or volatility of the IR-Ireland shares could be different than those of the IR-Bermuda shares.

Our shares currently are a component of the Standard & Poor’s 500 Index and other indices. While S&P is an independent body over which we have no control, we believe it is likely that S&P would remove our shares as a component of the S&P 500 upon completion of the Transaction. Our expectation is based on current S&P guidelines and the actions they have taken with other companies that have undergone similar changes in their jurisdiction of incorporation. Based on past S&P practices, we would not expect them to make a determination until after the special court-ordered meeting. Similar issues could arise with respect to whether our shares will continue to be included as a component in other indices or funds that may impose a variety of qualifications that could be affected by the Transaction. If our shares are removed as a component of the S&P 500 or other indices, or no longer meet the qualifications of such funds, institutional investors that are required to track the performance of the S&P 500 or such other indices or the funds that impose those qualifications would be required to sell their shares, which we expect could adversely affect the price of our shares. Any such adverse impact on the price of our shares could be magnified by the current heightened volatility in the financial markets.

Legislative and regulatory action could materially and adversely affect us.

Our tax position could be adversely impacted by changes in tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof by the U.S. tax authorities or any other tax authority. For example, legislative action may be taken by the U.S. Congress which, if ultimately enacted, could override tax treaties upon which we rely or could broaden the circumstances under which we would be considered a U.S. resident regardless of whether we complete the Reorganization, each of which could materially and adversely affect our effective tax rate and cash tax position. We cannot predict the outcome of any specific legislative proposals. However, if proposals were enacted that had the effect of disregarding the Reorganization or limiting our ability to take advantage of tax treaties between Ireland and other jurisdictions (including the United States), we could be subjected to increased taxation. In addition, any future amendments to the current income tax treaties between Ireland and other jurisdictions (including the United States) could subject us to increased taxation. Also, various U.S. federal and state legislative proposals have been introduced in recent years that deny government contracts to certain U.S. companies that reincorporate or have reincorporated outside the United States. The Reorganization may not eliminate the risk that these contract bans will apply to us.

In addition, there continues to be negative publicity regarding, and criticism of, companies that conduct business in the U.S. and in other countries but are domiciled in countries like Bermuda. We may become subject to similar criticism in connection with our announcement of the change in our tax residency and the Reorganization.

Our effective tax rate may increase notwithstanding the Reorganization.

While the Reorganization is not anticipated to have any material impact on our effective tax rate, there is uncertainty regarding the tax policies of the jurisdictions where we operate (which include the potential legislative actions described above), and our effective tax rate may increase and any such increase may be material. Additionally, the tax laws of Ireland and other jurisdictions could change in the future, and such changes could cause a material change in our effective tax rate.

The Reorganization will result in additional direct and indirect costs, even if it is not completed.

Although we do not expect these costs to be material, we will incur additional direct costs as a result of the Reorganization. In addition to IR-Ireland being incorporated in Ireland and being governed by Irish law, we will expand our presence in Ireland with additional finance and regulatory professionals. In general, we will hold our board of directors meetings in Ireland. We also expect to incur costs and expenses, including professional fees, to comply with Irish corporate and tax laws and financial reporting requirements. In addition, we expect to incur attorneys’ fees, accountants’ fees, filing fees, mailing expenses and financial printing expenses in connection with the Reorganization, even if the Scheme of Arrangement is not approved or completed. The Reorganization also may negatively affect us by diverting attention of our management and employees from our operating business during the period of implementation and by increasing other administrative costs and expenses.

We may choose to abandon or delay the Reorganization.

We may abandon or delay the Reorganization at any time prior to the Scheme of Arrangement becoming effective by action of our board of directors, even after the special court-ordered meeting and the sanction of the Supreme Court of Bermuda. While we currently expect to complete the Reorganization as soon as practicable after obtaining shareholder approval of the Scheme of Arrangement at the meeting, our board of directors may delay the Reorganization for a significant time or may abandon the Reorganization after the meeting because, among other reasons, of an increase in our estimated cost of the Reorganization or a determination by the board of directors that completing the Reorganization is no longer in our best interest or the best interests of our shareholders or may not result in the benefits we expect. Additionally, we may not be able to obtain the requisite shareholder or court approvals.

Please see “Proposal Number One: The Reorganization—Amendment, Termination or Delay.”

If the shareholders of IR-Bermuda do not approve the distributable reserves proposal, IR-Ireland may not have sufficient distributable reserves to pay dividends (or to repurchase shares) following the Transaction. In addition, there is no guarantee that Irish High Court approval of the creation of distributable reserves will be forthcoming.

Under Irish law, dividends must be paid (and share repurchases must generally be funded) out of “distributable reserves,” which IR-Ireland will not have immediately following the Transaction Time. Please see “Description of Ingersoll-Rand plc Share Capital—Dividends” and “Description of Ingersoll-Rand plc Share Capital—Share Repurchases, Redemptions and Conversions.” If the Scheme of Arrangement is approved, Class A common shareholders of IR-Ireland also will be asked at the special court-ordered meeting to approve the creation of distributable reserves of IR-Ireland (through the reduction of the share premium account of IR-Ireland), in order to permit us to continue to pay quarterly dividends (and repurchase shares) after the Transaction. The approval of the distributable reserves proposal is not a condition to the consummation of the Transaction. Accordingly, if the Class A common shareholders of IR-Bermuda approve the Scheme of Arrangement but do not approve the distributable reserves proposal, and the Transaction is consummated, IR-Ireland may not have sufficient distributable reserves to pay dividends (or to repurchase shares) following the Transaction.

In addition, the creation of distributable reserves requires the approval of the Irish High Court. Although we are not aware of any reason why the Irish High Court would not approve the creation of distributable reserves, the issuance of the required order is a matter for the discretion of the Irish High Court and there is no guarantee that such approval will be forthcoming. Even if the Irish High Court does approve the creation of distributable reserves, it may take substantially longer than we anticipate. Please see “Proposal Number Two: Creation of Distributable Reserves.”

As a result of different shareholder voting requirements in Ireland relative to Bermuda, we will have less flexibility with respect to certain aspects of capital management than we now have.

Under Bermuda law, our directors may issue, without shareholder approval, any common shares authorized in our memorandum of association that are not already issued. Irish law allows shareholders to authorize share capital which then can be issued by a board of directors without shareholder approval. Additionally, subject to specified exceptions, Irish law grants statutory pre-emptive rights to existing shareholders to subscribe for new issuances of shares for cash, but allows shareholders to authorize the waiver of the statutory pre-emptive rights with respect to any particular allotment of shares. These authorizations must be renewed by the shareholders every five years and we cannot guarantee that these authorizations will always be approved, which could limit our ability to issue equity and thereby adversely affect the holders of our debt securities. While we do not believe that the differences between Bermuda law and Irish law relating to our capital management will have an adverse effect on us, situations may arise where the flexibility we now have in Bermuda would have provided benefits to our shareholders. Please see “Comparison of Rights of Shareholders and Powers of the Board of Directors—Capitalization,” “Comparison of Rights of Shareholders and Powers of the Board of Directors—Pre-emption Rights, Share Warrants and Share Options” and “Comparison of Rights of Shareholders and Powers of the Board of Directors—Distributions and Dividends; Repurchases and Redemptions.”

After the Reorganization, a future transfer of your IR-Ireland shares may be subject to Irish stamp duty.

In certain circumstances, the transfer of shares in an Irish incorporated company will be subject to Irish stamp duty (currently at the rate of 1% of the higher of the price paid or the market value of the shares acquired) payable by the buyer. Although in the majority of transactions there will be no stamp duty because both the seller and buyer hold the shares beneficially, this additional risk for the buyer could adversely affect the price of our shares. Although we currently intend to pay (or cause one of our affiliates to pay) stamp duty in connection with share transfers made in the ordinary course of trading by a seller who holds shares directly to a buyer who holds the acquired shares beneficially, IR-Ireland’s articles of association as they will be in effect after the Transaction provide that, in the event of any such payment, IR-Ireland (i) may seek reimbursement from the transferor or transferee (at our discretion), (ii) may set-off the amount of the stamp duty against future dividends payable to the transferor or transferee (at our discretion), and (iii) will have a lien against the IR-Ireland shares on which we have paid stamp duty and any dividends paid on such shares. Please see “Material Tax Considerations—Irish Tax Considerations—Stamp Duty.”

Dividends received by you may be subject to Irish dividend withholding tax.

In certain circumstances, as an Irish tax resident company, we are required to deduct Irish dividend withholding tax (currently at the rate of 20%) from dividends paid to our shareholders. In the majority of cases, shareholders resident in the U.S. will not be subject to Irish withholding tax, and shareholders resident in a number of other countries will not be subject to Irish withholding tax provided that they complete certain Irish dividend withholding tax forms. However, some shareholders may be subject to withholding tax, which could adversely affect the price of our shares. Please see “Material Tax Considerations—Irish Tax Considerations—Withholding Tax on Dividends.”

Dividends received by you could be subject to Irish income tax.

Dividends paid in respect of our shares will generally not be subject to Irish income tax where the beneficial owner of these dividends is exempt from dividend withholding tax, unless the beneficial owner of the dividend has some connection with Ireland other than his or her shareholding in Ingersoll Rand.

Ingersoll Rand shareholders who receive their dividends subject to Irish dividend withholding tax will generally have no further liability to Irish income tax on the dividend unless the beneficial owner of the dividend has some connection with Ireland other than his or her shareholding in Ingersoll Rand. Please see “Material Tax Considerations—Irish Tax Considerations—Income Tax on Dividends Paid on Ingersoll Rand Shares.”

Ingersoll Rand strongly recommends that each shareholder consult his or her own tax advisor as to the tax consequences of holding shares in and receiving dividends from Ingersoll Rand.

FORWARD-LOOKING STATEMENTS

Certain statements in this proxy statement and in the documents incorporated by reference in this proxy statement are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements.

The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, our ability to obtain approval of the IR-Bermuda Class A common shareholders and the Supreme Court of Bermuda for and to satisfy the other conditions to the Reorganization on the expected timeframe or at all, our ability to realize the expected benefits from the Reorganization, the occurrence of difficulties in connection with the Reorganization, and any unanticipated costs in connection with the Reorganization.

The foregoing factors are in addition to those factors discussed under “Risk Factors” and “Proposal Number One: The Reorganization—Background and Reasons for the Reorganization” and elsewhere in this proxy statement, as well as those in the documents that we incorporate by reference into this proxy statement (including, without limitation, the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2008 and subsequent SEC filings). There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. We expressly disclaim any obligation to update these forward-looking statements other than as required by law.

PROPOSAL NUMBER ONE: THE REORGANIZATION

The Transaction will effectively change the place of incorporation of the company whose shares you own from Bermuda to Ireland.

As explained in more detail below, the Scheme of Arrangement on which we are asking you to vote will effect the Transaction, which is part of a broader Reorganization. The first step in that Reorganization was the change of IR-Bermuda’s tax residency from Bermuda to Ireland, which occurred in March 2009.

The Transaction involves several steps. On April 1, 2009, IR-Bermuda, the Bermuda company whose Class A common shares you currently own, formed IR-Ireland, as a direct subsidiary. On April 20, 2009, we petitioned the Supreme Court of Bermuda to order the calling of a meeting of IR-Bermuda Class A common shareholders to approve the Scheme of Arrangement. On April 23, 2009, the Supreme Court of Bermuda ordered us to seek your approval of the Scheme of Arrangement. We will hold the special court-ordered meeting to approve the Scheme of Arrangement on June 3, 2009. If we obtain the necessary shareholder approval, the Supreme Court of Bermuda will hold the Sanction Hearing, which is scheduled to be held on June 11, 2009 to sanction the Scheme of Arrangement. Assuming we receive the necessary approvals from IR-Bermuda’s Class A common shareholders and the Supreme Court of Bermuda and the conditions to consummation of the Transaction are satisfied (and we do not abandon the Transaction), we will file the court order sanctioning the Scheme of Arrangement with the Bermuda Registrar of Companies, at which time the Scheme of Arrangement will be effective.

Various steps of the Transaction will effectively occur simultaneously at the Transaction Time, which we anticipate will be after the close of trading on the NYSE on the day the Scheme of Arrangement becomes effective, and before the opening of trading on the NYSE on the next business day.

At the Transaction Time the following steps will effectively occur simultaneously:

1.	all fractional shares of IR-Bermuda held of record, if any, will be cancelled and IR-Bermuda will pay to each holder of fractional shares that have been cancelled an amount based on the average of the high and low trading prices of the IR-Bermuda Class A common shares on the NYSE on the business day immediately preceding the effective date of the Scheme of Arrangement;

2.	all previously outstanding whole Class A common shares of IR-Bermuda will be cancelled;

3.	IR-Bermuda will issue to IR-Ireland a number of Class A common shares that is equal to the number of IR-Ireland ordinary shares to be issued by IR-Ireland as described in paragraph 4 below;

4.	IR-Ireland will issue ordinary shares on a one-for-one basis to the holders of whole IR-Bermuda Class A common shares that have been cancelled; and

5.	all previously outstanding ordinary shares of IR-Ireland, which prior to the Transaction Time will be held by IR-Bermuda and its nominees, will be acquired by IR-Ireland and cancelled for no consideration, in accordance with a resolution passed by IR-Bermuda and such nominees.

As a result of the Transaction, the Class A common shareholders of IR-Bermuda will become ordinary shareholders of IR-Ireland and IR-Bermuda will become a wholly-owned subsidiary of IR-Ireland.

In connection with the completion of the Transaction, IR-Ireland will assume IR-Bermuda’s existing obligations in connection with awards granted under IR-Bermuda’s equity incentive plans and other similar employee awards. In addition, concurrently with the completion of the Transaction, IR-Bermuda will complete the transfer of all the outstanding shares of IR-Global to IR-International, another wholly-owned indirect subsidiary of IR-Bermuda incorporated in Bermuda, whereupon IR-International will assume the obligations of IR-Bermuda as an issuer or guarantor, as the case may be, under the indentures governing our outstanding notes, medium-term notes and debentures. IR-Ireland and IR-Bermuda will also fully and unconditionally guarantee the payment obligations of IR-International, IR-Global and IR-New Jersey, as the case may be, as the issuers of debt securities under these indentures. Neither IR-Ireland nor IR-Bermuda intends to issue guarantees in respect of any indebtedness incurred by Trane. In addition, any securities issued by IR-Bermuda or its subsidiaries that are convertible, exchangeable or exercisable into Class A common shares of IR-Bermuda will become convertible, exchangeable or exercisable, as the case may be, into the ordinary shares of IR-Ireland. Please see “Proposal Number One: The Reorganization—Supplemental Indentures.”

We refer to the foregoing transactions, together with the steps of the Transaction and the change in IR-Bermuda’s tax residency from Bermuda to Ireland that was completed in March 2009, as the “Reorganization.”

At April 6, 2009, 319,115,673 Class A common shares were issued and outstanding and an additional 52,020,439 Class A common shares were held in treasury. IR-Bermuda also has 197,091,605 non-voting Class B common shares in issue. The holders of the Class B common shares are all direct and/or indirect wholly-owned subsidiaries of IR-Bermuda. Those subsidiaries will not participate in the Scheme of Arrangement and will not receive shares of IR-Ireland in exchange for the IR-Bermuda Class B common shares that they hold.

Background and Reasons for the Reorganization

There continues to be negative publicity regarding, and criticism of, companies that conduct substantial business in the U.S. but are domiciled in countries like Bermuda. In addition, the U.S. federal government and various states and municipalities have enacted or may enact legislation intended to deny government contracts to U.S. companies that have reincorporated outside of the United States. Further, proposals have from time to time been made and/or legislation has been introduced to change the U.S. tax law that, if enacted, could increase our tax burden. For example, recent legislative proposals would broaden the circumstances under which we would be considered a U.S. resident. Other legislative proposals could override certain tax treaties and limit the treaty benefits on certain payments by our U.S. subsidiaries to our non-U.S. affiliates.

As a result of these factors, our board of directors determined that it was advisable to change both the tax residency and the jurisdiction of incorporation of the parent company of Ingersoll Rand from Bermuda to another country. Having made this determination, having reviewed the potential impact on Ingersoll Rand of changing the domicile of its parent company to a number of different countries and having also determined that changing the domicile of the parent company of Ingersoll Rand to the United States or certain other countries would adversely affect our effective tax rate and cash tax position, thereby resulting in potentially significant declines in net income and earnings per share and adversely affecting our liquidity, our board of directors determined that it is in the best interests of Ingersoll Rand and its shareholders to change the domicile of the parent company of Ingersoll Rand from Bermuda to Ireland.

Our board of directors’ determination that Ireland is the best choice for the domicile of the Ingersoll Rand parent company followed a study by management and outside advisors, and was reached based on the following factors in addition to those described above:

•

As we continue to grow our business internationally, we believe that moving to Ireland will provide increased strategic flexibility and operational benefits. We already have significant manufacturing sites, sales and customer service operations in Ireland. In total, we currently have approximately 700 employees in the country.

•

Ireland has strong international relationships as a member of the EU and the eurozone, a long history of international investment and a robust network of tax treaties with the other EU member states and many other countries where we have major operations, including the United States. Ireland is also a member of the OECD. As a result, we believe Ireland offers a stable long-term legal and regulatory environment for Ingersoll Rand and that changing the tax residency and the jurisdiction of incorporation of the parent company of Ingersoll Rand to Ireland may:

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improve our position with respect to various OECD and European Union withholding and other tax proposals that could adversely affect companies incorporated in certain jurisdictions outside the OECD or the European Union, respectively;

•	improve our position with respect to certain of the United States federal and state legislative and regulatory proposals described above; and

•	permit many favorable European Union tax directives to apply to us.

•

Ireland, like Bermuda, is an English-speaking common law jurisdiction, which we believe makes its legal system less prescriptive and more flexible than those of civil law jurisdictions and also more familiar to Ingersoll Rand and its shareholders.

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Ingersoll Rand has a longstanding relationship with Ireland. Our manufacturing facility for our Thermo King operations, based in Galway in western Ireland, was established in 1976 and we have been performing research and development at our R&D center there for more than a decade. In 1979, we established a regional parts distribution operation in Shannon, Ireland, from which we export products out of Ireland. Beginning in 2002, our employees in Dublin have been providing a full range of shared support services for our European business operations, including our non-Thermo King businesses.

Please see “Proposal Number One: The Reorganization—Background and Reasons for the Reorganization” for more information. We cannot assure you that the anticipated benefits of the Reorganization will be realized. In addition to the potential benefits described above, the Reorganization will expose you and us to some risks. These risks include the following: your rights as a shareholder will change due to differences between Bermuda and Irish law and between the governing documents of IR-Bermuda and IR-Ireland; the market for IR-Ireland shares may differ from the market for IR-Bermuda shares and IR-Ireland’s shares may be removed from the S&P 500 or other indices as a result of the Transaction; legislative and regulatory action could materially and adversely affect us regardless of whether we complete the Reorganization; our effective tax rate may increase notwithstanding the Reorganization; the Reorganization may result in additional costs even if it is not completed; we may choose to abandon the Reorganization; if the distributable reserves proposal is not approved, IR-Ireland may not be able to pay dividends or repurchase shares following the Transaction; increased shareholder voting requirements in Ireland will reduce our flexibility in some aspects of capital management; the transfer of IR-Ireland shares after the Transaction may be subject to Irish stamp duty; and dividends paid after the Transaction may be subject to Irish dividend withholding tax or Irish income tax. Please see the discussion under “Risk Factors.” Our board of directors has considered both the potential advantages of the Reorganization and the associated risks and has approved the Scheme of Arrangement and unanimously recommends that the shareholders vote for the Scheme of Arrangement.

Amendment, Termination or Delay

Subject to U.S. securities law constraints, the Scheme of Arrangement may be amended, modified or supplemented at any time before or after its adoption by the Class A common shareholders of IR-Bermuda at the special court-ordered meeting. However, after adoption, no amendment, modification or supplement may be made or effected that legally requires further approval by IR-Bermuda’s Class A common shareholders without obtaining that approval.

At the Sanction Hearing, the Supreme Court of Bermuda may impose such conditions as it deems appropriate in relation to the Scheme of Arrangement but may not impose any material changes without the joint consent of IR-Bermuda and IR-Ireland. IR-Bermuda may, subject to U.S. securities law constraints, consent to any modification of the Scheme of Arrangement on behalf of the Class A common shareholders which the Supreme Court of Bermuda may think fit to approve or impose.

The board of directors of IR-Bermuda may terminate the Scheme of Arrangement and abandon the Transaction, or delay the Transaction, at any time prior to the effectiveness of the Scheme of Arrangement, without obtaining the approval of IR-Bermuda’s Class A common shareholders, even though the Scheme of Arrangement may have been approved by such shareholders and sanctioned by the Supreme Court of Bermuda and all other conditions to the Transaction may have been satisfied.

Unless the Scheme of Arrangement has become effective on or before January 1, 2010 or such later date, if any, as IR-Bermuda may agree and the Supreme Court of Bermuda may allow, the Scheme of Arrangement will lapse by its terms and not come into effect.

Conditions to Consummation of the Transaction

The Transaction will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived:

•	the Scheme of Arrangement is approved by the requisite vote of Class A common shareholders of IR-Bermuda;

•	the requisite court order sanctioning the Scheme of Arrangement is obtained from the Supreme Court of Bermuda;

•	there is no threatened, pending or effective decree, order, injunction or other legal restraint prohibiting the consummation of the Scheme of Arrangement or related transactions;

•	the IR-Ireland shares to be issued pursuant to the Transaction are authorized for listing on the NYSE, subject to official notice of issuance;

•

all consents and governmental authorizations that are necessary, desirable or appropriate in connection with the Scheme of Arrangement and related transactions are obtained on terms acceptable to IR-Bermuda and are in full force and effect;

•

IR-Bermuda receives an opinion from Simpson Thacher & Bartlett LLP, in form and substance reasonably satisfactory to it, confirming, as of the effective date of the Scheme of Arrangement, the matters discussed under “Material Tax Considerations—U.S. Federal Income Tax Considerations”; and

•

IR-Bermuda receives an opinion from Arthur Cox, Solicitors, in form and substance reasonably satisfactory to it, confirming, as of the effective date of the Scheme of Arrangement, the matters discussed under “Material Tax Considerations—Irish Tax Considerations.”

Court Sanction of the Scheme of Arrangement

Pursuant to Section 99 of the Bermuda Companies Act 1981 (the “Bermuda Companies Act”), the Scheme of Arrangement must be sanctioned by the court in Bermuda. This requires IR-Bermuda to file a petition (the “Petition”) for the Scheme of Arrangement with the Supreme Court of Bermuda. Prior to the mailing of this proxy statement, IR-Bermuda obtained directions from the Supreme Court of Bermuda providing for the convening of a meeting of IR-Bermuda’s Class A common shareholders and other procedural matters regarding the meeting and the Supreme Court of Bermuda proceeding, including a date upon which the Supreme Court of Bermuda will hear the Petition. A copy of the Supreme Court of Bermuda’s directions is attached as Annex D to this proxy statement. Subject to Class A common shareholders of IR-Bermuda approving the Scheme of Arrangement with the vote required by the Bermuda Companies Act, a Sanction Hearing will be required to hear the Petition and sanction the Scheme of Arrangement. At the Sanction Hearing, the Supreme Court of Bermuda may impose such conditions as it deems appropriate in relation to the Scheme of Arrangement but may not impose any material changes without the joint consent of IR-Bermuda and IR-Ireland. IR-Bermuda may, subject to U.S. securities law constraints, consent to any modification of the Scheme of Arrangement on behalf of the Class A common shareholders which the Supreme Court of Bermuda may think fit to approve or impose. In determining whether to exercise its discretion and sanction the Scheme of Arrangement, the Supreme Court of Bermuda will determine, among other things, whether the Scheme of Arrangement is fair to IR-Bermuda’s Class A common shareholders. We expect the Sanction Hearing to be held on June 11, 2009 at the Supreme Court of Bermuda in Hamilton, Bermuda. If you are a Class A common shareholder who wishes to appear in person or by counsel at the Sanction Hearing and present evidence or arguments in support of or opposition to the Scheme of Arrangement, you may do so. In addition, the Supreme Court of Bermuda has wide discretion to hear from interested parties. IR-Bermuda will not object to the participation in the Sanction Hearing by any Class A common shareholder who holds shares through a broker. In accordance with its terms, the Scheme of Arrangement will become effective as soon as a copy of the Order of the Supreme Court of Bermuda sanctioning the Scheme of Arrangement has been delivered to the Registrar of Companies of Bermuda for registration as required by Section 99 of the Bermuda Companies Act. Please see “Proposal Number One: The Reorganization—Conditions to Consummation of the Transaction” for more information on the conditions to the Transaction.

The Scheme of Arrangement is attached as Annex A to this proxy statement. At the special court-ordered meeting, IR-Bermuda’s Class A common shareholders will be asked to approve the Scheme of Arrangement. If the Class A common shareholders approve the Scheme of Arrangement, then IR-Bermuda will apply for sanction of the Scheme of Arrangement at the Sanction Hearing. We encourage you to read the Scheme of Arrangement in its entirety for a complete description of its terms and conditions.

Once the Scheme of Arrangement is effective, the Supreme Court of Bermuda will have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which arises out of or is connected with the terms of the Scheme of Arrangement or its implementation or out of any action taken or omitted to be taken under the Scheme of Arrangement or in connection with the administration of the Scheme of Arrangement. A Class A common shareholder who wishes to enforce any rights under the Scheme of Arrangement after such time must notify IR-Bermuda in writing of its intention at least five business days prior to commencing a new proceeding. After the effective date of the Scheme of Arrangement, no shareholder may commence a proceeding against IR-Ireland or IR-Bermuda in respect of or arising from the Scheme of Arrangement except to enforce its rights under the Scheme of Arrangement where a party has failed to perform its obligations under the Scheme of Arrangement.

When under any provision of the Scheme of Arrangement a matter is to be determined by IR-Bermuda, then IR-Bermuda will have discretion to interpret those matters under the Scheme of Arrangement in a manner that it considers fair and reasonable, and its decisions will be binding on all concerned.

Federal Securities Law Consequences; Resale Restrictions

The issuance of IR-Ireland shares to IR-Bermuda’s shareholders in connection with the Transaction will not be registered under the Securities Act of 1933 (the “Securities Act”). Section 3(a)(10) of the Securities Act exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom such securities will be issued have a right to appear and to whom adequate notice of the hearing has been given. In determining whether it is appropriate to sanction the Scheme of Arrangement, the Supreme Court of Bermuda will consider at the Sanction Hearing whether the terms and conditions of the Scheme of Arrangement are fair to IR-Bermuda’s Class A common shareholders. The Supreme Court of Bermuda has fixed the date and time for the Sanction Hearing, which is scheduled to be held at the Supreme Court of Bermuda in Hamilton, Bermuda, on June 11, 2009. The IR-Ireland shares issued to IR-Bermuda Class A common shareholders in connection with the Transaction will be freely transferable, except for restrictions applicable to certain “affiliates” of IR-Bermuda under the Securities Act, as follows:

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Persons who were not affiliates of IR-Bermuda at the Transaction Time and have not been affiliates within 90 days prior to such time will be permitted to sell any IR-Ireland shares received in the Transaction without regard to Rule 144 under the Securities Act.

•

Persons who were affiliates of IR-Bermuda at the Transaction Time or were affiliates within 90 days prior to such time will be permitted to resell any IR-Ireland shares they receive pursuant to the Transaction in the manner permitted by Rule 144. In computing the holding period of the IR-Ireland shares for the purposes of Rule 144(d), such persons will be permitted to “tack” the holding period of their IR-Bermuda shares held prior to the Transaction Time.

•	Persons whose shares of IR-Bermuda bear a legend restricting transfer will receive shares of IR-Ireland that are subject to the same restrictions.

Persons who may be deemed to be affiliates of IR-Bermuda and IR-Ireland for these purposes generally include individuals or entities that control, are controlled by, or are under common control with, IR-Bermuda and IR-Ireland, and would generally not be expected to include shareholders who are not executive officers, directors or significant shareholders of IR-Bermuda and IR-Ireland.

We have not filed a registration statement with the SEC covering any resales of the IR-Ireland shares to be received by IR-Bermuda’s Class A common shareholders in connection with the Transaction. IR-Ireland intends to file certain post-effective amendments to existing effective registration statements of IR-Bermuda concurrently with the completion of the Transaction.

Upon consummation of the Transaction, the ordinary shares of IR-Ireland will be deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by virtue of Rule 12g-3 under the Exchange Act, without the filing of any Exchange Act registration statement.

Effective Date and Transaction Time

If the Scheme of Arrangement is approved by the requisite shareholder vote and sanctioned by the Supreme Court of Bermuda and the other conditions to the consummation of the Transaction are satisfied (and we do not abandon the Transaction), the Scheme of Arrangement will become effective upon our filing of the court order sanctioning the Scheme of Arrangement with the Bermuda Registrar of Companies. Various steps of the Transaction will occur effectively simultaneously at the Transaction Time, which we anticipate will be after the close of trading on the NYSE on the day the Scheme of Arrangement becomes effective, and before the opening of trading on the NYSE on the next business day. The expected timetable for the Transaction is set forth in Annex E to this proxy statement.

In the event the conditions to the Transaction are not satisfied, the Transaction may be abandoned or delayed, even after approval by IR-Bermuda’s Class A common shareholders and the sanction of the Supreme Court of Bermuda. In addition, the Transaction may be abandoned or delayed by our board of directors at any time prior to the Scheme of Arrangement becoming effective, without obtaining the approval of IR-Bermuda’s Class A common shareholders, even though the Scheme of Arrangement may have been approved by IR-Bermuda’s Class A common shareholders and sanctioned by the Supreme Court of Bermuda and all other conditions to the Transaction may have been satisfied. Please see “Proposal Number One: The Reorganization—Amendment, Termination or Delay.”

Management of IR-Ireland

When the Transaction is completed, the executives and directors of IR-Bermuda immediately prior to the completion of the Transaction are expected to be the executives and directors of IR-Ireland. IR-Ireland’s memorandum and articles of association, as they will be in effect after the Transaction, provide for a single class of directors, just as IR-Bermuda currently has, and IR-Ireland’s directors will be subject to reelection at the 2010 annual general meeting of IR-Ireland.

Deeds of Indemnification

IR-Bermuda’s bye-laws require it to indemnify any person who is, was or is threatened to be made a party to any proceeding because he or she is or was a director or officer of IR-Bermuda, or because he or she is or was serving at the request of IR-Bermuda as a director, officer, partner, venturer, proprietor, trustee, employee, agent or other similar functionary of another entity, organization, employee benefit plan or other enterprise, against any liability, including reasonable expenses and legal fees, incurred in the proceeding. Under the IR-Bermuda bye-laws, for the purpose of the indemnification provision, “proceeding” is broadly defined to include any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit, claim or proceeding, and any inquiry or investigation that could lead to such an action, suit, claim or proceeding. The IR-Bermuda bye-laws also provide that it may, but is not obligated to, indemnify its other employees or agents. The indemnification provisions also require IR-Bermuda to pay reasonable expenses incurred in a proceeding in advance of the final disposition of any such proceeding, provided that the indemnified person undertakes to repay IR-Bermuda if it is ultimately determined that such person was not entitled to indemnification.

IR-Ireland’s articles of association contain similar indemnification and expense advancement provisions, although the scope of the indemnification provided to IR-Ireland’s directors and Secretary is limited in accordance with Irish law. For information on the limitations on the ability of an Irish company to indemnify its directors or its Secretary, please see “Comparison of Rights of Shareholders and Powers of the Board of Directors—Indemnification of Directors and Officers; Insurance.”

In addition, in connection with the Transaction, we expect that IR-Bermuda and IR-Ireland will enter into indemnification agreements (or deed poll indemnities) with or as to each of IR-Ireland’s directors and officers, as well as with individuals serving as directors or officers of our subsidiaries, providing for the indemnification of, and advancement of expenses to, these persons. We expect that the indemnification and expense advancement provided under these indemnification agreements (or deed poll indemnities) will be substantially similar to that currently afforded by IR-Bermuda under its bye-laws to its directors and officers and those serving at its request in other capacities as described above, with the primary differences being such modifications as may be necessary to account for limitations on the ability of an Irish company to indemnify its directors or its Secretary.

Interests of Certain Persons in the Reorganization

Except for the indemnification arrangements described above, no person who has been a director or executive officer of IR-Bermuda at any time since the beginning of the last fiscal year, or any associate of any such person, has any substantial interest in the Reorganization, except for any interest arising from his or her ownership of securities of Ingersoll Rand. No such person is receiving any extra or special benefit not shared on a pro rata basis by all other holders of Class A common shares of IR-Bermuda.

Required Vote; Board Recommendation

The special court-ordered meeting will be conducted in accordance with the directions of the Supreme Court of Bermuda. The presence of two or more persons present in person and representing in person or by proxy a majority of the IR-Bermuda Class A common shares outstanding and entitled to vote at the meeting constitutes a quorum for the conduct of business. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals. Assuming the presence of a quorum at the meeting, the Scheme of Arrangement must be approved by a majority in number of the holders of the IR-Bermuda Class A common shares present and voting on the proposal, whether in person or by proxy, representing 75% or more in value of the IR-Bermuda Class A common shares present and voting on the proposal, whether in person or by proxy. The distributable reserves proposal requires the affirmative vote of holders of at least a majority of the IR-Bermuda Class A common shares present in person or by proxy at the meeting and voting on the proposal. The adjournment proposal requires the affirmative vote of holders of at least a majority of the IR-Bermuda Class A common shares present in person or by proxy at the meeting and voting on the proposal. Please see “The Special Court-Ordered Meeting—Record Date; Voting Rights; Vote Required for Approval.” Our board of directors has approved the Scheme of Arrangement and unanimously recommends that shareholders vote “FOR” approval of all of the proposals.

Regulatory Matters

We are not aware of any other governmental approvals or actions that are required to complete the Transaction other than compliance with U.S. federal and state securities laws and Bermuda and Irish corporate law. We do not believe that any significant regulatory approvals will be required to effect the Transaction.

No Appraisal Rights

Under Bermuda law, none of the shareholders of IR-Bermuda has any right to an appraisal of the value of their shares or payment for them in connection with the Transaction.

No Action Required to Cancel IR-Bermuda Shares and Receive IR-Ireland Shares

Assuming the Transaction becomes effective, your IR-Bermuda Class A common shares will be cancelled and IR-Ireland ordinary shares will be issued without any action on your part, regardless of whether you currently hold IR-Bermuda Class A common shares in certificated form. All of IR-Ireland’s shares will be issued in uncertificated book-entry form. Consequently, if you currently hold IR-Bermuda Class A common shares in certificated form, following the Reorganization, your share certificates will cease to have effect as documents or evidence of title. The transfer agent will make an electronic book-entry in your name and will mail you a statement evidencing your ownership of IR-Ireland shares.

Dividend Policy

IR-Bermuda paid dividends totalling $0.72 per share on its Class A common shares in fiscal 2008. On March 30, 2009, we announced that our board of directors had authorized a reduction in our quarterly common stock dividend to $0.07 per share from $0.18 per share, effective with the September 2009 dividend payment. Please see “Market Price and Dividend Information.” Future dividends, if any, on the IR-Bermuda Class A common shares and/or IR-Ireland ordinary shares will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that the board of directors may deem relevant, as well as our ability to pay dividends in compliance with the Bermuda Companies Act or Irish law, as applicable.

Under Irish law, dividends must be paid out of “distributable reserves,” which IR-Ireland will not have immediately following the Transaction Time but which we are taking steps to create. Please see “Risk Factors,” “Description of Ingersoll-Rand plc Share Capital—Dividends” and “Proposal Number Two: Creation of Distributable Reserves.” We may delay the Transaction to minimize any disruption to the timing of our quarterly dividend. Please see “Proposal Number One: The Reorganization—Amendment, Termination or Delay.”

For a description of the Irish tax rules relating to dividends, please see “Material Tax Considerations—Irish Tax Considerations.”

We intend to terminate our dividend reinvestment plan in connection with the Transaction.

Equity Plans

If the Transaction is completed, IR-Ireland will assume IR-Bermuda’s existing obligations in connection with awards granted under IR-Bermuda’s equity incentive plans and other similar employee awards. Those plans will be amended as necessary to give effect to the Transaction, including to provide (1) that ordinary shares of IR-Ireland will be issued, held, available or used to measure benefits as appropriate under the plans, in lieu of Class A common shares of IR-Bermuda, including upon exercise of any options or share appreciation rights or upon vesting of restricted stock units issued under those plans; and (2) for the appropriate substitution of IR-Ireland for IR-Bermuda in those plans.

Stock Exchange Listing

IR-Bermuda’s Class A common shares are currently listed on the NYSE. There is currently no established public trading market for the ordinary shares of IR-Ireland. We intend to make application so that, immediately following the Transaction Time, the ordinary shares of IR-Ireland will be listed on the NYSE under the symbol “IR,” the same symbol under which the IR-Bermuda Class A common shares are currently listed. We do not plan for IR-Ireland’s ordinary shares to be listed on the Irish Stock Exchange at the present time. However, certain of our debt securities are currently listed on the Irish Stock Exchange.

Accounting Treatment of the Transaction

Under U.S. GAAP, the Transaction represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at cost. Accordingly, the assets and liabilities of IR-Ireland will be reflected at their carrying amounts in the accounts of IR-Bermuda at the Transaction Time.

Supplemental Indentures

Concurrently with the completion of the Transaction, IR-Bermuda will complete the transfer of all the outstanding shares of IR-Global to IR-International, another wholly-owned indirect subsidiary of IR-Bermuda incorporated in Bermuda, whereupon IR-International will assume the obligations of IR-Bermuda as an issuer or guarantor, as the case may be, under the indentures governing our outstanding notes, medium-term notes and debentures. IR-Ireland and IR-Bermuda will also fully and unconditionally guarantee the payment obligations of IR-International, IR-Global and IR-New Jersey, as the case may be, as the issuers of debt securities under these indentures. Neither IR-Ireland nor IR-Bermuda intends to issue guarantees in respect of any indebtedness incurred by Trane. Certain reporting covenants will also be amended to require financial and other information of IR-Ireland instead of IR-Bermuda.

We intend to make appropriate modifications to our commercial paper program to address the Transaction.

In addition, any securities issued by IR-Bermuda or its subsidiaries that are convertible, exchangeable or exercisable into Class A common shares of IR-Bermuda will become convertible, exchangeable or exercisable, as the case may be, into the ordinary shares of IR-Ireland.

Effect of the Reorganization on Potential Future Status as a Foreign Private Issuer

Upon completion of the Reorganization, we will remain subject to SEC reporting requirements, the mandates of the Sarbanes-Oxley Act and the corporate governance rules of the NYSE, and we will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. GAAP.

IR-Bermuda currently is not a “foreign private issuer” within the meaning of the rules promulgated under the Exchange Act, and we do not currently believe that IR-Ireland will qualify as a “foreign private issuer” upon completion of the Reorganization. The definition of a “foreign private issuer” has two parts—one based on a company’s percentage of U.S. resident shareholders and the other on its business contacts with the U.S. An organization incorporated under the laws of a foreign country qualifies as a foreign private issuer unless both parts of the definition are satisfied as of the last business day of its most recently completed second fiscal quarter. IR-Bermuda currently satisfies the shareholder test because more than 50% of our outstanding voting securities are held by U.S. residents, and we currently expect that IR-Ireland will meet the shareholder test upon the completion of the Reorganization. The business contacts test requires that any of the following be true with respect to the organization incorporated under the laws of a foreign country: (A) the majority of its executive officers or directors are U.S. citizens or residents, (B) more than 50% of its assets are located in the United States, or (C) its business is administered principally in the United States. IR-Bermuda currently meets the business contacts test, and we currently expect that IR-Ireland will meet the business contacts test upon the completion of the Reorganization. However, IR-Ireland may fail to satisfy the shareholder test and/or the business contacts test at some time in the future and, as a result, qualify for status as a foreign private issuer. If that occurs, IR-Ireland would be exempt from certain requirements applicable to U.S. public companies, including:

•	the rules requiring the filing of Quarterly Reports on Form 10-Q and Current Reports on Form 8-K with the SEC;

•	the SEC’s rules regulating proxy solicitations;

•	the provisions of Regulation FD;

•	the filing of reports of beneficial ownership under Section 16 of the Exchange Act (although beneficial ownership reports may be required under Section 13 of the Exchange Act); and

•	“short-swing” trading liability imposed on insiders who purchase and sell securities within a six-month period.

In addition, IR-Ireland would then be allowed to:

•	file annual reports within six months after the end of a fiscal year, and within four months after the end of a fiscal year beginning with fiscal years ending on or after December 15, 2011;

•	include more limited compensation disclosure in its filings with the SEC;

•	apply accounting principles other than U.S. GAAP to its financial statements, although reconciliation to U.S. GAAP would be required if IFRS is not used; and

•	choose which reporting currency to use in presenting its financial statements.

PROPOSAL NUMBER TWO: CREATION OF DISTRIBUTABLE RESERVES

Under Irish law, IR-Ireland requires “distributable reserves” in its unconsolidated balance sheet prepared in accordance with the Irish Companies Acts to enable it to make distributions (including the payment of cash dividends) to its shareholders, or to buy back shares. Please see “Description of Ingersoll-Rand plc Share Capital—Dividends” and “Description of Ingersoll-Rand plc Share Capital—Share Repurchases, Redemptions and Conversions.” Immediately following implementation of the Transaction, the unconsolidated balance sheet of IR-Ireland will not contain any distributable reserves, and “shareholders’ equity” in such balance sheet will be comprised entirely of “share capital” (equal to the aggregate par value of the IR-Ireland shares issued in the Transaction) and “share premium” (resulting from the issuance of IR-Ireland shares in the Transaction and equal to (a) the aggregate market value of the IR-Bermuda Class A common shares as of the close of trading on the NYSE on the day the Scheme of Arrangement becomes effective, less (b) the share capital). The current shareholders of IR-Ireland (which are IR-Bermuda and its nominees) have passed a resolution that would create distributable reserves following the Transaction by converting to distributable reserves all of the share premium of IR-Ireland. Based upon the closing sale price of IR-Bermuda’s Class A common shares on the NYSE on April 6, 2009, the Record Date, if the Transaction Time were to have occurred after the close of trading on that date, distributable reserves of IR-Ireland created in this manner would have been approximately $4.9 billion.

If the Scheme of Arrangement is approved, the Class A common shareholders of IR-Bermuda also will be asked at the special court-ordered meeting to approve the creation of distributable reserves of IR-Ireland (through the reduction of the share premium account of IR-Ireland) that was previously approved by IR-Bermuda and the other current shareholders of IR-Ireland. If the Class A common shareholders of IR-Bermuda approve the creation of distributable reserves and the Transaction is completed, we will seek to obtain the approval of the Irish High Court, which is required for the creation of distributable reserves to be effective, as soon as practicable following implementation of the Transaction. The approval of the Irish High Court is expected to be obtained within three to four weeks of the consummation of the Transaction, but may take substantially longer depending on the court’s schedule. The Irish High Court is in summer recess during the months of August and September.

The approval of the distributable reserves proposal is not a condition to the consummation of the Transaction. Accordingly, if the Class A common shareholders of IR-Bermuda approve the Scheme of Arrangement but do not approve the distributable reserves proposal, and the Transaction is consummated, IR-Ireland may not have sufficient distributable reserves to pay dividends (or to repurchase shares) following the Transaction. In addition, although we are not aware of any reason why the Irish High Court would not approve the creation of distributable reserves, there is no guarantee that such approval will be forthcoming. Even if the Irish High Court does approve the creation of distributable reserves, it may take substantially longer than we anticipate. Please see “Risk Factors.”

MATERIAL TAX CONSIDERATIONS

The information presented under the caption “U.S. Federal Income Tax Considerations” below is a discussion of the material U.S. federal income tax consequences to U.S. holders and non-U.S. holders (as defined below) of the Transaction and of investing in the IR-Ireland shares received in the Transaction. The information presented under the caption “Irish Tax Considerations” is a discussion of the material Irish tax consequences of the Transaction and of investing in the IR-Ireland shares. The information presented under the caption “Bermuda Tax Considerations” is a discussion of the material Bermuda tax consequences of the Transaction.

You should consult your tax advisor regarding the applicable tax consequences to you of the Transaction and investing in the IR-Ireland shares under the laws of the United States (federal, state and local), Ireland, Bermuda and any other applicable foreign jurisdiction.

U.S. Federal Income Tax Considerations

In General

The following discussion sets forth the material U.S. federal income tax consequences of the Transaction to IR-Bermuda shareholders as of the date hereof. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any United States federal laws other than those pertaining to income tax.

This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder and court and administrative rulings and decisions in effect on the date of this document. These laws may change, possibly retroactively, and any change could affect the continuing validity of this discussion.

This discussion addresses only those holders that hold their IR-Bermuda shares as a “capital asset” within the meaning of Section 1221 of the Code. Further, unless otherwise indicated, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

•	a financial institution;

•	a tax-exempt organization;

•	an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity);

•	an insurance company;

•	a mutual fund;

•	a dealer in stocks and securities, or foreign currencies;

•	a trader in securities who elects the mark-to-market method of accounting for your securities;

•	a holder of IR-Bermuda stock that is subject to the alternative minimum tax provisions of the Code;

•	a holder of IR-Bermuda stock who received such stock through the exercise of employee stock options, through a tax-qualified retirement plan or otherwise as compensation;

•	a person who has been, but is no longer, a citizen or resident of the United States;

•	a U.S. holder (as defined below) that has a functional currency other than the U.S. dollar;

•	a holder of IR-Bermuda stock who holds such stock as part of a hedge, straddle, a constructive sale or conversion transaction; or

•

a holder of IR-Ireland shares who, immediately after the Transaction, actually or constructively owns 10% or more of the total combined voting power of all classes of stock entitled to vote of IR-Ireland.

This discussion assumes that neither IR-Bermuda nor IR-Ireland is currently, or was in the years preceding the Transaction (or will become), a “passive foreign investment company” under the Code (a “PFIC”). Neither IR-Bermuda nor IR-Ireland will request a ruling from the Internal Revenue Service (“IRS”) as to the U.S. federal income tax consequences of the Transaction, post-Transaction ownership and disposition of IR-Ireland shares or any other matter. There can be no assurance that the IRS will not challenge any of the U.S. federal income tax consequences described below.

As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of IR-Bermuda shares (or record owner that does not hold such shares on behalf of another person), or, after the completion of the Transaction, IR-Ireland shares, that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (a) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the IR-Bermuda or IR-Ireland shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding IR-Bermuda shares, you should consult your advisors. A “non-U.S. holder” is a holder (other than a partnership) that is not a U.S. holder.

All holders should consult their own tax advisors concerning the specific tax consequences of the Transaction in light of their particular circumstances. This summary is not intended to be, nor should it be construed to be, legal or tax advice to any particular investor.

Material Tax Consequences to U.S. Holders

The Transaction

The receipt by IR-Bermuda shareholders of IR-Ireland shares following the cancellation of their IR-Bermuda shares will constitute a tax-free exchange under Section 351 of the Code. The discussion below describes the material consequences to U.S. holders of the Transaction qualifying under Section 351 of the Code.

U.S. Holders Owning Less Than Five Percent of IR-Ireland. Under Section 367(a) of the Code and the Treasury Regulations thereunder, U.S. holders who own (applying ownership attribution rules) less than five percent of the shares of IR-Ireland immediately after the Transaction will not recognize gain or loss in the Transaction, except with respect to any cash received in lieu of fractional shares. The tax basis of the IR-Ireland shares received by U.S. holders in the Transaction will be equal to the tax basis of their IR-Bermuda shares held prior to the Transaction, decreased by the amount of any tax basis allocable to any fractional shares for which cash is received. The holding period of the IR-Ireland shares received by U.S. holders will include the period those holders held their IR-Bermuda shares. U.S. holders who hold their IR-Bermuda shares with differing tax bases or holding periods are urged to consult their tax advisors with regard to identifying the tax bases and holding periods of the particular IR-Ireland shares received in the Transaction.

U.S. Holders Owning Five Percent or More of IR-Ireland. Under Section 367(a) of the Code and the Treasury Regulations thereunder, U.S. holders who own (applying ownership attribution rules) five percent or more of the shares of IR-Ireland immediately after the Transaction generally will be required to file and maintain with the IRS a “gain recognition agreement” and related materials, which we refer to as a GRA, in order to defer gain realized in the Transaction. Provided such holders timely file and maintain a GRA, (1) such holders will not recognize gain or loss in the Transaction, except with respect to any cash received in lieu of fractional shares, (2) the tax basis of the IR-Ireland shares received by such holders in the Transaction will be equal to the tax basis of their IR-Bermuda shares held prior to the Transaction, decreased by the amount of any tax basis allocable to any fractional shares for which cash is received and (3) the holding period of the IR-Ireland shares received by such holders will include the period those holders held their IR-Bermuda shares. Such U.S. holders will not be entitled to recognize a loss in the Transaction. Five percent or greater U.S. holders should consult their own tax advisor to determine whether and when to file a GRA and the tax implications thereof.

Cash Received In Lieu of Fractional Shares. A U.S. holder who receives cash in lieu of fractional shares of IR-Ireland stock will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of the holder’s tax basis in the IR-Bermuda shares that was allocable to the fractional share. The capital gain or loss will be long term capital gain or loss if the holding period for the fractional share is more than one year as of the date of the Transaction.

Ownership of IR-Ireland Shares

Distributions on IR-Ireland Shares. The gross amount of distributions on IR-Ireland shares (including any amounts withheld to reflect Irish withholding tax) will be taxable as dividends to the extent paid out of IR-Ireland’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles). Such income (including withheld taxes) will be includable in a U.S. holder’s gross income as ordinary income on the day it is actually or constructively received. Such dividends will not be eligible for the dividends-received deduction allowed to corporations under the Code.

With respect to non-corporate U.S. holders, certain dividends received in taxable years beginning before January 1, 2011 from a qualified foreign corporation may be subject to reduced rates of taxation. A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States which the United States Treasury Department determines to be satisfactory for these purposes and which includes an exchange of information provision. The United States Treasury Department has determined that the current income tax treaty between the United States and Ireland meets these requirements, and IR-Ireland believes it is eligible for the benefits of that treaty. A foreign corporation is also treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. United States Treasury Department guidance indicates that IR-Ireland shares, which are expected to be listed on the New York Stock Exchange immediately following the Transaction, are readily tradable on an established securities market in the United States. There can be no assurance that IR-Ireland shares will be considered readily tradable on an established securities market in later years. Non-corporate holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of IR-Ireland’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met.

Subject to certain conditions and limitations, Irish withholding taxes on dividends may be treated as foreign taxes eligible for credit against a U.S. holder’s U.S. federal income tax liability. For purposes of calculating the foreign tax credit, distributions paid on IR-Ireland shares that are treated as dividends for U.S. federal income tax purposes may be treated as income from sources outside the United States, in which case such income would generally constitute passive category income. Further, in certain circumstances, if a U.S. holder:

•	has held IR-Ireland shares for less than a specified minimum period during which such holder is not protected from risk of loss, or

•	is obligated to make payments related to the dividends,

such U.S. holder will not be allowed a foreign tax credit for foreign taxes imposed on dividends paid on the IR-Ireland shares. The rules governing the foreign tax credit are complex. U.S. holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

To the extent that the amount of any distribution exceeds IR-Ireland’s current and accumulated earnings and profits for a taxable year, as determined under U.S. federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the IR-Ireland shares (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized on a subsequent disposition of the shares), and the balance in excess of adjusted basis will be taxed as capital gain recognized on a sale or exchange. Consequently, such distributions in excess of IR-Ireland’s current and accumulated earnings and profits would generally not give rise to foreign source income and a U.S. holder would generally not be able to use the foreign tax credit arising from any Irish withholding tax imposed on such distributions unless such credit can be applied (subject to applicable limitations) against U.S. federal income tax due on other foreign source income in the appropriate category for foreign tax credit purposes.

Sale, Exchange or Other Taxable Disposition of IR-Ireland Shares. For U.S. federal income tax purposes, a U.S. holder will recognize taxable gain or loss on any sale or exchange of IR-Ireland shares in an amount equal to the difference between the amount realized for the shares and the U.S. holder’s tax basis in the shares. Such gain or loss will generally be capital gain or loss. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized will generally be treated as United States source gain or loss.

Treatment of Certain Irish Taxes

Any stamp duty or Irish capital acquisitions tax imposed on a U.S. holder as described below under the heading “—Irish Tax Considerations” will not be creditable against U.S. federal income taxes, although a U.S. holder may be entitled to deduct such taxes, subject to applicable limitations under the Code. U.S. holders should consult their tax advisors regarding the tax treatment of these Irish taxes.

Material Tax Consequences to Non-U.S. Holders

The Transaction

In general, the receipt by non-U.S. holders of IR-Ireland shares following the cancellation of their IR-Bermuda shares in the Transaction will not be subject to U.S. federal income or withholding tax on any realized gain with respect to the Transaction.

Ownership of IR-Ireland Shares

Non-U.S. holders of IR-Ireland shares generally will not be subject to U.S. federal income or withholding tax on dividend income from IR-Ireland and will not be subject to U.S. federal income or withholding tax on any gain recognized on a subsequent disposition of IR-Ireland shares, unless:

•

such gain or dividend income is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States or, if a treaty applies, is attributable to a permanent establishment or fixed place of business maintained by such holder in the United States; or

•

in the case of capital gain of a non-U.S. holder who is an individual, such holder is present in the United States for 183 days or more during the taxable year in which the capital gain is recognized and certain other conditions are met.

Information Reporting and Backup Withholding

U.S. holders that own at least five percent of IR-Ireland immediately after the Transaction will be required to file certain Section 351 statements.

In general, information reporting will apply to dividends in respect of IR-Ireland shares and the proceeds from the sale, exchange or redemption of such shares that are paid within the United States (and in certain cases, outside the United States), unless the holder is an exempt recipient such as a corporation. A backup withholding tax may apply to such payments if the holder fails to provide a taxpayer identification number or certification of other exempt status or fails to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

In order not to be subject to backup withholding tax on a subsequent disposition of IR-Ireland shares, or dividends paid on those shares, a non-U.S. holder may be required to provide a taxpayer identification number, certify the holder’s foreign status or otherwise establish an exemption.

Irish Tax Considerations

Scope of Discussion

The following is a general summary of the main Irish tax considerations applicable to certain investors who are the beneficial owners of IR-Ireland shares. It is based on existing Irish law and practices in effect on the date of this proxy statement and on discussions and correspondence with the Irish Revenue Commissioners. Legislative, administrative or judicial changes may modify the tax consequences described below.

The statements do not constitute tax advice and are intended only as a general guide. Furthermore, this information applies only to IR-Ireland shares held as capital assets and does not apply to all categories of shareholders, such as dealers in securities, trustees, insurance companies, collective investment schemes and shareholders who have, or who are deemed to have, acquired their IR-Ireland shares by virtue of an office or employment. This summary is not exhaustive and shareholders should consult their own tax advisors as to the tax consequences in Ireland, or other relevant jurisdictions of the Transaction, including the acquisition, ownership and disposition of the IR-Ireland shares.

Irish Tax on Chargeable Gains

Neither the receipt by IR-Bermuda shareholders of IR-Ireland shares as consideration for the cancellation of their IR-Bermuda shares in the Transaction nor the receipt of cash by IR-Bermuda shareholders in lieu of fractional shares in the Transaction will give rise to a liability to Irish tax on chargeable gains for persons that are not resident or ordinarily resident in Ireland for Irish tax purposes and do not hold such shares in connection with a trade or business carried on by such holder in Ireland through a branch or agency.

The issuance, pursuant to the Transaction, of IR-Ireland shares to holders of IR-Bermuda shares who are resident or ordinarily resident for tax purposes in Ireland, or who hold their shares in connection with a trade or business carried on by such holder in Ireland through a branch or agency, should be treated as falling within the relief for a reorganization for the purposes of taxation of chargeable gains. Accordingly, the IR-Ireland shares issued to holders of IR-Bermuda shares in accordance with their entitlements as holders of IR-Bermuda shares should be treated as the same asset and as acquired at the same time as the IR-Bermuda shares. The receipt of cash in lieu of fractional shares may trigger a liability to Irish tax on chargeable gains for such shareholders. Shareholders should consult their own tax advisor if they believe they may be subject to Irish tax.

Withholding Tax on Dividends

Distributions made by Ingersoll Rand will generally be subject to dividend withholding tax (“DWT”) at the standard rate of income tax (currently 20 percent) unless one of the exemptions described below applies, which we believe will be the case for the majority of shareholders. DWT (if any) arises in respect of dividends paid after Ingersoll Rand’s establishment of tax residency in Ireland, which occurred after the dividend payment date in March 2009. For DWT purposes, a dividend includes any distribution made by Ingersoll Rand to its shareholders, including cash dividends, non-cash dividends and additional stock or units taken in lieu of a cash dividend. Ingersoll Rand is responsible for withholding DWT at source and forwarding the relevant payment to the Irish Revenue Commissioners.

Certain shareholders (both individual and corporate) are also entitled to an exemption from DWT. In particular, a non-Irish resident shareholder is not subject to DWT on dividends received from Ingersoll Rand if the shareholder is:

•	an individual shareholder resident for tax purposes in a “relevant territory,” and the individual is neither resident nor ordinarily resident in Ireland;

•	a corporate shareholder that is not resident for tax purposes in Ireland and which is ultimately controlled, directly or indirectly, by persons resident in a “relevant territory”;

•

a corporate shareholder resident for tax purposes in a “relevant territory” provided that the corporate shareholder is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

•

a corporate shareholder that is not resident for tax purposes in Ireland and whose principal class of shares (or those of its 75 percent parent) is substantially and regularly traded on a recognized stock exchange either in a “relevant territory” or on such other stock exchange approved by the Irish Minister for Finance; or

•

a corporate shareholder that is not resident for tax purposes in Ireland and is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a recognized stock exchange in a “relevant territory” or on such other stock exchange approved by the Irish Minister for Finance, and provided that, in all cases noted above but subject to the matters described below, the shareholder has provided the appropriate forms to his or her broker (and the relevant information is further transmitted to Ingersoll Rand’s qualifying intermediary) before the record date for the dividend (in the case of shares held beneficially), or to Ingersoll Rand’s transfer agent at least 7 business days before such record date (in the case of shares held directly).

Ingersoll Rand has an agreement in place with the Bank of New York Mellon (which is recognized by the Irish Revenue Commissioners as a “qualifying intermediary”) which satisfies one of the Irish requirements for dividends to be paid free of DWT to certain shareholders who hold their shares through DTC, as described below. The agreement generally provides for certain arrangements relating to cash distributions in respect of those shares of Ingersoll Rand (the “Deposited Securities”) that are held through DTC. The agreement provides that the qualifying intermediary shall distribute or otherwise make available to Cede & Co., as nominee for DTC, any cash dividend or other cash distribution to be made to holders of the Deposited Securities, after Ingersoll Rand delivers or causes to be delivered to the qualifying intermediary the cash to be distributed.

Ingersoll Rand will rely on information received directly or indirectly from brokers and its transfer agent in determining where shareholders reside, whether they have provided the required U.S. tax information and whether they have provided the required Irish dividend withholding tax forms, as described below. Shareholders who are required to file Irish forms in order to receive their dividends free of DWT should note that such forms are valid for five years and new forms must be filed before the expiration of that period in order to continue to enable them to receive dividends without DWT. Links to the various Irish Revenue forms are available at http://www.revenue.ie/en/tax/dwt/forms/index.html.

For a list of “relevant territories” as defined for the purposes of DWT, please see Annex C to this proxy statement.

Shares Held by U.S. Resident Shareholders

Dividends paid on Ingersoll Rand shares that are owned by residents of the U.S. and held beneficially will not be subject to DWT provided that the address of the beneficial owner of the shares in the records of the broker is in the U.S. Ingersoll Rand strongly recommends that such shareholders ensure that their information has been properly recorded by their brokers (so that such brokers can further transmit the relevant information to Ingersoll Rand’s qualifying intermediary).

Dividends paid on Ingersoll Rand shares that are owned by residents of the U.S. and held directly will not be subject to DWT provided that the shareholder has provided a valid Form W-9 showing a U.S. address or a valid U.S. taxpayer identification number to Ingersoll Rand’s transfer agent. Ingersoll Rand strongly recommends that such shareholders ensure that appropriate Form W-9 or taxpayer identification number has been provided to Ingersoll Rand’s transfer agent.

If any shareholder who is resident in the U.S. receives a dividend subject to DWT, he or she should generally be able to make an application for a refund from the Irish Revenue Commissioners on the prescribed form.

Shares Held by Residents of “Relevant Territories” Other Than the U.S.

Shareholders who are residents of “relevant territories” other than the U.S. who acquired their shares on or before March 5, 2009 generally will receive dividends paid on or before February 28, 2010 without any DWT. For shares held beneficially, dividends will be paid on or before February 28, 2010 without any DWT if the address of the relevant shareholder in his or her broker’s records is in a “relevant territory” other than the U.S. Ingersoll Rand strongly recommends that such shareholders ensure that their information has been properly recorded by their brokers (so that such brokers can further transmit the relevant information to Ingersoll Rand’s qualifying intermediary). For shares held directly, dividends will be paid on or before February 28, 2010 without any DWT if the shareholder has provided a valid U.S. tax form showing an address in a “relevant territory” other than the U.S. to Ingersoll Rand’s transfer agent. Ingersoll Rand strongly recommends that such shareholders ensure that appropriate tax form has been provided to Ingersoll Rand’s transfer agent.

Shareholders who are residents of “relevant territories” other than the U.S. who acquire their shares after March 5, 2009 must complete the appropriate Irish dividend withholding tax forms in order to receive their dividends without DWT. Such shareholders must provide the appropriate Irish dividend withholding tax forms to their brokers (so that such brokers can further transmit the relevant information to Ingersoll Rand’s qualifying intermediary) before the record date for the first dividend payment to which they are entitled (in the case of shares held beneficially), or to Ingersoll Rand’s transfer agent at least 7 business days before such record date (in the case of shares held directly). Ingersoll Rand strongly recommends that such shareholders complete the appropriate Irish forms and provide them to their brokers or Ingersoll Rand’s transfer agent, as the case may be, as soon as possible after acquiring their shares.

In addition, all shareholders who are residents of “relevant territories” other than the U.S. (regardless of when such shareholders acquired their shares) must complete the appropriate Irish dividend withholding tax forms in order to receive their dividends after February 28, 2010 without DWT. Such shareholders must provide the appropriate Irish forms to their brokers (so that such brokers can further transmit the relevant information to Ingersoll Rand’s qualifying intermediary) before the record date for the first dividend paid after February 28, 2010 (in the case of shares held beneficially), or to Ingersoll Rand’s transfer agent at least 7 business days before such record date (in the case of shares held directly). Ingersoll Rand strongly recommends that such shareholders complete the appropriate Irish forms and provide them to their brokers or Ingersoll Rand’s transfer agent, as the case may be, as soon as possible.

If any shareholder who is resident in a “relevant territory” receives a dividend subject to DWT, he or she may make an application for a refund from the Irish Revenue Commissioners on the prescribed form.

Please note that this exemption from DWT does not apply to an Ingersoll Rand shareholder (other than a body corporate) that is resident or ordinarily resident in Ireland or to a body corporate that is under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland.

However, it may be possible for such a shareholder to rely on a double tax treaty to limit the applicable DWT.

Shares Held by Residents of Ireland

Most Irish tax resident or ordinarily resident shareholders will be subject to DWT in respect of dividend payments on their IR-Ireland shares.

Shareholders that are residents of Ireland but are entitled to receive dividends without DWT must complete the appropriate Irish forms and provide them to their brokers (so that such brokers can further transmit the relevant information to Ingersoll Rand’s qualifying intermediary) before the record date for the first dividend to which they are entitled (in the case of shares held beneficially), or to Ingersoll Rand’s transfer agent at least 7 business days before such record date (in the case of shares held directly). Shareholders who are resident or ordinarily resident in Ireland or are otherwise subject to Irish tax should consult their own tax advisor.

Shares Held by Other Persons

Ingersoll Rand shareholders who do not reside in “relevant territories” or in Ireland will be subject to DWT, but there are a number of other exemptions that could apply on a case-by-case basis. Dividends paid to such shareholders will be paid subject to DWT unless the relevant shareholder has provided the appropriate Irish dividend withholding tax form to his or her broker (so that such broker can further transmit the relevant information to Ingersoll Rand’s qualifying intermediary) prior to the record date for the first dividend to which they are entitled (in the case of shares held beneficially), or to Ingersoll Rand’s transfer agent at least 7 business days before such record date (in the case of shares held directly). Ingersoll Rand strongly recommends that such shareholders to whom an exemption applies complete the appropriate Irish forms and provide them to their brokers or Ingersoll Rand’s transfer agent, as the case may be, as soon as possible.

If any shareholder who is not a resident of a “relevant territory” or Ireland but is exempt from withholding receives a dividend subject to DWT, he or she may make an application for a refund from the Irish Revenue Commissioners on the prescribed form.

Income Tax on Dividends Paid on Ingersoll Rand Shares

Irish income tax (if any) arises in respect of dividends paid after Ingersoll Rand’s establishment of tax residency in Ireland, which occurred on March 5, 2009.

A shareholder who is not resident or ordinarily resident in Ireland and who is entitled to an exemption from DWT, generally has no Irish income tax liability on a dividend from IR-Ireland unless he or she holds their Ingersoll Rand shares through a branch or agency in Ireland through which a trade is carried on. Ingersoll Rand shareholders that are not resident nor ordinarily resident in Ireland and do not hold their shares through a branch or agency in Ireland, are generally liable to Irish income tax on dividends received from Ingersoll Rand unless they are entitled to exemption from DWT. However, the DWT deducted by Ingersoll Rand discharges such liability to Irish income tax provided that the shareholder furnishes the statement of DWT imposed to the Irish Revenue.

Irish resident or ordinarily resident shareholders may be subject to Irish tax and/or levies on dividends received from IR-Ireland. Such shareholders should consult their own tax advisor.

Capital Acquisitions Tax

Irish capital acquisitions tax (“CAT”) comprises principally of gift tax and inheritance tax. CAT could apply to a gift or inheritance of IR-Ireland ordinary shares irrespective of the place of residence, ordinary residence or domicile of the parties. This is because IR-Ireland ordinary shares are regarded as property situated in Ireland as the share register of Ingersoll Rand must be held in Ireland. The person who receives the gift or inheritance has primary liability for CAT.

CAT is levied at a rate of 22 percent above certain tax-free thresholds. The appropriate tax-free threshold is dependent upon (1) the relationship between the donor and the donee and (2) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT.

Stamp Duty

Irish stamp duty (if any) becomes payable in respect of share transfers occurring after completion of the Transaction.

No stamp duty will be payable on the cancellation of the common shares of IR-Bermuda or the issue of IR-Ireland ordinary shares under the Transaction.

A transfer of IR-Ireland shares from a seller who holds shares beneficially to a buyer who holds the acquired shares beneficially will not be subject to Irish stamp duty (unless the transfer involves a change in the nominee that is the record holder of the transferred shares).

A transfer of IR-Ireland shares by a seller who holds shares directly to any buyer, or by a seller who holds the shares beneficially to a buyer who holds the acquired shares directly, may be subject to Irish stamp duty (currently at the rate of 1% of the price paid or the market value of the shares acquired, if higher). Stamp duty is a liability of the buyer or transferee. A shareholder who holds IR-Ireland shares directly may transfer those shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty provided there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares. In order to benefit from this exemption from stamp duty, the seller must confirm to IR-Ireland that there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares.

Because of the potential Irish stamp duty on transfers of IR-Ireland shares, Ingersoll Rand strongly recommends that all directly registered shareholders open broker accounts so they can transfer their shares into a broker account, so that their shares are held beneficially, as soon as possible, and in any event prior to completion of the Transaction. Ingersoll Rand also strongly recommends that any person who wishes to acquire IR-Ireland shares after completion of the Transaction acquire such shares beneficially.

We currently intend to pay (or cause one of our affiliates to pay) stamp duty in connection with share transfers made in the ordinary course of trading by a seller who holds shares directly to a buyer who holds the acquired shares beneficially. In other cases, IR-Ireland may, in its absolute discretion, pay (or cause one of its affiliates to pay) any stamp duty. IR-Ireland’s articles of association as they will be in effect after the Transaction provide that, in the event of any such payment, IR-Ireland (i) may seek reimbursement from the transferor or transferee (at our discretion), (ii) may set-off the amount of the stamp duty against future dividends payable to the transferor or transferee (at our discretion), and (iii) will have a lien against the IR-Ireland shares on which we have paid stamp duty and any dividends paid on such shares. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in IR-Ireland shares has been paid unless one or both of such parties is otherwise notified by us.

Bermuda Tax Considerations

The Transaction will not result in any income tax consequences under Bermuda law to IR-Bermuda or IR-Ireland or their respective shareholders.

DESCRIPTION OF INGERSOLL-RAND PLC SHARE CAPITAL

The following description of IR-Ireland’s share capital is a summary. This summary is not complete and is subject to the complete text of IR-Ireland’s forms of memorandum and articles of association attached as Annex B to this proxy statement and to the Irish Companies Acts. We encourage you to read those laws and documents carefully. There are differences between IR-Bermuda’s memorandum of association and bye-laws and IR-Ireland’s memorandum and articles of association as they will be in effect after the Transaction; however, there are no material differences between those documents, except for changes (i) that are required by Irish law (i.e., certain provisions of the IR-Bermuda bye-laws were not replicated in the IR-Ireland articles of association because Irish law would not permit such replication, and certain provisions were included in the IR-Ireland articles of association although they were not in the IR-Bermuda bye-laws because Irish law requires such provisions to be included in the articles of association of an Irish public limited company), or (ii) that are necessary in order to preserve the current rights of shareholders and powers of the board of directors of Ingersoll Rand following the Transaction. See “Comparison of Rights of Shareholders and Powers of the Board of Directors.” Except where otherwise indicated, the description below reflects IR-Ireland’s memorandum and articles of association as those documents will be in effect upon completion of the Transaction.

Capital Structure

Authorized Share Capital. The authorized share capital of IR-Ireland is €40,000 and US$1,175,010,000 divided into 40,000 ordinary shares with a nominal value of €1 per share, 1,175,000,000 ordinary shares with a nominal value of US$1.00 per share and 10,000,000 preferred shares with a nominal value of US$0.001 per share. The authorized share capital includes 40,000 ordinary shares with a par value of €1 per share in order to satisfy statutory requirements for all Irish public limited companies commencing operations.

IR-Ireland may issue shares subject to the maximum prescribed by its authorized share capital contained in its memorandum of association. In connection with the Transaction, IR-Ireland will also assume IR-Bermuda’s existing obligations to deliver shares under our equity incentive plans and other similar employee awards pursuant to the terms thereof.

As a matter of Irish company law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. An ordinary resolution requires over 50% of the votes of a company’s shareholders cast at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders of the company by an ordinary resolution. Because of this requirement of Irish law, the articles of association of IR-Ireland authorize the board of directors of IR-Ireland to issue new ordinary or preferred shares without shareholder approval for a period of five years from the date of IR-Ireland’s incorporation.

The authorized share capital may be increased or reduced by way of an ordinary resolution of IR-Ireland’s shareholders. The shares comprising the authorized share capital of IR-Ireland may be divided into shares of such par value as the resolution shall prescribe.

The rights and restrictions to which the ordinary shares will be subject will be prescribed in IR-Ireland’s articles of association. IR-Ireland’s articles of association entitle the board of directors, without shareholder approval, to determine the terms of the preferred shares issued by IR-Ireland. The IR-Ireland board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of that class or series or shares, to provide from time to time for the issuance of other classes or series of preferred shares and to establish the characteristics of each class or series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

Irish law does not recognize fractional shares held of record; accordingly, IR-Ireland’s articles of association do not provide for the issuance of fractional shares of IR-Ireland, and the official Irish register of IR-Ireland will not reflect any fractional shares.

Issued Share Capital. Immediately prior to the Transaction, the issued share capital of IR-Ireland will be €40,000, comprised of 40,000 ordinary shares, with par value of €1 per share (the “Euro Share Capital”). In connection with the consummation of the Transaction, the Euro Share Capital will be acquired by IR-Ireland and will then be cancelled by IR-Ireland. We expect that IR-Ireland will then issue a number of ordinary shares with a par value of $1.00 each that is equal to the number of whole IR-Bermuda Class A common shares that will be cancelled as part of the Transaction (including shares of IR-Ireland issued to IR-Bermuda in respect of any shares of IR-Bermuda held as treasury shares immediately prior to the Transaction Time). All shares issued on completion of the Transaction will be issued as fully paid up.

Pre-emption Rights, Share Warrants and Share Options

Certain statutory pre-emption rights apply automatically in favor of IR-Ireland’s shareholders where shares in IR-Ireland are to be issued for cash. However, IR-Ireland has opted out of these pre-emption rights in its articles of association as permitted under Irish company law. Because Irish law requires this opt-out to be renewed every five years by a special resolution of the shareholders, IR-Ireland’s articles of association provide that this opt-out must be so renewed. A special resolution requires not less than 75% of the votes of IR-Ireland’s shareholders cast at a general meeting. If the opt-out is not renewed, shares issued for cash must be offered to pre-existing shareholders of IR-Ireland pro rata to their existing shareholding before the shares can be issued to any new shareholders. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution).

The articles of association of IR-Ireland provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which IR-Ireland is subject, the board is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Acts provide that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. The board may issue shares upon exercise of warrants or options without shareholder approval or authorization.

IR-Ireland will be subject to the rules of the NYSE that require shareholder approval of certain share issuances.

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of IR-Ireland less accumulated realized losses of IR-Ireland. In addition, no distribution or dividend may be made unless the net assets of IR-Ireland are equal to, or in excess of, the aggregate of IR-Ireland’s called up share capital plus undistributable reserves and the distribution does not reduce IR-Ireland’s net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which IR-Ireland’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed IR-Ireland’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not IR-Ireland has sufficient distributable reserves to fund a dividend must be made by reference to “relevant accounts” of IR-Ireland. The “relevant accounts” will be either the last set of unconsolidated annual audited financial statements or unaudited financial statements prepared in accordance with the Irish Companies Acts, which give a “true and fair view” of IR-Ireland’s unconsolidated financial position and accord with accepted accounting practice. The relevant accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

Although IR-Ireland will not have any distributable reserves immediately following the Transaction Time, we are taking steps to create such distributable reserves. Please see “Risk Factors” and “Proposal Number Two: Creation of Distributable Reserves.”

The mechanism as to who declares a dividend and when a dividend shall become payable is governed by the articles of association of IR-Ireland. IR-Ireland’s articles of association authorize the directors to declare such dividends as appear justified from the profits of IR-Ireland without the approval of the shareholders at a general meeting. The board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. Although the shareholders may direct that the payment be made by distribution of assets, shares or cash, no dividend issued may exceed the amount recommended by the directors. The dividends can be declared and paid in the form of cash or non-cash assets.

The directors of IR-Ireland may deduct from any dividend payable to any member all sums of money (if any) payable by such member to IR-Ireland in relation to the shares of IR-Ireland.

The directors of IR-Ireland are also entitled to issue shares with preferred rights to participate in dividends declared by IR-Ireland. The holders of such preferred shares may, depending on their terms, be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

For information about the Irish tax issues relating to dividend payments, please see “Material Tax Considerations—Irish Tax Considerations.”

Share Repurchases, Redemptions and Conversions

Overview

Article 3(d) of IR-Ireland’s articles of association provides that any ordinary share which IR-Ireland has acquired or agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by IR-Ireland will technically be effected as a redemption of those shares as described below under “—Repurchases and Redemptions by IR-Ireland.” If the articles of association of IR-Ireland did not contain Article 3(d), repurchases by IR-Ireland would be subject to many of the same rules that apply to purchases of IR-Ireland shares by subsidiaries described below under “—Purchases by Subsidiaries of IR-Ireland,” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Except where otherwise noted, when we refer elsewhere in this proxy statement to repurchasing or buying back ordinary shares of IR-Ireland, we are referring to the redemption of ordinary shares by IR-Ireland pursuant to Article 3(d) of the articles of association or the purchase of ordinary shares of IR-Ireland by a subsidiary of IR-Ireland, in each case in accordance with the IR-Ireland articles of association and Irish company law as described below.

Repurchases and Redemptions by IR-Ireland

Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves (which are described above under “—Dividends”) or the proceeds of a new issue of shares for that purpose. Although IR-Ireland will not have any distributable reserves immediately following the Transaction Time, we are taking steps to create such distributable reserves. Please see “Risk Factors” and “Proposal Number Two: Creation of Distributable Reserves.” The issue of redeemable shares may only be made by IR-Ireland where the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of IR-Ireland. All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Shareholder approval will not be required to redeem IR-Ireland shares.

The board of directors of IR-Ireland will also be entitled to issue preferred shares which may be redeemed at the option of either IR-Ireland or the shareholder, depending on the terms of such preferred shares. Please see “—Capital Structure—Authorized Share Capital” above for additional information on redeemable shares.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by IR-Ireland at any time must not exceed 10% of the nominal value of the issued share capital of IR-Ireland. While IR-Ireland holds shares as treasury shares, it cannot exercise any voting rights in respect of those shares. Treasury shares may be cancelled by IR-Ireland or re-issued subject to certain conditions.

Purchases by Subsidiaries of IR-Ireland

Under Irish law, it may be permissible for an Irish or non-Irish subsidiary to purchase shares of IR-Ireland either on-market or off-market. A general authority of the shareholders of IR-Ireland is required to allow a subsidiary of IR-Ireland to make on-market purchases of IR-Ireland shares; however, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of IR-Ireland shares is required. We expect that IR-Ireland will seek such general authority, which must expire no later than 18 months after the date on which it was granted, at the first annual general meeting of IR-Ireland in 2010 and at subsequent annual general meetings. In order for a subsidiary of IR-Ireland to make an on-market purchase of IR-Ireland’s shares, such shares must be purchased on a “recognized stock exchange.” The NYSE, on which the shares of IR-Ireland will be listed following the Transaction, is not currently specified as a recognized stock exchange for this purpose by Irish company law. We understand, however, that it is likely that the Irish authorities will take appropriate steps in the near future to add the NYSE to the list of recognized stock exchanges. For an off-market purchase by a subsidiary of IR-Ireland, the proposed purchase contract must be authorized by special resolution of the shareholders of IR-Ireland before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of IR-Ireland.

The number of shares held by the subsidiaries of IR-Ireland at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of IR-Ireland. While a subsidiary holds shares of IR-Ireland, it cannot exercise any voting rights in respect of those shares. The acquisition of the shares of IR-Ireland by a subsidiary must be funded out of distributable reserves of the subsidiary.

Existing Share Repurchase Program

The board of directors of IR-Bermuda has previously authorized a program to repurchase up to $4 billion of its Class A common shares. Prior to the consummation of the Transaction, we expect (a) the board of directors of IR-Ireland to authorize the repurchase of IR-Ireland shares by IR-Ireland and (b) IR-Bermuda and its nominee shareholders of IR-Ireland to authorize the purchase of IR-Ireland shares by subsidiaries of IR-Ireland, such that IR-Ireland and its subsidiaries will be authorized to purchase shares in an aggregate amount approximately equal to the then remaining authorization under the existing IR-Bermuda share repurchase program.

As noted above, because repurchases of IR-Ireland shares by IR-Ireland will technically be effected as a redemption of those shares pursuant to Article 3(d) of the articles of association, such repurchases may be made whether or not the NYSE is a “recognized stock exchange” and shareholder approval for such repurchases will not be required.

However, because purchases of IR-Ireland shares by subsidiaries of IR-Ireland may be made only on a “recognized stock exchange” and only if the required shareholder approval has been obtained, we expect that the shareholder authorization for purchases by subsidiaries of IR-Ireland described above will be effective as of the later of (i) the Transaction Time and (ii) the date on which the NYSE becomes a recognized stock exchange for this purpose. This authorization will lapse on the date of the 2010 annual general meeting of IR-Ireland, at which time we expect that we would seek shareholder approval to renew this authorization.

Bonus Shares

Under IR-Ireland’s articles of association, the board may resolve to capitalize any amount credited to any reserve or fund available for distribution or the share premium account of IR-Ireland for issuance and distribution to shareholders as fully paid up bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Consolidation and Division; Subdivision

Under its articles of association, IR-Ireland may by ordinary resolution consolidate and divide all or any of its share capital into shares of larger par value than its existing shares or subdivide its shares into smaller amounts than is fixed by its articles of association.

Reduction of Share Capital

IR-Ireland may, by ordinary resolution, reduce its authorized share capital in any way. IR-Ireland also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any way. The distributable reserves proposal discussed above in “Proposal Number Two: Creation of Distributable Reserves” involves a reduction of share capital, namely the share premium account of IR-Ireland, for purposes of Irish law.

General Meetings of Shareholders

IR-Ireland will be required to hold an annual general meeting within eighteen months of incorporation and at intervals of no more than fifteen months thereafter, provided that an annual general meeting is held in each calendar year following the first annual general meeting, no more than nine months after IR-Ireland’s fiscal year-end. The first annual general meeting of IR-Ireland may be held outside Ireland. Thereafter, any annual general meeting may be held outside Ireland if a resolution so authorizing has been passed at the preceding annual general meeting. Because of the fifteen-month requirement described in this paragraph, IR-Ireland’s articles of association include a provision reflecting this requirement of Irish law. At any annual general meeting only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the board or (b) by any member entitled to vote at such meeting who complies with the procedures set forth in the articles of association. Please see “Comparison of Rights of Shareholders and Powers of the Board of Directors—Director Nominations; Proposals of Shareholders” below.

Extraordinary general meetings of IR-Ireland may be convened by (i) the chairman of the board of directors, (ii) the board of directors, (iii) on requisition of the shareholders holding not less than 10% of the paid up share capital of IR-Ireland carrying voting rights or (iv) on requisition of IR-Ireland’s auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions of IR-Ireland as may be required from time to time. At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.

Notice of a general meeting must be given to all shareholders of IR-Ireland and to the auditors of IR-Ireland. The articles of association of IR-Ireland provide that the maximum notice period is 60 days. The minimum notice periods are 21 days’ notice in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting. Because of the 21-day and 14-day requirements described in this paragraph, IR-Ireland’s articles of association include provisions reflecting these requirements of Irish law.

In the case of an extraordinary general meeting convened by shareholders of IR-Ireland, the proposed purpose of the meeting must be set out in the requisition notice. The requisition notice can contain any resolution. Upon receipt of this requisition notice, the board of directors has 21 days to convene a meeting of IR-Ireland’s shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the presentation of the annual accounts, balance sheet and reports of the directors and auditors, the appointment of auditors and the fixing of the auditor’s remuneration (or delegation of same). If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office.

Directors are elected by the affirmative vote of a majority of the votes cast by shareholders at an annual general meeting and serve for one year terms. Any nominee for director who does not receive a majority of the votes cast is not elected to the board. However, because Irish law requires a minimum of two directors at all times, in the event that an election results in no director being elected, each of the two nominees receiving the greatest number of votes in favor of his or her election shall hold office until his or her successor shall be elected. In the event that an election results in only one director being elected, that director shall be elected and shall serve for a one year term, and the nominee receiving the greatest number of votes in favor of their election shall hold office until his or her successor shall be elected.

If the directors become aware that the net assets of IR-Ireland are half or less of the amount of IR-Ireland’s called-up share capital, the directors of IR-Ireland must convene an extraordinary general meeting of IR-Ireland’s shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Voting

Where a poll is demanded at a general meeting, every shareholder shall have one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights on a poll may be exercised by shareholders registered in IR-Ireland’s share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by IR-Ireland’s articles of association. The articles of association of IR-Ireland permit the appointment of proxies by the shareholders to be notified to IR-Ireland electronically.

IR-Ireland’s articles provide that all resolutions shall be decided by a show of hands unless a poll is demanded by the Chairman, by at least three shareholders as of the record date for the meeting or by any shareholder or shareholders holding not less than 10% of the total voting rights of IR-Ireland as of the record date for the meeting. Each IR-Ireland ordinary shareholder of record as of the record date for the meeting has one vote at a general meeting on a show of hands.

In accordance with the articles of association of IR-Ireland, the directors of IR-Ireland may from time to time cause IR-Ireland to issue preferred shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preferred shares).

Treasury shares will not be entitled to vote at general meetings of shareholders.

Irish company law requires “special resolutions” of the shareholders at a general meeting to approve certain matters. A special resolution requires not less than 75% of the votes cast of IR-Ireland’s shareholders at a general meeting. This may be contrasted with “ordinary resolutions,” which require a simple majority of the votes of IR-Ireland’s shareholders cast at a general meeting. Examples of matters requiring special resolutions include:

•	Amending the objects of IR-Ireland;

•	Amending the articles of association of IR-Ireland;

•	Approving the change of name of IR-Ireland;

•	Authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

•	Opting out of pre-emption rights on the issuance of new shares;

•	Re-registration of IR-Ireland from a public limited company as a private company;

•	Variation of class rights attaching to classes of shares;

•	Purchase of own shares off-market;

•	The reduction of share capital;

•	Resolving that IR-Ireland be wound up by the Irish courts;

•	Resolving in favor of a shareholders’ voluntary winding-up;

•	Re-designation of shares into different share classes; and

•	Setting the re-issue price of treasury shares.

A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of: (1) 75% of the voting shareholders by value; and (2) 50% in number of the voting shareholders, at a meeting called to approve the scheme.

Variation of Rights Attaching to a Class or Series of Shares

Variation of all or any special rights attached to any class or series of shares of IR-Ireland is addressed in the articles of association of IR-Ireland as well as the Irish Companies Acts. Any variation of class rights attaching to the issued shares of IR-Ireland must be approved by a special resolution of the shareholders of the class or series affected.

Quorum for General Meetings

The presence, in person or by proxy, of the holders of a majority of the IR-Ireland ordinary shares outstanding constitutes a quorum for the conduct of business. No business may take place at a general meeting of IR-Ireland if a quorum is not present in person or by proxy. The board of directors has no authority to waive quorum requirements stipulated in the articles of association of IR-Ireland. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

Inspection of Books and Records

Under Irish law, shareholders have the right to: (i) receive a copy of the memorandum and articles of association of IR-Ireland and any act of the Irish Government which alters the memorandum of association of IR-Ireland; (ii) inspect and obtain copies of the minutes of general meetings and resolutions of IR-Ireland; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by IR-Ireland; (iv) receive copies of balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (v) receive balance sheets of a subsidiary company of IR-Ireland which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. The auditors of IR-Ireland will also have the right to inspect all books, records and vouchers of IR-Ireland. The auditors’ report must be circulated to the shareholders with IR-Ireland’s IFRS Financial Statements 21 days before the annual general meeting and must be read to the shareholders at IR-Ireland’s annual general meeting.

Acquisitions

There are a number of mechanisms for acquiring an Irish public limited company, including:

(a)	a court-approved scheme of arrangement under the Irish Companies Acts. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of: (1) 75% of the voting shareholders by value; and (2) 50% in number of the voting shareholders, at a meeting called to approve the scheme;

(b)	through a tender offer by a third party for all of the shares of IR-Ireland. Where the holders of 80% or more of IR-Ireland’s shares have accepted an offer for their shares in IR-Ireland, the remaining shareholders may be statutorily required to also transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If shares of IR-Ireland were listed on the Irish Stock Exchange or another regulated stock exchange in the EU, this threshold would be increased to 90%; and

(c)	it is also possible for IR-Ireland to be acquired by way of a merger with an EU-incorporated public company under the EU Cross Border Merger Directive 2005/56. Such a merger must be approved by a special resolution. If IR-Ireland is being merged with another EU public company under the EU Cross Border Merger Directive 2005/56 and the consideration payable to IR-Ireland’s shareholders is not all in the form of cash, IR-Ireland’s shareholders may be entitled to require their shares to be acquired at fair value.

Under Irish law, there is no requirement for a company’s shareholders to approve a sale, lease or exchange of all or substantially all of a company’s property and assets. However, IR-Ireland’s articles of association provide that the affirmative vote of the holders of a majority of the outstanding voting shares on the relevant record date is required to approve a sale, lease or exchange of all or substantially all of its property or assets.

Appraisal Rights

Generally, under Irish law, shareholders of an Irish company do not have appraisal rights. Under the EC (Cross-Border Mergers) Regulations 2008 governing the merger of an Irish public limited company and a company incorporated in the European Economic Area, a shareholder (a) who voted against the special resolution approving the merger or (b) of a company in which 90% of the shares is held by the other company the party to the merger of the transferor company has the right to request that the company acquire its shares for cash.

Disclosure of Interests in Shares

Under the Irish Companies Acts, there is a notification requirement for shareholders who acquire or cease to be interested in 5% of the shares of an Irish public limited company. A shareholder of IR-Ireland must therefore make such a notification to IR-Ireland if as a result of a transaction the shareholder will be interested in 5% or more of the shares of IR-Ireland; or if as a result of a transaction a shareholder who was interested in more than 5% of the shares of IR-Ireland ceases to be so interested. Where a shareholder is interested in more than 5% of the shares of IR-Ireland, any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to IR-Ireland. The relevant percentage figure is calculated by reference to the aggregate par value of the shares in which the shareholder is interested as a proportion of the entire par value of IR-Ireland’s share capital. Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. All such disclosures should be notified to IR-Ireland within 5 business days of the transaction or alteration of the shareholder’s interests that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above no right or interest of any kind whatsoever in respect of any shares in IR-Ireland concerned, held by such person, shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the court to have the rights attaching to the shares concerned reinstated.

In addition to the above disclosure requirement, IR-Ireland, under the Irish Companies Acts, may by notice in writing require a person whom IR-Ireland knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in IR-Ireland’s relevant share capital to: (a) indicate whether or not it is the case, and (b) where such person holds or has during that time held an interest in the shares of IR-Ireland, to give such further information as may be required by IR-Ireland including particulars of such person’s own past or present interests in shares of IR-Ireland. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

Where such a notice is served by IR-Ireland on a person who is or was interested in shares of IR-Ireland and that person fails to give IR-Ireland any information required within the reasonable time specified, IR-Ireland may apply to court for an order directing that the affected shares be subject to certain restrictions. Under the Irish Companies Acts, the restrictions that may be placed on the shares by the court are as follows:

(a)	any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

(b)	no voting rights shall be exercisable in respect of those shares;

(c)	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

(d)	no payment shall be made of any sums due from IR-Ireland on those shares, whether in respect of capital or otherwise.

Where the shares in IR-Ireland are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

Anti-Takeover Provisions

Business Combinations with Interested Shareholders

IR-Ireland’s articles of association include a provision governing business combinations with interested shareholders similar to the provision included in IR-Bermuda’s bye-laws as described in “Comparison of Rights of Shareholders and Powers of the Board of Directors.” As provided in IR-Ireland’s articles of association, the affirmative vote of the holders of 80% of the shares then in issue of all classes of shares entitled to vote considered for purposes of this provision as one class, is required for IR-Ireland to engage in any “business combination” with any interested shareholder (generally, a 10% or greater shareholder), provided that the above vote requirement does not apply to:

•	any business combination with an interested shareholder that has been approved by the board of directors; or

•

any agreement for the amalgamation, merger or consolidation of any of IR-Ireland’s subsidiaries with IR-Ireland or with another of IR-Ireland’s subsidiaries if (1) the relevant provisions of IR-Ireland’s articles of association will not be changed or otherwise affected by or by virtue of the amalgamation, merger or consolidation and (2) the holders of greater than 50% of the voting power of IR-Ireland or the subsidiary, as appropriate, immediately prior to the amalgamation, merger or consolidation continue to hold greater than 50% of the voting power of the amalgamated company immediately following the amalgamation, merger or consolidation.

IR-Ireland’s articles of association provide that “business combination” means:

•

any amalgamation, merger or consolidation of IR-Ireland or one of IR-Ireland’s subsidiaries with an interested shareholder or with any person that is, or would be after such amalgamation, merger or consolidation, an affiliate or associate of an interested shareholder;

•

any transfer or other disposition to or with an interested shareholder or any affiliate or associate of an interested shareholder of all or any material part of the assets of IR-Ireland or one of IR-Ireland’s subsidiaries; and

•

any issuance or transfer of IR-Ireland’s shares upon conversion of or in exchange for the securities or assets of any interested shareholder, or with any company that is, or would be after such merger or consolidation, an affiliate or associate of an interested shareholder.

Irish Takeover Rules and Substantial Acquisition Rules

A transaction by virtue of which a third party is seeking to acquire 30% or more of the voting rights of IR-Ireland will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

•

in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•	the holders of securities in the target company must have sufficient time to allow them to make an informed decision regarding the offer;

•

the board of a company must act in the interests of the company as a whole. If the board of the target company advises the holders of securities as regards the offer it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

•	false markets in the securities of the target company or any other company concerned by the offer must not be created;

•	a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered;

•

a target company may not be hindered longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company particularly if the offer is hostile and the board of the target company must divert its attention to resist the offer; and

•

a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

If an acquisition of shares were to increase the aggregate holding of an acquirer and its concert parties to shares carrying 30% or more of the voting rights in IR-Ireland, the acquirer and, depending on the circumstances, its concert parties would be required (except with the consent of the Irish Takeover Panel) to make a cash offer for the outstanding shares at a price not less than the highest price paid for the shares by the acquirer or its concert parties during the previous 12 months. This requirement would also be triggered by an acquisition of shares by a person holding (together with its concert parties) shares carrying between 30% and 50% of the voting rights in IR-Ireland if the effect of such acquisition were to increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a twelve-month period. A single holder (that is, a holder excluding any parties acting in concert with the holder) holding more than 50% of the voting rights of a company is not subject to this rule.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

A voluntary offer is an offer that is not a mandatory offer. If a bidder or any of its concert parties acquire ordinary shares of IR-Ireland within the period of three months prior to the commencement of the offer period, the offer price must be not less than the highest price paid for IR-Ireland ordinary shares by the bidder or its concert parties during that period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, having regard to the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired ordinary shares of IR-Ireland (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of the total ordinary shares of IR-Ireland or (ii) at any time after the commencement of the offer period, the offer shall be in cash (or accompanied by a full cash alternative) and the price per IR-Ireland ordinary share shall be not less than the highest price paid by the bidder or its concert parties during, in the case of (i), the period of 12 months prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total ordinary shares of IR-Ireland in the 12 month period prior to the commencement of the offer period if the Panel, having regard to the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of IR-Ireland. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of IR-Ireland is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of IR-Ireland and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

Under the Irish Takeover Rules, the board of directors of IR-Ireland is not permitted to take any action which might frustrate an offer for the shares of IR-Ireland once the board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent except as noted below. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

(a)	the action is approved by IR-Ireland’s shareholders at a general meeting; or

(b)	with the consent of the Irish Takeover Panel where:

(i)	the Irish Takeover Panel is satisfied the action would not constitute a frustrating action;

(ii)	the holders of 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

(iii)	in accordance with a contract entered into prior to the announcement of the offer; or

(iv)	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

For other provisions that could be considered to have an anti-takeover effect, please see above at “—Pre-emption Rights, Share Warrants and Share Options” and “—Disclosure of Interests in Shares,” in addition to “—Corporate Governance,” “Comparison of Rights of Shareholders and Powers of the Board of Directors—Election of Directors,” “Comparison of Rights of Shareholders and Powers of the Board of Directors—Vacancies on Board of Directors,” “Comparison of Rights of Shareholders and Powers of the Board of Directors—Removal of Directors,” “Comparison of Rights of Shareholders and Powers of the Board of Directors—Shareholder Consent to Action Without Meeting,” “Comparison of Rights of Shareholders and Powers of the Board of Directors—Amendment of Governing Documents” and “Comparison of Rights of Shareholders and Powers of the Board of Directors—Director Nominations; Proposals of Shareholders” below.

Corporate Governance

The articles of association of IR-Ireland allocate authority over the management of IR-Ireland to the board of directors. The board of directors may then delegate management of IR-Ireland to committees of the board, executives or to a management team, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of IR-Ireland. It is the intention of IR-Ireland to replicate the existing committees that are currently in place for IR-Bermuda which include an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and a Finance Committee. It also is the intention of IR-Ireland to adopt IR-Bermuda’s current Corporate Governance Guidelines.

Legal Name; Formation; Fiscal Year; Registered Office

The legal and commercial name of the newly formed Irish company is Ingersoll-Rand public limited company. IR-Ireland was incorporated in Ireland, as a public limited company on April 1, 2009 with company registration number 469272. IR-Ireland’s fiscal year ends on December 31 and IR-Ireland’s registered address is 170/175 Lakeview Dr., Airside Business Park, Swords, Co. Dublin, Ireland.

Duration; Dissolution; Rights upon Liquidation

IR-Ireland’s duration will be unlimited. IR-Ireland may be dissolved at any time by way of either a shareholders’ voluntary winding up or a creditors’ voluntary winding up. In the case of a shareholders’ voluntary winding up, the consent of not less than 75% of the shareholders of IR-Ireland is required. IR-Ireland may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where IR-Ireland has failed to file certain returns.

The rights of the shareholders to a return of IR-Ireland’s assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in IR-Ireland’s articles of association or the terms of any preferred shares issued by the directors of IR-Ireland from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up of IR-Ireland. If the articles of association contain no specific provisions in respect of a dissolution or winding up then, subject to the priorities or any creditors, the assets will be distributed to shareholders in proportion to the paid-up par value of the shares held. IR-Ireland’s articles provide that the ordinary shareholders of IR-Ireland are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares.

Uncertificated Shares

Holders of ordinary shares of IR-Ireland will not have the right to require IR-Ireland to issue certificates for their shares. IR-Ireland will only issue uncertificated ordinary shares.

Stock Exchange Listing

We intend to file an application with the NYSE to list the IR-Ireland ordinary shares that holders of IR-Bermuda Class A common shares will receive in the Transaction. We expect that, immediately following the Transaction Time, the IR-Ireland ordinary shares will be listed on the NYSE under the symbol “IR,” the same symbol under which your shares are currently listed. We do not plan for IR-Ireland’s ordinary shares to be listed on the Irish Stock Exchange at the present time. However, certain of our debt securities are currently listed on the Irish Stock Exchange.

No Sinking Fund

The ordinary shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

The shares to be issued in the Transaction will be duly and validly issued and fully paid.

Transfer and Registration of Shares

IR-Ireland’s share register will be maintained by its transfer agent. Registration in this share register will be determinative of membership in IR-Ireland. A shareholder of IR-Ireland who holds shares beneficially will not be the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in IR-Ireland’s official share register, as the depository or other nominee will remain the record holder of such shares.

A written instrument of transfer is required under Irish law in order to register on IR-Ireland’s official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly, or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer also is required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on IR-Ireland’s official Irish share register.

We currently intend to pay (or cause one of our affiliates to pay) stamp duty in connection with share transfers made in the ordinary course of trading by a seller who holds shares directly to a buyer who holds the acquired shares beneficially. In other cases IR-Ireland may, in its absolute discretion, pay (or cause one of its affiliates to pay) any stamp duty. IR-Ireland’s articles of association as they will be in effect after the Transaction provide that, in the event of any such payment, IR-Ireland (i) may seek reimbursement from the transferor or transferee (at our discretion), (ii) may set-off the amount of the stamp duty against future dividends payable to the transferor or transferee (at our discretion), and (iii) will have a lien against the IR-Ireland shares on which we have paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in IR-Ireland shares has been paid unless one or both of such parties is otherwise notified by us.

IR-Ireland’s articles of association as they will be in effect after the Transaction delegate to IR-Ireland’s Secretary the authority to execute an instrument of transfer on behalf of a transferring party. In order to help ensure that the official share register is regularly updated to reflect trading of IR-Ireland shares occurring through normal electronic systems, we intend to regularly produce any required instruments of transfer in connection with any transactions for which we pay stamp duty (subject to the reimbursement and set-off rights described above). In the event that we notify one or both of the parties to a share transfer that we believe stamp duty is required to be paid in connection with such transfer and that we will not pay such stamp duty, such parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from IR-Ireland for this purpose) or request that IR-Ireland execute an instrument of transfer on behalf of the transferring party in a form determined by IR-Ireland. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to IR-Ireland’s transfer agent, the transferee will be registered as the legal owner of the relevant shares on IR-Ireland’s official Irish share register (subject to the matters described below).

The directors of IR-Ireland have general discretion to decline to register an instrument of transfer unless the transfer is in respect of one class of share only.

The registration of transfers may be suspended by the directors at such times and for such period, not exceeding in the whole 30 days in each year, as the directors may from time to time determine.

COMPARISON OF RIGHTS OF SHAREHOLDERS AND

POWERS OF THE BOARD OF DIRECTORS

Your rights as a Class A common shareholder of IR-Bermuda and the relative powers of IR-Bermuda’s board of directors are governed by Bermuda law and IR-Bermuda’s memorandum of association and bye-laws. After the Transaction, you will become a shareholder of IR-Ireland, and your rights and the relative powers of IR-Ireland’s board of directors will be governed by Irish law and IR-Ireland’s memorandum and articles of association as they will be in effect after the Transaction.

Many of the principal attributes of IR-Bermuda’s Class A common shares and IR-Ireland’s ordinary shares will be similar. However, there are differences between what your rights are under Bermuda law and what they will be after the Transaction under Irish law. In addition, there are differences between IR-Bermuda’s memorandum of association and bye-laws and IR-Ireland’s memorandum and articles of association as they will be in effect after the Transaction; however, there are no material differences between those documents, except for changes (i) that are required by Irish law (i.e., certain provisions of the IR-Bermuda bye-laws were not replicated in the IR-Ireland articles of association because Irish law would not permit such replication, and certain provisions were included in the IR-Ireland articles of association although they were not in the IR-Bermuda bye-laws because Irish law requires such provisions to be included in the articles of association of an Irish public limited company), or (ii) that are necessary in order to preserve the current rights of shareholders and powers of the board of directors of Ingersoll Rand following the Transaction. The following discussion is a summary of material changes in your rights resulting from the Transaction. This summary is not complete and does not cover all of the differences between Irish law and Bermuda law affecting companies and their shareholders or all the differences between IR-Bermuda’s memorandum of association and bye-laws and IR-Ireland’s memorandum and articles of association. We believe this summary is accurate. It is, however, subject to the complete text of the relevant provisions of the Irish Companies Acts, the Bermuda Companies Act, IR-Bermuda’s memorandum of association and bye-laws and IR-Ireland’s memorandum and articles of association as they will be in effect after the Transaction. We encourage you to read those laws and documents carefully. IR-Ireland’s forms of memorandum and articles of association as they will be in effect after the Transaction are attached to this proxy statement as Annex B. For information as to how you can obtain IR-Bermuda’s memorandum of association and bye-laws, please see “Where You Can Find More Information.” Except where otherwise indicated, the discussion of IR-Ireland below reflects IR-Ireland’s memorandum and articles of association as those documents will be in effect upon completion of the Transaction.

Capitalization

Authorized Share Capital

IR-Bermuda. The authorized share capital of IR-Bermuda is US$1,175,010,000, consisting of (1) 1,175,000,000 common shares, par value US$1.00 per share, which common shares consist of 600,000,000 Class A common shares and 575,000,000 Class B common shares, and (2) 10,000,000 preference shares, par value US$0.001 per share, which preference shares consist of 600,000 Series A preference shares and such other series of preference shares as may be designated from time to time with the respective rights and restrictions determined by our board of directors.

Under IR-Bermuda’s bye-laws, the directors of IR-Bermuda may issue new common or preferred shares out of authorized but unissued share capital without shareholder approval.

In accordance with IR-Bermuda’s bye-laws and the provisions of the Bermuda Companies Act, the authorized share capital may be increased, altered or reduced by way of a resolution of a majority of votes cast by IR-Bermuda’s shareholders.

The IR-Bermuda board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of the issue of that class or series or to the extent the rights attached to any existing class or series of shares are varied, to provide from time to time for the issuance of other classes or series of preference shares and to establish the characteristics of each class or series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

As permitted by Bermuda law, IR-Bermuda may issue fractional shares.

IR-Ireland. The authorized share capital of IR-Ireland is €40,000 and US$1,175,010,000 divided into 40,000 ordinary shares with a nominal value of €1 per share, and 1,175,000,000 ordinary shares with a nominal value of US$1.00 per share and 10,000,000 preferred shares with a nominal value of US$0.001 per share. The authorized share capital includes 40,000 ordinary shares with a par value of €1 per share in order to satisfy statutory requirements for all Irish public limited companies commencing operations.

IR-Ireland may issue shares subject to the maximum prescribed by its authorized share capital contained in its memorandum of association. In connection with the Transaction, IR-Ireland will also assume IR-Bermuda’s existing obligations to deliver shares under our equity incentive plans and other similar employee awards pursuant to the terms thereof.

As a matter of Irish company law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. An ordinary resolution requires over 50% of the votes of a company’s shareholders cast at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders of the company by an ordinary resolution. Because of this requirement of Irish law, which does not have an analog under Bermuda law, the articles of association of IR-Ireland authorize the board of directors of IR-Ireland to issue new ordinary or preferred shares without shareholder approval for a period of five years from the date of IR-Ireland’s incorporation, even though the IR-Bermuda bye-laws do not include an analogous provision.

The authorized share capital may be increased or reduced by way of an ordinary resolution of IR-Ireland’s shareholders. The shares comprising the authorized share capital of IR-Ireland may be divided into shares of such par value as the resolution shall prescribe.

The rights and restrictions to which the ordinary shares will be subject will be prescribed in IR-Ireland’s articles of association. IR-Ireland’s articles of association entitle the board of directors, without shareholder approval, to determine the terms of the preferred shares issued by IR-Ireland. The IR-Ireland board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of that class or series of shares, to provide from time to time for the issuance of other classes or series of preferred shares and to establish the characteristics of each class or series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

Unlike Bermuda law, Irish law does not recognize fractional shares held of record; accordingly, IR-Ireland’s articles of association do not provide for the issuance of fractional shares of IR-Ireland, and the official Irish register of IR-Ireland will not reflect any fractional shares.

Issued Share Capital

IR-Bermuda. At April 6, 2009, 319,115,673 Class A common shares were issued and outstanding and an additional 52,020,439 Class A common shares were held in treasury. In addition, 197,091,605 Class B common shares were in issue, all of which are held by wholly owned subsidiaries of IR-Bermuda. No preference shares are currently issued or outstanding.

IR-Ireland. Immediately prior to the Transaction, the issued share capital of IR-Ireland will be €40,000, comprised of 40,000 ordinary shares, comprised of the Euro Share Capital. In connection with the consummation of the Transaction, the Euro Share Capital will be acquired by IR-Ireland and will then be cancelled by IR-Ireland. We expect that IR-Ireland will then issue a number of ordinary shares with a par value of $1.00 each that is equal to the number of whole IR-Bermuda Class A common shares that will be cancelled as part of the Transaction (including shares of IR-Ireland issued to IR-Bermuda in respect of any shares of IR-Bermuda held as treasury shares immediately prior to the Transaction Time). All shares issued on completion of the Transaction will be issued as fully paid up.

Reduction of Share Capital

IR-Bermuda. IR-Bermuda may, by resolution of a majority of votes cast by its shareholders, reduce its authorized share capital in any way.

IR-Ireland. IR-Ireland may, by ordinary resolution, reduce its authorized share capital in any way. IR-Ireland also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any way. The distributable reserves proposal discussed above in “Proposal Number Two: Creation of Distributable Reserves” involves a reduction of share capital, namely the share premium account of IR-Ireland, for purposes of Irish law.

Pre-emption Rights, Share Warrants and Share Options

IR-Bermuda. Common shareholders do not have pre-emption rights under the Bermuda Companies Act or in IR-Bermuda’s bye-laws over further issuances of shares of IR-Bermuda.

IR-Ireland. Certain statutory pre-emption rights apply automatically in favor of IR-Ireland’s shareholders where shares in IR-Ireland are to be issued for cash. However, IR-Ireland has opted out of these pre-emption rights in its articles of association as permitted under Irish company law. Because Irish law requires this opt-out to be renewed every five years by a special resolution of the shareholders, and there is no analogous provision of Bermuda law, IR-Ireland’s articles of association provide that this opt-out must be so renewed, even though IR-Bermuda’s bye-laws do not include an analogous provision. A special resolution requires not less than 75% of the votes of IR-Ireland’s shareholders cast at a general meeting. If the opt-out is not renewed, shares issued for cash must be offered to pre-existing shareholders of IR-Ireland pro rata to their existing shareholding before the shares can be issued to any new shareholders. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution).

The articles of association of IR-Ireland provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which IR-Ireland is subject, the board is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Acts provide that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. The board may issue shares upon exercise of warrants or options without shareholder approval or authorization.

IR-Ireland will be subject to the rules of the NYSE that require shareholder approval of certain share issuances.

Distributions and Dividends; Repurchases and Redemptions

Distributions and Dividends

IR-Bermuda. Under Bermuda law, a company is not required to present proposed dividends or distributions from contributed surplus to its shareholders for approval or adoption. Under the Bermuda Companies Act, the board of directors of a company may not declare or pay dividends or make distributions from contributed surplus to the common shareholders if there are reasonable grounds for believing that (i) the company is or would after the payment be unable to pay its liabilities as they become due, or (ii) the realizable value of the company’s assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts.

Contributed surplus includes proceeds arising from donated shares, credits resulting from the redemption or conversion of shares at less than the amount set up as nominal capital and donations of cash and other assets of the company.

Subject to the rights, if any, of holders of any preference shares in issue, IR-Bermuda may make distributions and pay dividends, to the extent not prohibited by applicable law, by action of the board of directors. If at any time a dividend or other distribution is declared or paid on Class A common shares, a like dividend or other distribution must also be declared and paid on Class B common shares in an equal amount per share.

The directors of IR-Bermuda are also entitled to issue shares with preferred rights to participate in dividends declared by IR-Bermuda. The holders of such preferred shares may, depending on their terms, be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to common shareholders.

IR-Ireland. Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of IR-Ireland less accumulated realized losses of IR-Ireland. In addition, no distribution or dividend may be made unless the net assets of IR-Ireland are equal to, or in excess of, the aggregate of IR-Ireland’s called up share capital plus undistributable reserves and the distribution does not reduce IR-Ireland’s net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which IR-Ireland’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed IR-Ireland’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not IR-Ireland has sufficient distributable reserves to fund a dividend must be made by reference to “relevant accounts” of IR-Ireland. The “relevant accounts” will be either the last set of unconsolidated annual audited financial statements or unaudited financial statements prepared in accordance with the Irish Companies Acts, which give a “true and fair view” of IR-Ireland’s unconsolidated financial position and accord with accepted accounting practice. The relevant accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

Although IR-Ireland will not have any distributable reserves immediately following the Transaction Time, we are taking steps to create such distributable reserves. Please see “Risk Factors” and “Proposal Number Two: Creation of Distributable Reserves.”

The mechanism as to who declares a dividend and when a dividend shall become payable is governed by the articles of association of IR-Ireland. IR-Ireland’s articles of association authorize the directors to declare such dividends as appear justified from the profits of IR-Ireland without the approval of the shareholders at a general meeting. The board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. While the shareholders may direct that the payment be made by distribution of assets, shares or cash, no dividend issued may exceed the amount recommended by the directors. The dividends can be declared and paid in the form of cash or non-cash assets. Although the provisions of IR-Ireland’s articles of association described in this paragraph are different from the analogous provisions of IR-Bermuda’s bye-laws, these differences are required due to differences between Irish law and Bermuda law with respect to distributions and dividends.

The directors of IR-Ireland may deduct from any dividend payable to any member all sums of money (if any) payable by such member to IR-Ireland in relation to the shares of IR-Ireland.

The directors of IR-Ireland are also entitled to issue shares with preferred rights to participate in dividends declared by IR-Ireland. The holders of such preferred shares may, depending on their terms, be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

For information about the Irish tax issues relating to dividend payments, please see “Material Tax Considerations—Irish Tax Considerations.”

Share Repurchases, Redemptions and Conversions

IR-Bermuda. Under the Bermuda Companies Act, shares of a Bermuda company may be repurchased if so authorized by its bye-laws or memorandum of association, and preferred shares may be redeemed at the option of the company if so authorized by its bye-laws or, in the case of shares redeemable at the option of the holder, its memorandum of association, provided that: (i) no such shares shall be repurchased or redeemed except out of the capital paid thereon, the funds of the company available for dividend or distribution, or out of the proceeds of a new issue of shares made for the purposes of redemption; (ii) the premium, if any, payable on redemption, is provided out of the company’s funds which would be otherwise available for dividend or distribution or out of the company’s share premium account before the shares are repurchased or redeemed; and (iii) there are no reasonable grounds for believing that the company is, or after such redemption or repurchase would be, unable to pay its liabilities as they become due. IR-Bermuda’s bye-laws provide that it may from time to time purchase its own shares in accordance with the provisions of the Bermuda Companies Act. Shareholder approval is not required for the purchase by IR-Bermuda (or any of its subsidiaries) of IR-Bermuda’s shares. Bermuda law does not distinguish between on-market and off-market purchases of a company’s own shares.

Class A common shares will not be convertible into shares of any other class or series or be subject to redemption either by IR-Bermuda or the holders of Class A common shares.

Class B common shares will be convertible by the holder thereof into Class A common shares on a one-for-one basis in the following circumstances:

•

to satisfy the obligations of IR-Bermuda or any of its subsidiaries or affiliated companies to issue Class A common shares with regard to the issuance of shares under any stock or deferred compensation plans of IR-Bermuda or any of its subsidiaries or affiliated companies; or

•	as consideration for any acquisition of stock or assets of a third party.

In addition, and subject to the Bermuda Companies Act, holders of Class B common shares will have the right at any time upon notice to IR-Bermuda to require IR-Bermuda to purchase for cancellation any or all of the Class B common shares for cash at the per share fair market value per Class A common share as of the date of such notice.

Under IR-Bermuda’s bye-laws, the board of directors is authorized to provide for the issuance of preferred shares with such rights (including redemption rights) as the board of directors may adopt by resolution, as set out in the bye-laws. IR-Bermuda’s memorandum of association authorizes IR-Bermuda to issue preferred shares redeemable at the option of the holder, subject to the provisions of the Bermuda Companies Act.

Repurchased and redeemed shares may be cancelled or held as treasury shares. While IR-Bermuda holds shares as treasury shares, it cannot exercise any voting rights in respect of those shares. Treasury shares may be cancelled by IR-Bermuda or re-issued subject to certain conditions.

Under Bermuda law, it is permissible for a Bermuda or non-Bermudian subsidiary to purchase shares of IR-Bermuda. While the subsidiary holds the shares of IR-Bermuda, there is no statutory prohibition with respect to such shareholder exercising voting rights in respect of those shares; however, there may be circumstances in which such shares could not be voted by the subsidiary.

IR-Ireland. Article 3(d) of IR-Ireland’s articles of association provides that any ordinary share which IR-Ireland has acquired or agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by IR-Ireland will technically be effected as a redemption of those shares as described below under “—Repurchases and Redemptions by IR-Ireland.” If the articles of association of IR-Ireland did not contain Article 3(d), repurchases by IR-Ireland would be subject to many of the same rules that apply to purchases of IR-Ireland shares by subsidiaries described below under “—Purchases by Subsidiaries of IR-Ireland,” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Because Bermuda law does not impose such requirements with respect to share repurchases by IR-Bermuda and we desired to preserve the status quo with respect to share repurchases to the greatest extent possible after the Transaction, Article 3(d) was included in the IR-Ireland articles of association, even though there is no analogous provision in the IR-Bermuda bye-laws. Except where otherwise noted, when we refer elsewhere in this proxy statement to repurchasing or buying back ordinary shares of IR-Ireland, we are referring to the redemption of ordinary shares by IR-Ireland pursuant to Article 3(d) of the articles of association or the purchase of ordinary shares of IR-Ireland by a subsidiary of IR-Ireland, in each case in accordance with the IR-Ireland articles of association and Irish company law as described below.

Repurchases and Redemptions by IR-Ireland

Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves (which are described above under “—Distributions and Dividends”) or the proceeds of a new issue of shares for that purpose. Although IR-Ireland will not have any distributable reserves immediately following the Transaction Time, we are taking steps to create such distributable reserves. Please see “Risk Factors” and “Proposal Number Two: Creation of Distributable Reserves.” The issue of redeemable shares may only be made by IR-Ireland where the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of IR-Ireland. All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Shareholder approval will not be required to redeem IR-Ireland shares.

The board of directors of IR-Ireland will also be entitled to issue preferred shares which may be redeemed at the option of either IR-Ireland or the shareholder, depending on the terms of such preferred shares. Please see “—Capitalization—Authorized Share Capital” above for additional information on redeemable shares.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by IR-Ireland at any time must not exceed 10% of the nominal value of the issued share capital of IR-Ireland. While IR-Ireland holds shares as treasury shares, it cannot exercise any voting rights in respect of those shares. Treasury shares may be cancelled by IR-Ireland or re-issued subject to certain conditions.

Purchases by Subsidiaries of IR-Ireland

Under Irish law, it may be permissible for an Irish or non-Irish subsidiary to purchase shares of IR-Ireland either on-market or off-market. A general authority of the shareholders of IR-Ireland is required to allow a subsidiary of IR-Ireland to make on-market purchases of IR-Ireland shares; however, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of IR-Ireland shares is required. We expect that IR-Ireland will seek such general authority, which must expire no later than 18 months after the date on which it was granted, at the first annual general meeting of IR-Ireland in 2010 and at subsequent annual general meetings. In order for a subsidiary of IR-Ireland to make an on-market purchase of IR-Ireland’s shares, such shares must be purchased on a “recognized stock exchange.” The NYSE, on which the shares of IR-Ireland will be listed following the Transaction, is not currently specified as a recognized stock exchange for this purpose by Irish company law. We understand, however, that it is likely that the Irish authorities will take appropriate steps in the near future to add the NYSE to the list of recognized stock exchanges. For an off-market purchase by a subsidiary of IR-Ireland, the proposed purchase contract must be authorized by special resolution of the shareholders of IR-Ireland before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of IR-Ireland.

The number of shares held by the subsidiaries of IR-Ireland at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of IR-Ireland. While a subsidiary holds shares of IR-Ireland, it cannot exercise any voting rights in respect of those shares. The acquisition of the shares of IR-Ireland by a subsidiary must be funded out of distributable reserves of the subsidiary.

Existing Share Repurchase Program

The board of directors of IR-Bermuda has previously authorized a program to repurchase up to $4 billion of its Class A common shares. Prior to the consummation of the Transaction, we expect (a) the board of directors of IR-Ireland to authorize the repurchase of IR-Ireland shares by IR-Ireland and (b) IR-Bermuda and its nominee shareholders of IR-Ireland to authorize the purchase of IR-Ireland shares by subsidiaries of IR-Ireland, such that IR-Ireland and its subsidiaries will be authorized to purchase shares in an aggregate amount approximately equal to the then remaining authorization under the existing IR-Bermuda share repurchase program.

As noted above, because repurchases of IR-Ireland shares by IR-Ireland will technically be effected as a redemption of those shares pursuant to Article 3(d) of the articles of association, such repurchases may be made whether or not the NYSE is a “recognized stock exchange” and shareholder approval for such repurchases will not be required.

However, because purchases of IR-Ireland shares by subsidiaries of IR-Ireland may be made only on a “recognized stock exchange” and only if the required shareholder approval has been obtained, we expect that the shareholder authorization for purchases by subsidiaries of IR-Ireland described above will be effective as of the later of (i) the Transaction Time and (ii) the date on which the NYSE becomes a recognized stock exchange for this purpose. This authorization will lapse on the date of the 2010 annual general meeting of IR-Ireland, at which time we expect that we would seek shareholder approval to renew this authorization.

Bonus Shares

IR-Bermuda. Under IR-Bermuda’s bye-laws, the board may resolve to capitalize any part of the amount for the time being standing to the credit of any of IR Bermuda’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the shareholders.

IR-Ireland. Under IR-Ireland’s articles of association, the board may resolve to capitalize any amount credited to any reserve or fund available for distribution or the share premium account of IR-Ireland for issuance and distribution to shareholders as fully paid up bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Shareholder Approval of Business Combinations

IR-Bermuda. There are a number of mechanisms for acquiring a Bermuda company, including:

(a)	a procedure under Section 99 of the Bermuda Companies Act known as a “scheme of arrangement.” A scheme of arrangement is a compromise or agreement made between us and our creditors or shareholders, which is made by obtaining (1) the consent for the arrangement of the holders of the Class A common shares and Class B common shares by a majority in number representing 75% in value of the shares voting at such meeting at which a quorum is present in person or by proxy and (2) the consent of the Bermuda Court. A scheme of arrangement is binding on all of our members or creditors;

(b)	a procedure under Section 102 of the Bermuda Companies Act for the compulsory acquisition of the shares of shareholders who dissent from a scheme or contract which involves the transfer of shares in us to another company. Where such a scheme or contract is approved by the holders of 90% in value of the shares to be transferred, the transferee company can, within 2 months of such approval, serve notice requiring those shareholders who dissent to transfer their shares to the transferee company. If no application is made by a dissenting shareholder to the Bermuda court within one month of receiving such notice, the dissenting shareholder is obliged to transfer his shares to the transferee on the terms of the scheme or contract. There are additional requirements which the transferee company has to satisfy in the event that it already holds more than 10% in value of the shares in us when proposing the scheme or contract;

(c)	a procedure under Section 103 of the Bermuda Companies Act, under which the holders of not less than 95% of the shares or a class of shares in us may give notice to the remaining shareholders or shareholders of the relevant class that they wish compulsorily to acquire their shares, on the terms set out in the notice. The shareholders receiving the notice can either accept it, or apply to the Bermuda court within one month of receiving such notice for the court to appraise the value of their shares. The shareholder who gave the notice to acquire has the option either to proceed to acquire the shares at the price fixed by the court, or to discontinue the purchase; and

(d)	under the Bermuda Companies Act, two or more companies registered in Bermuda can amalgamate and continue as one amalgamated company. A Bermuda exempted company and a foreign corporation may amalgamate and continue either as a Bermuda exempted company or as a foreign corporation. The statutory threshold for approval of an amalgamation is 75% of shareholders voting at a special general meeting or such lower majority as is stipulated in the bye-laws of the company. IR-Bermuda’s bye-laws provide that the affirmative vote of the holders of a majority of the votes cast is required to approve an amalgamation. For purposes of approval of an amalgamation, all shares, whether or not otherwise entitled to vote, carry the right to vote. A separate vote of a class of shares is required if the rights of that class would be altered by virtue of the amalgamation.

Under Bermuda law, there is no requirement for a company’s shareholders to approve a sale, lease or exchange of all or substantially all of a company’s property and assets. However, IR-Bermuda’s bye-laws provide that the affirmative vote of the holders of a majority of the votes cast in general meeting is required to approve a sale, lease or exchange of all or substantially all of its property or assets.

IR-Ireland. There are a number of mechanisms for acquiring an Irish public limited company, including:

(a)	a court-approved scheme of arrangement under the Irish Companies Acts. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of: (1) 75% of the voting shareholders by value; and (2) 50% in number of the voting shareholders, at a meeting called to approve the scheme;

(b)	through a tender offer by a third party for all of the shares of IR-Ireland. Where the holders of 80% or more of IR-Ireland’s shares have accepted an offer for their shares in IR-Ireland, the remaining shareholders may be statutorily required to also transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If shares of IR-Ireland were listed on the Irish Stock Exchange or another regulated stock exchange in the EU, this threshold would be increased to 90%; and

(c)	it is also possible for IR-Ireland to be acquired by way of a merger with an EU-incorporated public company under the EU Cross Border Merger Directive 2005/56. Such a merger must be approved by a special resolution. If IR-Ireland is being merged with another EU public company under the EU Cross Border Merger Directive 2005/56 and the consideration payable to IR-Ireland’s shareholders is not all in the form of cash, IR-Ireland’s shareholders may be entitled to require their shares to be acquired at fair value.

Under Irish law, there is no requirement for a company’s shareholders to approve a sale, lease or exchange of all or substantially all of a company’s property and assets. However, IR-Ireland’s articles of association provide that the affirmative vote of the holders of a majority of the outstanding voting shares on the relevant record date is required to approve a sale, lease or exchange of all or substantially all of its property or assets.

Disclosure of Interests in Shares

IR-Bermuda. The Bermuda Companies Act does not include provisions related to disclosure of interests in shares analogous to the provisions of the Irish Companies Acts described below.

IR-Ireland. Under the Irish Companies Acts, there is a notification requirement for shareholders who acquire or cease to be interested in 5% of the shares of an Irish public limited company. A shareholder of IR-Ireland must therefore make such a notification to IR-Ireland if as a result of a transaction the shareholder will be interested in 5% or more of the shares of IR-Ireland; or if as a result of a transaction a shareholder who was interested in more than 5% of the shares of IR-Ireland ceases to be so interested. Where a shareholder is interested in more than 5% of the shares of IR-Ireland, any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to IR-Ireland. The relevant percentage figure is calculated by reference to the aggregate par value of the shares in which the shareholder is interested as a proportion of the entire par value of IR-Ireland’s share capital. Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. All such disclosures should be notified to IR-Ireland within 5 business days of the transaction or alteration of the shareholder’s interests that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above no right or interest of any kind whatsoever in respect of any shares in IR-Ireland concerned, held by such person, shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the court to have the rights attaching to the shares concerned reinstated.

In addition to the above disclosure requirement, IR-Ireland, under the Irish Companies Acts, may by notice in writing require a person whom IR-Ireland knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in IR-Ireland’s relevant share capital to: (a) indicate whether or not it is the case, and (b) where such person holds or has during that time held an interest in the shares of IR-Ireland, to give such further information as may be required by IR-Ireland including particulars of such person’s own past or present interests in shares of IR-Ireland. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

Where such a notice is served by IR-Ireland on a person who is or was interested in shares of IR-Ireland and that person fails to give IR-Ireland any information required within the reasonable time specified, IR-Ireland may apply to court for an order directing that the affected shares be subject to certain restrictions. Under the Irish Companies Acts, the restrictions that may be placed on the shares by the court are as follows:

(a)	any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

(b)	no voting rights shall be exercisable in respect of those shares;

(c)	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

(d)	no payment shall be made of any sums due from IR-Ireland on those shares, whether in respect of capital or otherwise.

Where the shares in IR-Ireland are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

Appraisal Rights

IR-Bermuda. Under the Bermuda Companies Act, a dissenting shareholder of a company participating in an amalgamation (other than an amalgamation between a company and its wholly-owned subsidiary or between two or more subsidiaries of the same company) may apply to the Bermuda courts to appraise the fair value of its shares.

IR-Ireland. Generally, under Irish law, shareholders of an Irish company do not have appraisal rights. Under the EC (Cross-Border Mergers) Regulations 2008 governing the merger of an Irish public limited company and a company incorporated in the European Economic Area, a shareholder (a) who voted against the special resolution approving the merger or (b) of a company in which 90% of the shares is held by the other company the party to the merger of the transferor company has the right to request that the company acquire its shares for cash.

Business Combinations with Interested Shareholders

IR-Bermuda. IR-Bermuda’s bye-laws provide that IR-Bermuda may not engage in any “business combination” with any “interested shareholder” (generally, a 10% or greater shareholder) unless the business combination receives the affirmative vote of the holders of 80% of the shares then in issue of all classes of shares entitled to vote considered for the purposes of that provision of IR-Bermuda’s bye-laws as one class, provided that the above vote requirement does not apply to:

•	any business combination with an interested shareholder that has been approved by IR-Bermuda’s board of directors; or

•

any agreement for the amalgamation, merger or consolidation of any subsidiary of IR-Bermuda with IR-Bermuda or with another subsidiary of IR-Bermuda if (1) the relevant bye-law provisions will not be changed or otherwise affected by or by virtue of the amalgamation, merger or consolidation and (2) the holders of greater than 50% of the voting power of IR-Bermuda or the subsidiary, as appropriate, immediately prior to the amalgamation, merger or consolidation continue to hold greater than 50% of the voting power of the amalgamated company immediately following the amalgamation, merger or consolidation.

The bye-laws of IR-Bermuda provide that “business combination” means:

•

any amalgamation, merger or consolidation of IR-Bermuda or one of its subsidiaries with an interested shareholder or with any person that is, or would be after such amalgamation, merger or consolidation, an affiliate or associate of an interested shareholder;

•

any transfer or other disposition to or with an interested shareholder or any affiliate or associate of an interested shareholder of all or any material part of the assets of IR-Bermuda or one of its subsidiaries; and

•

any issuance or transfer of shares of IR-Bermuda upon conversion of or in exchange for the securities or assets of any interested shareholder, or with any person that is, or would be after such amalgamation, merger or consolidation, an affiliate or associate of an interested shareholder.

IR-Ireland. IR-Ireland’s articles of association include a provision governing business combinations with interested shareholders similar to the provision described above included in IR-Bermuda’s bye-laws.

Other Anti-Takeover Measures

IR-Bermuda. Bermuda law does not expressly prohibit companies from issuing share purchase rights or adopting a shareholder rights plan. However, there is little case law on the enforceability of such plans under Bermuda law. In the adoption of such a plan, the following principles should be observed: (1) the directors take bona fide actions in the best interests of the company as a whole, (2) the powers of the directors are used for a proper purpose, (3) the directors exercise their powers fairly between shareholders and (4) the plan does not penalize any existing shareholders.

The board also has power to issue any authorized and unissued shares of the company on such terms and conditions as it may determine and any such action should be taken in the best interests of IR-Bermuda. It is possible, however, that the terms and conditions of any issue of preferred shares could discourage a takeover or other transaction that holders of some or a majority of the common shares believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.

IR-Ireland.

Shareholder Rights Plans and Share Issuances

Irish law does not expressly prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law. In any event, such a plan would be subject to the Irish Takeover Rules described below.

Subject to the Irish Takeover Rules described below, the board also has power to issue any authorized and unissued shares of IR-Ireland on such terms and conditions as it may determine and any such action should be taken in the best interests of IR-Ireland. It is possible, however, that the terms and conditions of any issue of preferred shares could discourage a takeover or other transaction that holders of some or a majority of the ordinary shares believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.

Irish Takeover Rules and Substantial Acquisition Rules

A transaction by virtue of which a third party is seeking to acquire 30% or more of the voting rights of IR-Ireland will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

•

in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•	the holders of securities in the target company must have sufficient time to allow them to make an informed decision regarding the offer;

•

the board of a company must act in the interests of the company as a whole. If the board of the target company advises the holders of securities as regards the offer it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

•	false markets in the securities of the target company or any other company concerned by the offer must not be created;

•	a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered;

•

a target company may not be hindered longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company particularly if the offer is hostile and the board of the target company must divert its attention to resist the offer; and

•

a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

If an acquisition of shares were to increase the aggregate holding of an acquirer and its concert parties to shares carrying 30% or more of the voting rights in IR-Ireland, the acquirer and, depending on the circumstances, its concert parties would be required (except with the consent of the Irish Takeover Panel) to make a cash offer for the remaining outstanding shares at a price not less than the highest price paid for the shares by the acquirer or its concert parties during the previous 12 months. This requirement would also be triggered by an acquisition of shares by a person holding (together with its concert parties) shares carrying between 30% and 50% of the voting rights in IR-Ireland if the effect of such acquisition were to increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a twelve-month period. A single holder (that is, a holder excluding any parties acting in concert with the holder) holding more than 50% of the voting rights of a company is not subject to this rule.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

A voluntary offer is an offer that is not a mandatory offer. If a bidder or any of its concert parties acquire ordinary shares of IR-Ireland within the period of three months prior to the commencement of the offer period, the offer price must be not less than the highest price paid for IR-Ireland ordinary shares by the bidder or its concert parties during that period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, having regard to the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired ordinary shares of IR-Ireland (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of the total ordinary shares of IR-Ireland or (ii) at any time after the commencement of the offer period, the offer shall be in cash (or accompanied by a full cash alternative) and the price per IR-Ireland ordinary share shall be not less than the highest price paid by the bidder or its concert parties during, in the case of (i), the period of 12 months prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total ordinary shares of IR-Ireland in the 12 month period prior to the commencement of the offer period if the Panel, having regard to the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of IR-Ireland. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of IR-Ireland is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of IR-Ireland and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

Under the Irish Takeover Rules, the board of directors of IR-Ireland is not permitted to take any action which might frustrate an offer for the shares of IR-Ireland once the board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent except as noted below. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

(a)	the action is approved by IR-Ireland’s shareholders at a general meeting; or

(b)	with the consent of the Irish Takeover Panel where:

(i)	the Irish Takeover Panel is satisfied the action would not constitute a frustrating action;

(ii)	the holders of 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

(iii)	in accordance with a contract entered into prior to the announcement of the offer; or

(iv)	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

For other provisions that could be considered to have an anti-takeover effect, please see above at “—Pre-emption Rights, Share Warrants and Share Options,” “—Disclosure of Interests in Shares,” and “—Business Combinations with Interested Shareholders,” in addition to “—Election of Directors,” “—Vacancies on Board of Directors,” “—Removal of Directors,” “—Board and Committee Composition; Management,” “—Shareholder Consent to Action Without Meeting,” “—Amendment of Governing Documents” and “—Director Nominations; Proposals of Shareholders” below.

Election of Directors

IR-Bermuda. IR-Bermuda’s bye-laws provide that the board of directors will consist of not less than three nor more than twenty persons (or such number in excess thereof as the shareholders may from time to time determine), with the exact number in that range to be set from time to time by the board of directors. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors within the stated range.

Directors are elected or appointed at the annual general meeting or at any special general meeting called for that purpose. Each director is elected by the affirmative vote of a majority of the votes cast with respect to such director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors are elected by a plurality of votes cast. Directors hold office for a term determined by the shareholders or, in the absence of such determination, until the earliest of (i) the conclusion of the next annual general meeting, (ii) their successors are elected or appointed or (iii) their office is otherwise vacated in accordance with our bye-laws. Holders of Class A common shares are entitled to one vote per each such at all meetings at which directors are elected. Holders of Class B common shares are not entitled to vote for the election of directors.

IR-Ireland. The Irish Companies Acts provide for a minimum of two directors. IR-Ireland’s articles of association provide for a minimum of two directors and a maximum of twenty directors. The shareholders of IR-Ireland may from time to time increase or reduce the maximum number, or increase the minimum number, of directors by a special resolution amending the articles of association. Although the IR-Bermuda bye-laws provide that the number of directors to be elected within the minimum and maximum provided in the bye-laws will be determined by the board, the IR-Ireland articles of association do not include analogous provisions because (a) Irish law does not expressly recognize a concept of “board size” within the minimum and maximum number of directors, and (b) it is unclear whether a provision in an Irish public limited company’s articles of association permitting the board to set the maximum number of directors would be valid under Irish law.

Directors are elected by the affirmative vote of a majority of the votes cast by shareholders at an annual general meeting and serve for one year terms. Any nominee for director who does not receive a majority of the votes cast is not elected to the board. However, because Irish law requires a minimum of two directors at all times, in the event that an election results in no director being elected, each of the two nominees receiving the greatest number of votes in favor of his or her election shall hold office until his or her successor shall be elected. In the event that an election results in only one director being elected, that director shall be elected and shall serve for a one year term, and the nominee receiving the greatest number of votes in favor of their election shall hold office until his or her successor shall be elected.

Vacancies on Board of Directors

IR-Bermuda. IR-Bermuda’s bye-laws provide that a vacancy occurring in the board of directors (including a vacancy resulting from an increase in the number of directors or the removal of a director) not filled by the shareholders in general meeting may be filled by the affirmative vote of a majority of the directors remaining in office, provided that a quorum is present.

Under IR-Bermuda’s bye-laws, if the board of directors fills a vacancy, the director’s term expires at the earliest of: the conclusion of the next annual general meeting, until his or her successor shall have been elected or appointed, or until his or her office is vacated in accordance with IR-Bermuda’s bye-laws.

A vacancy on the board created by the removal of a director may be filled by the shareholders at the meeting at which such director is removed and, in the absence of such election or appointment, the remaining directors may fill the vacancy.

IR-Ireland. IR-Ireland’s articles of association provide that the directors shall have the authority to appoint one or more directors to IR-Ireland’s board, subject to the maximum in the articles of association. A vacancy caused by the removal of a director may be filled at the meeting at which the director is removed by resolution of IR-Ireland’s shareholders. If not, it may be filled by the board of directors.

Any director so appointed shall hold office until the next annual general meeting of IR-Ireland. During any vacancy in the board, the remaining directors shall have full power to act as the board.

Removal of Directors

IR-Bermuda. IR-Bermuda’s bye-laws provide that directors may be removed without cause only upon the affirmative vote of the holders of at least 80% of the shares entitled to vote for the election of directors and for cause only upon the affirmative vote of the holders of at least 66 2/3% of the shares entitled to vote at the election of directors at any special general meeting convened in accordance with IR-Bermuda’s bye-laws; provided that the notice of any such meeting convened for the purpose of removing a director contain a statement of the intention to do so and be served on such director not less than 14 days before the meeting and at such meeting such director shall be entitled to be heard on the motion for such director’s removal.

IR-Ireland. The Irish Companies Acts provide that notwithstanding anything contained in the articles of association of a company or in any agreement between that company and a director, the shareholders may by an ordinary resolution remove a director from office before the expiration of his or her term. Because of this provision of the Irish Companies Acts, which does not have an analog under Bermuda law, the IR-Ireland articles of association do not deny the power of the shareholders to remove any director from office without cause, even though the IR-Bermuda bye-laws do deny such power as described above. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract) which the director may have against IR-Ireland in respect of his or her removal.

Board and Committee Composition; Management

IR-Bermuda. IR Bermuda’s bye laws provide that the board of directors may delegate any or all of its powers to a committee or committees appointed by the board which may consist partly or entirely of non-directors and every such committee shall conform to such directions as the board shall impose on them; provided that a committee appointed by the board shall not have the power to set its or its members’ remuneration. The meetings and proceedings of any such committee shall be governed by the provisions of IR-Bermuda’s bye-laws regulating the meetings and proceedings of the board, so far as the same are applicable and are not superseded by directions imposed by the board. The board, by the affirmative vote of a majority of the entire board, may appoint from their number an executive committee of which committee a majority of committee members shall constitute a quorum; and to such extent as shall be provided in IR-Bermuda’s bye-laws and as may be permitted by law, such committee shall have and may exercise any or all of the powers of the board. The board, by the affirmative vote of a majority of the entire board, may appoint any other standing committees and such standing committees shall have and may exercise such powers as may be conferred and authorized by IR-Bermuda’s bye-laws or by the board and as may be permitted by law. Each committee of the board shall keep complete, accurate minutes and records of all actions taken by such committee, prepare such minutes and records in a timely fashion and promptly make available all such minutes and records to each member of the board.

IR-Ireland. The articles of association of IR-Ireland allocate authority over the management of IR-Ireland to the board of directors. The board of directors may then delegate management of IR-Ireland to committees of the board, executives or to a management team, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of IR-Ireland. It is the intention of IR-Ireland to replicate the existing committees that are currently in place for IR-Bermuda which include an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and a Finance Committee. It also is the intention of IR-Ireland to adopt IR-Bermuda’s current Corporate Governance Guidelines.

Duties of the Board of Directors

IR-Bermuda. Bermuda law does not impose an all-embracing code of conduct on directors. Many of the duties and obligations of a director are statutory; others are found only in common law. The Bermuda Companies Act contains numerous provisions relating to the duties of directors and prescribes penalties for breach of such duties. At common law a director owes two types of duty to the company: a fiduciary duty and a duty of skill and care. An individual director must act in good faith in his or her dealings with or on behalf of the company and exercise the powers and fulfill the duties of the office honestly. A director has a duty to act in good faith in what he or she considers is the best interests of the company and not for any collateral purpose. Directors must act within the powers set out in the company’s memorandum of association and bye-laws and exercise their powers in the company’s interests and for the purposes for which those powers were conferred. Directors are responsible to the company and not, in the absence of special circumstances, to the shareholders as individuals. For these purposes, the company is generally defined with reference to the interest of both present and future shareholders of the company as a whole.

IR-Ireland. The directors of IR-Ireland have certain statutory and fiduciary duties. All of the directors have equal and overall responsibility for the management of IR-Ireland (although directors who also serve as employees will have additional responsibilities and duties arising under their employment agreements and will be expected to exercise a greater degree of skill and diligence than non-executive directors). The principal directors’ duties include the common law fiduciary duties of good faith and exercising due care and skill. The statutory duties include ensuring the maintenance of proper books of account, having annual accounts prepared, having an annual audit performed, the duty to maintain certain registers and make certain filings as well as disclosure of personal interests. Particular duties also apply to directors of insolvent companies (for example, the directors could be liable to sanctions where they are deemed by the court to have carried on the business of IR-Ireland while insolvent, without due regard to the interests of creditors). For public limited companies like IR-Ireland, directors are under a specific duty to ensure that the Secretary is a person with the requisite knowledge and experience to discharge the role.

Indemnification of Directors and Officers; Insurance

IR-Bermuda. IR-Bermuda’s bye-laws require it to indemnify any person who is, was or is threatened to be made a party to any proceeding because he or she is or was a director or officer of IR-Bermuda, or because he or she is or was serving at the request of IR-Bermuda as a director, officer, partner, venturer, proprietor, trustee, employee, agent or other similar functionary of another entity, organization, employee benefit plan or other enterprise, against any liability, including reasonable expenses and legal fees, incurred in the proceeding to the fullest extent permitted by Bermuda law. Under the IR-Bermuda bye-laws, for the purpose of the indemnification provision, “proceeding” is broadly defined to include any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit, claim or proceeding, and any inquiry or investigation that could lead to such an action, suit, claim or proceeding. The IR-Bermuda bye-laws also provide that it may, but is not obligated to, indemnify its other employees or agents. The indemnification provisions also require IR-Bermuda to pay reasonable expenses incurred in a proceeding in advance of the final disposition of any such proceeding, provided that the indemnified person undertakes to repay IR-Bermuda if it is ultimately determined that such person was not entitled to indemnification.

Bermuda companies may take out directors and officers liability insurance, as well as other types of insurance, for their directors and officers.

Under the Bermuda Companies Act, a company cannot indemnify any individual that is adjudged to be liable for fraud or dishonesty in the performance of his or her duties.

IR-Ireland. IR-Ireland’s articles of association confer an indemnity on its directors and Secretary that is more limited than the analogous indemnity in IR-Bermuda’s bye-laws, because the Irish Companies Acts prescribe that such an indemnity only permits a company to pay the costs or discharge the liability of a director or the Secretary where judgment is given in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or Secretary acted honestly and reasonably and ought fairly to be excused. This restriction does not apply to executives who are not directors or the Secretary of IR-Ireland. Any provision which seeks to indemnify a director or secretary of an Irish company over and above this shall be void under Irish law, whether contained in its articles of association or any contract between the director and the company.

IR-Ireland’s articles of association also contain indemnification and expense advancement provisions for persons who are not directors or Secretary of IR-Ireland that are substantially similar to those provided in IR-Bermuda’s bye-laws.

Irish companies may take out directors and officers liability insurance, as well as other types of insurance, for their directors and officers.

In addition, in connection with the Transaction, we expect that IR-Bermuda and IR-Ireland will enter into indemnification agreements (or deed poll indemnities) with or as to each of IR-Ireland’s directors and officers, as well as with individuals serving as directors or officers of our subsidiaries, providing for the indemnification of, and advancement of expenses to, these persons. We expect that the indemnification and expense advancement provided under these indemnification agreements (or deed poll indemnities) will be substantially similar to that currently afforded by IR-Bermuda under its bye-laws to its directors and officers and those serving at its request in other capacities as described above, with the primary differences being such modifications as may be necessary to account for limitations on the ability of an Irish company to indemnify its directors or its Secretary.

Limitation on Director Liability

IR-Bermuda. Under Bermuda law a company shall not indemnify any individual that is adjudged to be liable for fraud or dishonesty in the performance of his or her duties to such company.

IR-Bermuda’s bye-laws provide that each shareholder agrees to exempt a director or officer from any claim or right of action such shareholder may have, whether individually or in the right of IR Bermuda, on account of any action taken or the failure to take any action in the performance of his duties for IR Bermuda. Such waiver does not cover any matter involving fraud or dishonesty.

IR-Ireland. Under Irish law, a company may not exempt its directors from liability for negligence or a breach of duty, and therefore IR-Ireland’s articles of association do not include provisions exempting directors from liability analogous to the provisions of IR-Bermuda’s bye-laws described above. However, where a breach of duty has been established, directors may be statutorily exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result.

Conflicts of Interest

IR-Bermuda. A director must not put himself or herself in a position where there is an actual or potential conflict between a personal interest or the duties owed to third parties and his or her duty to the company. Notwithstanding the duty to avoid a conflict of interest, a director may enter into a contract where a conflict of interest might arise if the bye-laws allow it or if the company gives its approval in a general meeting of shareholders.

Any contract or other transaction to which IR-Bermuda or any subsidiary of IR-Bermuda is a party and in which one or more directors has a direct or indirect interest that is material to such director or directors shall be authorized, approved, or ratified by affirmative vote of a majority of the disinterested directors, even if the disinterested directors constitute less than a quorum; provided that no such contract or other transaction will be void or voidable solely by reason of such interest, or solely because such director or directors are present at the meeting of the board or committee which authorizes or approves the contract or transaction, or solely because his or their votes are counted for such purpose, if any one of the following is true: (A) the contract or other transaction is fair and reasonable as to IR-Bermuda or the subsidiary of IR-Bermuda at the time it is authorized, approved or ratified; (B) the fact of the interest is disclosed or known to the board or committee and the board or committee authorizes, approves, or ratifies the contract or transaction by unanimous written consent, provided at least one director so consenting is disinterested, or by affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; or (C) the fact of the interest is disclosed or known to the members, and they authorize, approve or ratify the contract or transaction.

IR-Ireland. As a matter of Irish law, a director is under a general fiduciary duty to avoid conflicts of interest. Under Irish law, directors who have a personal interest in a contract or a proposed contract with IR-Ireland are required to declare the nature of their interest at a meeting of the directors of IR-Ireland. IR-Ireland is required to maintain a register of such declared interests which must be available for inspection by the shareholders.

Shareholders’ Suits

IR-Bermuda. Under Bermuda law, a court will generally refuse to interfere with the management of a company on behalf of minority shareholders who are dissatisfied with the conduct of a company’s affairs by its board of directors. However, each shareholder is entitled to have the affairs of the company properly conducted in accordance with law. Therefore, if those who control the company persistently disregard the requirements of law or of the company’s memorandum of association or bye-laws, the court may grant relief. Bermuda courts ordinarily would be expected to follow English precedent, which would permit the court to intervene in any of the following circumstances: (i) where the act complained of is alleged to be beyond the corporate power of the company or illegal; (ii) where the act complained of is alleged to constitute a fraud against the minority shareholders by those controlling the company, provided that the majority shareholders have used their controlling position to prevent the company from taking action against the wrongdoers; (iii) where an act requires approval by a greater percentage of the company’s shareholders than actually approved it; or (iv) where such an action is necessary in order that there not be a violation of the company’s memorandum of association or bye-laws.

Under the Bermuda Companies Act, a shareholder is entitled to complain to the court that the affairs of the company are being conducted in a manner which is oppressive or unfairly prejudicial to the shareholders, or some of them, and seek a winding up of the company or an alternative remedy.

An individual shareholder may seek to bring an action on behalf of the company to enforce the company’s rights, and judgment in such a case would be in favor of the company.

An individual shareholder may be permitted to bring an action on behalf of himself and his or her fellow shareholders to remedy a wrong done to the company or to compel the company to conduct its affairs in accordance with the rule governing it.

A shareholder also may be permitted to bring an action in his or her own name on his or her own behalf against a Bermuda company or another shareholder. In any such action, however, a loss suffered by the company will not be regarded as a direct loss suffered by the individual shareholder. Remedies for such an action are generally limited to declarations or injunctions.

IR-Ireland. In Ireland, the decision to institute proceedings is generally taken by a company’s board of directors who will usually be empowered to manage the company’s business. In certain limited circumstances, a shareholder may be entitled to bring a derivative action on behalf of IR-Ireland. The central question at issue in deciding whether a minority shareholder may be permitted to bring a derivative action is whether, unless the action is brought, a wrong committed against IR-Ireland would otherwise go un-redressed.

The principal case law in Ireland indicates that to bring a derivative action a person must first establish a prima facie case (1) that the company is entitled to the relief claimed and (2) that the action falls within one of the five exceptions derived from case law, as follows:

•	Where an ultra vires or illegal act is perpetrated.

•	Where more than a bare majority is required to ratify the “wrong” complained of.

•	Where the shareholders’ personal rights are infringed.

•	Where a fraud has been perpetrated upon a minority by those in control.

•	Where the justice of the case requires a minority to be permitted to institute proceedings.

The shareholders of IR-Ireland may also bring proceedings against IR-Ireland where the affairs of IR-Ireland are being conducted, or the powers of the directors are being exercised, in a manner oppressive to the shareholders or in disregard of their interests. Oppression connotes conduct which is burdensome, harsh or wrong. The conduct must relate to the internal management of IR-Ireland. This is an Irish statutory remedy and the court can grant any order it sees fit, usually providing for the purchase or transfer of the shares of any shareholder.

Shareholder Consent to Action Without Meeting

IR-Bermuda. IR-Bermuda’s bye-laws provide that any action which may be taken by resolution of in a general meeting or a meeting of any class of shareholders may, without a meeting and without any previous notice, be done by resolution in writing signed by all the shareholders who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

IR-Ireland. The Irish Companies Acts provide for the ability of shareholders to consent to action without a meeting by way of a unanimous written resolution. IR-Ireland’s articles of association provide that anything which may be done by resolution of IR-Ireland at a general meeting may be done by resolution in writing, but only if it is signed by or on behalf of all of the shareholders entitled to attend and vote on the relevant resolution.

Annual Meetings of Shareholders

IR-Bermuda. A general meeting of IR-Bermuda’s shareholders shall be convened at least once in every calendar year, referred to as the annual general meeting. The directors may select the location/jurisdiction in which the annual general meeting will take place. At any annual general meeting only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the board or (b) by any member entitled to vote at such meeting who complies with the procedures set forth in the bye-laws. Please see “—Director Nominations; Proposals of Shareholders” below.

Notice of an annual general meeting must be given to all shareholders of IR-Bermuda. The Bermuda Companies Act provides that, notwithstanding any provisions in the bye-laws of a company, at least 5 days’ notice shall be given of any meeting of a company, other than an adjourned meeting. The IR-Bermuda bye-laws provide that notice of an annual general meeting shall be given not less than 5 nor more than 60 days before the date of the meeting.

As a matter of Bermuda company law, the matters which must be transacted at an annual general meeting (unless waived in accordance with the Bermuda Companies Act) are the presentation of financial statements of IR-Bermuda and the appointment of an auditor to hold office until the close of the next annual general meeting (and, if no such appointment is made, the auditor in office shall continue until a successor is appointed).

IR-Ireland. IR-Ireland will be required to hold an annual general meeting within eighteen months of incorporation and at intervals of no more than fifteen months thereafter, provided that an annual general meeting is held in each calendar year following the first annual general meeting, no more than nine months after

IR-Ireland’s fiscal year-end. The first annual general meeting of IR-Ireland may be held outside Ireland. Thereafter, any annual general meeting may be held outside Ireland if a resolution so authorizing has been passed at the preceding annual general meeting. At any annual general meeting only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the board or (b) by any member entitled to vote at such meeting who complies with the procedures set forth in the articles of association. Please see “—Director Nominations; Proposals of Shareholders” below.

Notice of an annual general meeting must be given to all shareholders of IR-Ireland and to the auditors of IR-Ireland. The articles of association of IR-Ireland provide that the maximum notice period is 60 days. The minimum notice period is 21 days’ notice in writing for an annual general meeting. Because of the fifteen-month requirement described in the previous paragraph and the 21-day requirement described in this paragraph, which are different from the analogous provisions of Bermuda law, IR-Ireland’s articles of association include provisions reflecting these requirements of Irish law, even though the analogous provisions of IR-Bermuda’s bye-laws differ in this respect.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the presentation of the annual accounts, balance sheet and reports of the directors and auditors, the appointment of auditors and the fixing of the auditor’s remuneration (or delegation of same). If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office.

Special Meetings of Shareholders

IR-Bermuda. Special general meetings of IR-Bermuda may be convened by (i) the chairman of the board of directors or president (if any), (ii) the board of directors or (iii) on requisition of the shareholders holding not less than 10% of the paid up share capital of IR-Bermuda carrying the right to vote in general meeting, provided that any matter to be voted upon at a meeting requisitioned by shareholders requires the affirmative vote of at least 66 2/3% of the shares entitled to vote. Special general meetings are generally held for the purposes of approving shareholder resolutions of IR-Bermuda as may be required from time to time. At any special general meeting only such business shall be conducted as is set forth in the notice thereof.

Notice of a special general meeting must be given to all shareholders of IR-Bermuda. The Bermuda Companies Act provides that, notwithstanding any provisions in the bye-laws of a company, at least 5 days’ notice shall be given of any meeting of a company, other than an adjourned meeting. The IR-Bermuda bye-laws provide that notice of a special general meeting shall be given not less than 5 nor more than 60 days before the date of the meeting. Special general meetings may be called by shorter notice, but only with the consent of a majority in number of the shareholders having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.

IR-Ireland. Extraordinary general meetings of IR-Ireland may be convened by (i) the chairman of the board of directors, (ii) the board of directors, (iii) on requisition of the shareholders holding not less than 10% of the paid up share capital of IR-Ireland carrying voting rights or (iv) on requisition of IR-Ireland’s auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions of IR-Ireland as may be required from time to time. At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.

Notice of an extraordinary general meeting must be given to all shareholders of IR-Ireland and to the auditors of IR-Ireland. The articles of association of IR-Ireland provide that the maximum notice period is 60 days. The minimum notice periods are 21 days’ notice in writing for an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting. Because of the 21-day and 14-day requirements described in this paragraph, which are different from the analogous provisions of Bermuda law, IR-Ireland’s articles of association include provisions reflecting these requirements of Irish law, even though the analogous provisions of IR-Bermuda’s bye-laws differ in this respect.

In the case of an extraordinary general meeting convened by shareholders of IR-Ireland, the proposed purpose of the meeting must be set out in the requisition notice. The requisition notice can contain any resolution. Upon receipt of this requisition notice, the board of directors has 21 days to convene a meeting of IR-Ireland’s shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

If the directors become aware that the net assets of IR-Ireland are half or less of the amount of IR-Ireland’s called-up share capital, the directors of IR-Ireland must convene an extraordinary general meeting of IR-Ireland’s shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Record Dates for Shareholder Meetings

IR-Bermuda. IR-Bermuda’s bye-laws provide that the board may set the record date for any general shareholder meeting and the record date shall be at most 60 days prior to the general meeting.

IR-Ireland. IR-Ireland’s articles of association provide that the board may set the record date for any general shareholder meeting and the record date shall be at most 60 days prior to the general meeting.

Director Nominations; Proposals of Shareholders

IR-Bermuda. The Bermuda Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting or to circulate a statement prepared by the shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition of a resolution is either that number of shareholders representing at least 5% of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders.

IR-Bermuda’s bye-laws provide that a shareholder entitled to vote at an annual general meeting may propose business to be included in the meeting’s agenda only if written notice of such shareholder’s intent is given to IR-Bermuda’s Secretary not later than 90 days in advance of the anniversary of the immediately preceding annual general meeting or if the annual general meeting occurs more than 30 days before or 60 days after the anniversary of the preceding annual meeting, not later than the close of business on the seventh day following the date on which notice of such meeting is given to shareholders.

The notice must set forth:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting this business at the general meeting;

•	the name and address, as they appear on IR-Bermuda’s books, of the shareholders proposing such business;

•	the class and number of shares which are beneficially owned by the shareholder; and

•	any material interest of the shareholder in such business.

IR-Bermuda’s bye-laws provide that a shareholder entitled to vote for the election of directors may nominate a person or persons for election only if written notice of such shareholder’s intent to make such nomination is given to the Secretary not later than (a) with respect to an election to be held an annual general meeting, 90 days in advance of the anniversary of the preceding annual general meeting or if the date of the annual general meeting occurs more than 30 days before or 60 days after the anniversary of such preceding annual general meeting, not later than the close of business on the seventh day after notice of such meeting is given to shareholders and (b) with respect to an election of a director pursuant to written consent by shareholders without a meeting, 60 days before materials soliciting such consents are first mailed to shareholders, or if no such materials are required to be mailed by applicable law, 60 days before the first written consent is executed.

The notice must set forth the following information:

•	the name and address of the shareholder who intends to make the nomination and of the person nominated for election;

•

a representation that the shareholder is a holder of record of the shares entitled to vote at such meeting or to express written consent and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice or to execute a written consent to elect such person;

•	a description of all arrangements or understandings between the shareholder and the nominee and any other person (naming such person) pursuant to which the nomination for election are to be made;

•

such other information regarding each nominee proposed as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the U.S. Securities and Exchange Commission if such nominee had been nominated by the board; and

•	the consent of each nominee to serve as a director if elected.

The board of directors of IR-Bermuda may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. If the facts so warrant, the person presiding at the annual general meeting may determine and declare that business was not properly brought before the meeting and, if such person makes such a determination, any such business not properly brought before the meeting will not be transacted.

IR-Ireland. The Irish Companies Acts provide that shareholders holding not less than 10% of the total voting rights may call an extraordinary general meeting for the purpose of considering director nominations or other proposals, as described above under “—Special Meetings of Shareholders.” While the Bermuda Companies Act provides shareholders with statutory rights to propose business at annual and special general meetings in certain circumstances as described above, the Irish Companies Acts provide shareholders with analogous statutory rights with respect to extraordinary general meetings only.

IR-Ireland’s articles of association contain advance notice requirements for shareholders to propose business or make nominations at annual general meetings that are similar to those contained in the bye-laws of IR-Bermuda.

Adjournment of Shareholder Meetings

IR-Bermuda. IR-Bermuda’s bye-laws provide that the chairman of any shareholder meeting may, with the consent of a majority of votes cast by the shareholders present and voting on an adjournment proposal at a meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn the meeting. Any meeting duly called at which a quorum is not present shall be adjourned and IR-Bermuda shall provide notice pursuant to IR-Bermuda’s bye-laws.

IR-Ireland. IR-Ireland’s articles provide that the chairman of any shareholder meeting may, with the consent of a majority of votes cast by the shareholders present and entitled to vote at the meeting, and shall, if so directed by the meeting, adjourn the meeting. Any meeting duly called at which a quorum is not present shall be adjourned and IR-Ireland shall provide notice pursuant to its articles of incorporation.

Voting Rights

IR-Bermuda. Each outstanding Class A common share is entitled to one vote on each matter submitted to a vote of the shareholders, including the election of directors. Subject to any required preference share class votes, the holders of Class A common shares will vote as a single class with the holders of preference shares and Class B common shares on any matter for which holders of Class B common shares are entitled to vote under the Companies Act and on any matter which the holders of preference shares are entitled to vote under the Companies Act or the applicable series of preference shares. Generally, the holders of Class B common shares will not be entitled to vote. However, under the Bermuda Companies Act, each share of IR-Bermuda carries the right to vote in respect of an amalgamation or merger, whether or not it otherwise carries the right to vote. IR-New Jersey and IR-Bermuda have entered into a voting agreement with respect to Class B common shares to ensure that, in the limited instances a vote is granted to the holders of Class B common shares, such vote will not dilute the voting power of Class A common shares.

In accordance with the bye-laws of IR-Bermuda, the directors of IR-Bermuda may from time to time cause IR-Bermuda to issue preferred shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred shares (e.g., they may carry more votes per share than common shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preferred shares).

Treasury shares will not be entitled to vote at general meetings of shareholders.

Subject to voting with respect to business combinations with interested shareholders and the variation of share rights as provided for in IR-Bermuda’s bye-laws, any matter submitted to shareholders at a general meeting at which a quorum is present requires the affirmative vote of a majority of the votes cast unless otherwise required by the Bermuda Companies Act or the bye-laws.

IR-Ireland. Where a poll is demanded at a general meeting, every shareholder shall have one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights on a poll may be exercised by shareholders registered in IR-Ireland’s share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by IR-Ireland’s articles of association. The articles of association of IR-Ireland permit the appointment of proxies by the shareholders to be notified to IR-Ireland electronically.

IR-Ireland’s articles provide that all resolutions shall be decided by a show of hands unless a poll is demanded by the Chairman, by at least three shareholders as of the record date for the meeting or by any shareholder or shareholders holding not less than 10% of the total voting rights of IR-Ireland as of the record date for the meeting. Each IR-Ireland ordinary shareholder of record as of the record date for the meeting has one vote at a general meeting on a show of hands.

In accordance with the articles of association of IR-Ireland, the directors of IR-Ireland may from time to time cause IR-Ireland to issue preferred shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preferred shares).

Treasury shares will not be entitled to vote at general meetings of shareholders.

Irish company law requires “special resolutions” of the shareholders at a general meeting to approve certain matters. A special resolution requires not less than 75% of the votes cast of IR-Ireland’s shareholders at a general meeting. This may be contrasted with “ordinary resolutions,” which require a simple majority of the votes of IR-Ireland’s shareholders cast at a general meeting. Examples of matters requiring special resolutions include:

•	Amending the objects of IR-Ireland;

•	Amending the articles of association of IR-Ireland;

•	Approving the change of name of IR-Ireland;

•	Authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

•	Opting out of pre-emption rights on the issuance of new shares;

•	Re-registration of IR-Ireland from a public limited company as a private company;

•	Variation of class rights attaching to classes of shares;

•	Purchase of own shares off-market;

•	The reduction of share capital;

•	Resolving that IR-Ireland be wound up by the Irish courts;

•	Resolving in favor of a shareholders’ voluntary winding-up;

•	Re-designation of shares into different share classes; and

•	Setting the re-issue price of treasury shares.

A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of: (1) 75% of the voting shareholders by value; and (2) more than 50% in number of the voting shareholders, at a meeting called to approve the scheme.

Variation of Rights Attaching to a Class or Series of Shares

IR-Bermuda. IR-Bermuda’s bye-laws provide that, subject to the Bermuda Companies Act, all or any special rights attached to any class of shares in issue may, unless otherwise expressly provided in the rights attaching to or by the terms of issue of the shares of that class, from time to time be altered or abrogated with the consent in writing of the holders of not less than 75% of the shares then in issue of that class (if the terms of any class or series of preferred shares provide for action to be taken or resolutions to be passed by consent in writing) or with the sanction of a resolution passed at a separate general meeting of the holders of shares of that class by a majority of the votes cast.

IR-Ireland. Variation of all or any special rights attached to any class of shares of IR-Ireland is addressed in the articles of association of IR-Ireland as well as the Irish Companies Acts. Any variation of class rights attaching to the issued shares of IR-Ireland must be approved by a special resolution of the shareholders of the class affected.

Amendment of Governing Documents

IR-Bermuda. Under the Bermuda Companies Act, amendments to the memorandum of association of a Bermuda company must be approved by a majority of votes cast by the shareholders voting on the amendments and certain restricted business purposes require the prior consent of the Bermuda Minister of Finance.

Pursuant to the Bermuda Companies Act and our bye-laws, IR-Bermuda’s bye-laws may only be amended and new bye-laws may only be made if approved both by resolution of the board and by resolution by the shareholders.

IR-Ireland. Irish companies may only alter their memorandum and articles of association by the passing of a special resolution of shareholders. Therefore, IR-Ireland’s articles of association do not include amendment provisions analogous to the amendment provisions of IR-Bermuda’s bye-laws described above.

Quorum Requirements

IR-Bermuda. Two or more persons present in person and representing in person or by proxy a majority of the shares then in issue entitled to vote at any general meeting shall form a quorum for the conduct of business. No business may take place at a general meeting of IR-Bermuda if a quorum is not present in person or by proxy. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

IR-Ireland. The presence, in person or by proxy, of the holders of a majority of the IR-Ireland ordinary shares outstanding constitutes a quorum for the conduct of business. No business may take place at a general meeting of IR-Ireland if a quorum is not present in person or by proxy. The board of directors has no authority to waive quorum requirements stipulated in the articles of association of IR-Ireland. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

Inspection of Books and Records

IR-Bermuda. Under Bermuda law, shareholders have the right to: (i) inspect or obtain copies of the minutes of general meetings of the company; (ii) receive a copy of the memorandum of association and the bye-laws of IR-Bermuda; (iii) inspect or obtain copies of the register of directors and officers and the register of charges of IR-Bermuda; (iv) receive financial statements, as required by the Bermuda Companies Act before the annual general meeting; (v) inspect or obtain a copy of the share register of IR-Bermuda on any business day, subject to reasonable restrictions imposed by the board of directors; and (vi) receive the auditor’s report as part of the financial statements provided to them by IR-Bermuda. The Bermuda Companies Act requires that financial information be provided at a minimum of 5 days prior to the general meeting of shareholders.

IR-Ireland. Under Irish law, shareholders have the right to: (i) receive a copy of the memorandum and articles of association of IR-Ireland and any act of the Irish Government which alters the memorandum of association of IR-Ireland; (ii) inspect and obtain copies of the minutes of general meetings and resolutions of IR-Ireland; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by IR-Ireland; (iv) receive copies of balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (v) receive balance sheets of a subsidiary company of IR-Ireland which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. The auditors of IR-Ireland will also have the right to inspect all books, records and vouchers of IR-Ireland. The auditors’ report must be circulated to the shareholders with IR-Ireland’s IFRS Financial Statements 21 days before the annual general meeting and must be read to the shareholders at IR-Ireland’s annual general meeting.

Transfer and Registration of Shares

IR-Bermuda. IR-Bermuda’s U.S.-based share register is maintained by its transfer agent. Registration in this share register is determinative of membership in IR-Bermuda. A shareholder of IR-Bermuda who holds shares beneficially is not a holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through the same depository or other nominee is not registered in IR-Bermuda’s share register, as the depository or other nominee remains the record holder of such shares.

Subject to applicable Bermuda law and IR-Bermuda’s bye-laws, any shareholder may transfer all or any of its shares. The instrument of transfer of a share shall be signed by or on behalf of the transferor and where any share is not fully paid, the instrument of transfer shall be signed by or on behalf of the transferee.

Class A common shares are not subject to restrictions on transfer, other than as required to comply with applicable Bermuda law and U.S. and other securities laws.

It is IR Bermuda’s intention that Class B common shares only be held by IR-New Jersey and other wholly-owned subsidiaries of IR-Bermuda, and as such, would not be transferred out of the IR-Bermuda consolidated group prior to being converted to Class A common shares as described above under “—Distributions and Dividends; Repurchases and Redemptions.” The IR-Bermuda bye-laws provide that in the event Class B common shares are transferred to any person or entity other than a wholly-owned, direct or indirect, subsidiary of IR-Bermuda, the shares so transferred will convert automatically into Class A common shares on a one-for-one basis. Any transfer of Class A common shares following conversion from Class B common shares will only be made in accordance with the applicable securities laws and rules of the NYSE, including those rules relating to required shareholder approvals.

The board of directors may decline to register any transfer unless:

(i)	the instrument of transfer is duly stamped and lodged with IR-Bermuda at such place as the board shall appoint for the purpose, accompanied by the certificate for the shares (if any has been issued) to which it relates and such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer, or

(ii)	the instrument of transfer is in respect of only one class of share; and where applicable, all consents, authorizations and permissions of any governmental body or agency in Bermuda have been obtained.

The registration of transfers may be suspended by the directors at such times and for such period, not exceeding in the whole 30 days each year, as the directors may from time to time determine.

IR-Ireland. IR-Ireland’s share register will be maintained by its transfer agent. Registration in this share register will be determinative of membership in IR-Ireland. A shareholder of IR-Ireland who holds shares beneficially will not be the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in IR-Ireland’s official share register, as the depository or other nominee will remain the record holder of such shares.

A written instrument of transfer is required under Irish law in order to register on IR-Ireland’s official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly, or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer also is required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on IR-Ireland’s official Irish share register.

We currently intend to pay (or cause one of our affiliates to pay) stamp duty in connection with share transfers made in the ordinary course of trading by a seller who holds shares directly to a buyer who holds the acquired shares beneficially. In other cases IR-Ireland may, in its absolute discretion, pay (or cause one of its affiliates to pay) any stamp duty. IR-Ireland’s articles of association as they will be in effect after the Transaction provide that, in the event of any such payment, IR-Ireland (i) may seek reimbursement from the transferor or transferee (at our discretion), (ii) may set-off the amount of the stamp duty against future dividends payable to the transferor or transferee (at our discretion), and (iii) will have a lien against the IR-Ireland shares on which we have paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in IR-Ireland shares has been paid unless one or both of such parties is otherwise notified by us.

IR-Ireland’s articles of association as they will be in effect after the Transaction delegate to IR-Ireland’s Secretary the authority to execute an instrument of transfer on behalf of a transferring party. In order to help ensure that the official share register is regularly updated to reflect trading of IR-Ireland shares occurring through normal electronic systems, we intend to regularly produce any required instruments of transfer in connection with any transactions for which we pay stamp duty (subject to the reimbursement and set-off rights described above). In the event that we notify one or both of the parties to a share transfer that we believe stamp duty is required to be paid in connection with such transfer and that we will not pay such stamp duty, such parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from IR-Ireland for this purpose) or request that IR-Ireland execute an instrument of transfer on behalf of the transferring party in a form determined by IR-Ireland. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to IR-Ireland’s transfer agent, the transferee will be registered as the legal owner of the relevant shares on IR-Ireland’s official Irish share register (subject to the matters described below).

The directors of IR-Ireland have general discretion to decline to register an instrument of transfer unless the transfer is in respect of one class of share only.

The registration of transfers may be suspended by the directors at such times and for such period, not exceeding in the whole 30 days in each year, as the directors may from time to time determine.

Rights upon Liquidation

IR-Bermuda. Upon the liquidation of IR-Bermuda, after creditors have been paid the full amounts owing to them and the holders of any other issued shares ranking senior to the common shares as to distribution on liquidation or winding up are entitled to receive have been paid or set aside for payment, the holders of IR-Bermuda common shares are entitled to receive, pro rata, any remaining assets of IR-Bermuda available for distribution to the holders of common shares. The liquidator may deduct from the amount payable in respect of those common shares any liabilities the holder has to or with IR-Bermuda. The assets received by the holders of IR-Bermuda common shares in a liquidation may consist in whole or in part of property. That property is not required to be of the same kind for all shareholders.

IR-Ireland. The rights of the shareholders to a return of IR-Ireland’s assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in IR-Ireland’s articles of association or the terms of any preferred shares issued by the directors of IR-Ireland from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up of IR-Ireland. If the articles of association contain no specific provisions in respect of a dissolution or winding up then, subject to the priorities of any creditors, the assets will be distributed to shareholders in proportion to the paid-up par value of the shares held. IR-Ireland’s articles provide that the ordinary shareholders of IR-Ireland are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares. IR-Ireland may be dissolved at any time by way of either a shareholders’ voluntary winding up or a creditors’ voluntary winding up. In the case of a shareholders’ voluntary winding up, the consent of not less than 75% of the shareholders of IR-Ireland is required. IR-Ireland may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where IR-Ireland has failed to file certain returns.

Enforcement of Civil Liabilities Against Foreign Persons

IR-Bermuda. IR-Bermuda has been advised by its Bermuda counsel, Appleby, that a judgment for the payment of money rendered by a court in the U.S. based on civil liability would not be automatically enforceable in Bermuda. There is no treaty between Bermuda and the United States providing for the reciprocal enforcement of foreign judgments. IR-Bermuda has also been advised by its Bermuda counsel that a final and conclusive judgment obtained in a court in the U.S. under which a sum of money is payable as compensatory damages may be the subject of an action in the Supreme Court of Bermuda under the common law doctrine of obligations by action on the debt evidenced by the judgement of such foreign court. Such an action should be successful provided that the sum of money is due and payable, and without having to prove the facts supporting the underlying judgment, as long as (i) the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in Bermuda; and (ii) the judgment is not contrary to public policy in Bermuda, was not obtained by fraud or in proceedings contrary to natural justice of Bermuda and is not based on an error in Bermuda law.

Enforcement of such a judgment against assets in Bermuda may involve the conversion of the judgment debt into Bermuda dollars, but the Bermuda Monetary Authority has indicated that its present policy is to give the consents necessary to enable recovery in the currency of the obligation. No stamp duty or similar or other tax is payable in Bermuda on the enforcement of a foreign judgment. Court fees will be payable in connection with proceedings for enforcement.

IR-Ireland. IR-Ireland has been advised by its Irish counsel, Arthur Cox, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Ireland. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. The following requirements must be met before the foreign judgment will be deemed to be enforceable in Ireland:

•	The judgment must be for a definite sum;

•	The judgment must be final and conclusive; and

•	The judgment must be provided by a court of competent jurisdiction.

An Irish court will also exercise its right to refuse judgment if the foreign judgment was obtained by fraud, if the judgment violated Irish public policy, if the judgment is in breach of natural justice or if it is irreconcilable with an earlier foreign judgment.

THE SPECIAL COURT-ORDERED MEETING

We are furnishing this proxy statement to the holders of our Class A common shares in connection with the solicitation of proxies by IR-Bermuda’s board of directors for use at a meeting of the holders of the IR-Bermuda Class A common shares to consider the Scheme of Arrangement and the other matters that may come before the meeting as described below and at any adjournments or postponements of the meeting.

General

The special court-ordered meeting will be conducted in accordance with the directions of the Supreme Court of Bermuda.

Time, Place and Date

The meeting will be held on June 3, 2009 at 3:30 p.m, local time, at Crowne Plaza Dublin—Northwood located at Northwood Park, Santry Demesne, Santry, Dublin 9, Ireland.

Purpose of the Meeting

At the meeting, IR-Bermuda’s board of directors will ask the Class A common shareholders of IR-Bermuda to vote:

1.	to approve the Scheme of Arrangement. If the Scheme of Arrangement is approved and becomes effective, it will effect the Transaction, pursuant to which each holder of IR-Bermuda Class A common shares immediately before the Transaction is effected will receive ordinary shares of IR-Ireland on a one-for-one basis in exchange for their IR-Bermuda Class A common shares (or, in the case of fractional shares of IR-Bermuda Class A common shares, if any, cash for such fractional shares in lieu of fractional ordinary shares of IR-Ireland);

2.	if the Scheme of Arrangement is approved, to approve the creation of distributable reserves of IR-Ireland (through the reduction of the share premium account of IR-Ireland) that was previously approved by IR-Bermuda and the other current shareholders of IR-Ireland (as described in this proxy statement); and

3.	to approve a motion to adjourn the meeting to a later date to solicit additional proxies if there are insufficient proxies to approve the Scheme of Arrangement at the time of the meeting.

IR-Bermuda’s board of directors has approved the Scheme of Arrangement and unanimously recommends that you vote “FOR” all of the proposals.

If any other matters properly come before the meeting or any adjournments or postponements of the meeting, the persons named in the proxy card will vote the shares represented by all properly executed proxies in their discretion.

Record Date; Voting Rights; Vote Required for Approval

The board has fixed the close of business on April 6, 2009 as the record date for the meeting.

Only holders of record of IR-Bermuda Class A common shares on the record date are entitled to notice of and to vote at the meeting or any adjournments or postponements of the meeting. You will not be the holder of record of shares that you hold “beneficially.” Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares.

On the record date for the meeting, approximately 319,115,673 IR-Bermuda Class A common shares were issued and entitled to be voted at the meeting. Each IR-Bermuda Class A common share entitles the holder to one vote. However, IR-Bermuda will not be entitled to vote any shares that it holds as treasury shares at the special court-ordered meeting.

The presence, in person or by proxy, of the holders of a majority of the IR-Bermuda Class A common shares outstanding and entitled to vote at the meeting constitutes a quorum for the conduct of business. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

Assuming the presence of a quorum, the Scheme of Arrangement must be approved by a majority in number of the holders of the IR-Bermuda Class A common shares present and voting on the proposal, whether in person or by proxy, representing 75% or more in value of the IR-Bermuda Class A common shares present and voting on the proposal, whether in person or by proxy. For the purpose of calculating the “majority in number” requirement for the approval of the proposal, each registered shareholder, present and voting in person or by proxy, will be counted as a single shareholder, regardless of the number of shares voted by that shareholder. If a registered shareholder elects to vote a portion of such holder’s IR-Bermuda Class A common shares in favor of the proposal, and a portion against the proposal, then, subject to any reasonable objection that may be raised, that registered shareholder will be counted as one shareholder voting in favor of the proposal and as one shareholder voting against the proposal, thereby effectively canceling out that registered shareholder’s vote for the purposes of the “majority in number” calculation.

Assuming the presence of a quorum, the distributable reserves proposal requires the affirmative vote of holders of IR-Bermuda Class A common shares representing at least a majority of the IR-Bermuda Class A shares present in person or by proxy at the meeting and voting on the proposal.

Assuming the presence of a quorum, the adjournment proposal requires the affirmative vote of holders of IR-Bermuda Class A common shares representing at least a majority of the IR-Bermuda Class A shares present in person or by proxy at the meeting and voting on the proposal.

Under Bermuda law, the Class A common shareholders of IR-Bermuda are not entitled to dissenters’ or appraisal rights with respect to the matters to be considered and voted on at the special court-ordered meeting.

Our directors and executive officers have indicated that they intend to vote their shares in favor of all of the proposals. On the record date, our directors and executive officers and their affiliates beneficially owned 273,356 Class A common shares entitled to vote at the special court-ordered meeting, which is less than 1% of the outstanding IR-Bermuda Class A common shares.

Proxies

A proxy card is being sent to each IR-Bermuda Class A common shareholder of record as of the record date. If you properly received a proxy card, you may grant a proxy to vote on the proposals presented in one of the two ways which are explained below under “—How You Can Vote.”

If you properly complete, sign and date the enclosed proxy card and timely send it to us or timely properly deliver your proxy over the internet, your proxy holder (one of the individuals named on the enclosed proxy card) will vote your Class A common shares as you have directed.

If you do not wish to vote all of your Class A common shares in the same manner on any particular proposal(s), you may split your vote by clearly hand-marking the reverse side of the proxy card to indicate how you want to vote your Class A common shares. You may not split your vote if you are voting by the Internet.

If you do not specify on the enclosed proxy card that is submitted (or when giving your proxy over the internet) how you want to vote your Class A common shares, the proxy holders will vote them “FOR” each of the proposals set forth in this proxy statement.

You may abstain on the proposal to approve the Scheme of Arrangement, the distributable reserves proposal or the adjournment proposal (or any of them) by marking “ABSTAIN” with respect to any or all of the proposals.

An abstention or broker non-vote on the proposal to approve the Scheme of Arrangement has the effect of a vote not being cast with respect to the relevant shares in relation to the proposal. As a consequence, such shares will not be considered when determining whether the proposal to approve the Scheme of Arrangement has received the required approval by a majority in number of the holders of the IR-Bermuda Class A common shares present and voting on the proposal, whether in person or by proxy, representing 75% or more in value of the IR-Bermuda Class A common shares present and voting on the proposal, whether in person or by proxy.

An abstention or broker non-vote on the distributable reserves proposal has the effect of a vote not being cast with respect to the relevant shares in relation to the proposal. As a consequence, such shares will not be considered when determining whether the distributable reserves proposal has received the required approval by holders of IR-Bermuda Class A common shares representing at least a majority of the IR-Bermuda Class A common shares present in person or by proxy at the meeting and voting on the proposal.

An abstention on the adjournment proposal has the effect of a vote not being cast with respect to the relevant shares in relation to the proposal. As a consequence, such shares will not be considered when determining whether the adjournment proposal has received the required approval by holders of IR-Bermuda Class A common shares representing at least a majority of the IR-Bermuda Class A common shares present in person or by proxy at the meeting and voting on the proposal.

You may revoke your proxy at any time before it is exercised at the special court-ordered meeting in any of the following ways:

•	by notifying IR-Bermuda’s Secretary in writing at Ingersoll-Rand Company Limited, c/o Ingersoll-Rand Company, One Centennial Avenue, Piscataway, New Jersey 08855;

•	by submitting another properly signed proxy card with a later date or another internet proxy at a later date; or

•	by voting in person at the meeting.

You may not revoke a proxy merely by attending the meeting. To revoke a proxy, you must take one of the actions described above. If you hold your shares in the name of a broker, you should follow the instructions provided by your broker in revoking your previously granted instructions.

If you do not appoint a proxy and you do not vote at the meeting, you will still be bound by the outcome. You are therefore strongly urged to attend and vote at the meeting in person or by proxy.

The accompanying proxy is being solicited on behalf of the board of directors of IR-Bermuda. We have hired Georgeson Inc. to assist in the distribution of proxy materials and the solicitation of proxies for a fee estimated at $20,000, plus out-of-pocket expenses. Proxies will be solicited on behalf of the board of directors by mail, in person and by telephone. We will bear the cost of soliciting proxies. We will also reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to the persons for whom they hold IR-Bermuda Class A common shares. To the extent necessary in order to ensure sufficient representation at its meeting, IR-Bermuda or its proxy solicitor may solicit the return of proxies by personal interview, mail, telephone, facsimile, Internet or other means of electronic transmission. The extent to which this will be necessary depends upon how promptly proxies are returned. We urge you to send in your proxy without delay.

How You Can Vote

Class A common shareholders of record can cast their votes by proxy by:

•	using the internet to appoint proxies to cast your vote by following the instructions on the enclosed proxy card; or

•	completing, signing and returning the enclosed proxy card.

To vote your Class A common shares directly, you may attend the meeting and cast your vote in person. Class A common shareholders who hold their shares through a broker must vote their shares in the manner prescribed by their broker.

The internet appointment of proxy procedures are designed to authenticate the appointment of a proxy to cast your vote by use of a personal identification number. The procedures allow Class A common shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. If you are a Class A common shareholder of record and you would like to appoint your proxy to vote by internet, please refer to the specific instructions contained on the enclosed proxy card. If you appoint your proxy to vote by internet, you do not need to return the enclosed proxy card. In order to be timely processed, an internet appointment must be received by 11:59 p.m. Eastern Time on June 2, 2009.

If you hold your IR-Bermuda Class A common shares in the name of a broker, the broker may generally vote your shares it holds in accordance with instructions received. Class A common shareholders who hold their shares through a broker must vote their shares in the manner prescribed by their broker. Therefore, please follow the instructions provided by your broker when voting your IR-Bermuda Class A common shares. Brokers who hold shares on behalf of customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, but are precluded from exercising their voting discretion with respect to proposals for “non-routine” matters. Proxies submitted by brokers without instructions from customers for these non-routine matters are referred to as broker non-votes. We believe the proposal to approve the Scheme of Arrangement and the distributable reserves proposal are proposals for non-routine matters.

If your Class A common shares are held in the name of a bank, broker or other holder of record and you plan to attend the meeting, you must present proof of your ownership of Class A common shares, such as a bank or brokerage account statement, together with a form of personal identification to be admitted to the meeting. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of Class A common shares, to:

Secretary

Ingersoll-Rand Company Limited

c/o Ingersoll-Rand Company

One Centennial Avenue

Piscataway, New Jersey 08855

Validity

The chairman of the meeting will determine all questions as to validity, form, and eligibility, including time of receipt and acceptance of proxies. His or her determination will be final and binding. The chairman of the meeting has the right to waive any irregularities or conditions as to the manner of voting. The chairman of the meeting may accept your proxy by any form of written or electronic communication so long as it is reasonably assured that the communication is authorized by you.

We expect the Sanction Hearing to be held on June 11, 2009 at the Supreme Court in Hamilton, Bermuda. If you are a Class A common shareholder who wishes to appear in person or by counsel at the Sanction Hearing and present evidence or arguments in support of or opposition to the Scheme of Arrangement, you may do so. In addition, the Supreme Court of Bermuda has wide discretion to hear from interested parties. IR-Bermuda will not object to the participation in the Sanction Hearing by any Class A common shareholder who holds shares through a broker.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 6, 2009, the beneficial ownership of our Class A common shares by (i) each director and/or nominee for director of IR-Bermuda, (ii) each current executive officer of IR-Bermuda named in the summary compensation table in the proxy statement for IR-Bermuda’s 2009 annual general meeting of shareholders, and (iii) all directors and current executive officers of IR-Bermuda as a group:

Name	Class A Common Shares (a)	ESP Shares (b)	Options Exercisable Within 60 Days(c)
A.C. Berzin	4,000	—	9,000
J.L. Cohon	4,240	—	96,192
G.D. Forsee	1,000	—	—
P.C. Godsoe	6,000	—	22,500
E.E. Hagenlocker	3,257	—	40,608
H.L. Henkel	6,000	10,815	2,762,150
C.J. Horner	1,791	—	—
H.W. Lichtenberger	19,500	—	22,500
T.E. Martin	10,571	—	22,500
O.R. Smith	7,500	—	22,500
R.J. Swift	1,500	—	9,000
T.L. White	1,500	—	22,500
M.W. Lamach	9,205	1,420	298,103
S.R. Shawley	41,436	3,639	241,503
J.R. Bolch	—	1,097	118,103
P. Nachtigal	77,884	1,430	466,636
All directors and current executive officers as a group (22 persons)(d)	208,196	65,160	4,683,778

(a)	Unless otherwise indicated, all shares are held directly. No director or executive officer of IR-Bermuda owns 1% or more of the outstanding Class A common shares.

(b)	Represents Class A common shares held by the trustee under the Ingersoll-Rand Company Employee Savings Plan (“ESP”) (which now includes amounts previously held in the IR/Clark Leveraged Employee Stock Ownership Plan) and the Trane Savings Plan for the benefit of executive officers.

(c)	Represents Class A common shares as to which directors and executive officers had options exercisable within 60 days of April 6, 2009, under IR-Bermuda’s Incentive Stock Plans.

(d)	The Class A common shares beneficially owned by all directors and current executive officers as a group (including shares issuable under exercisable options) aggregated approximately 1.5% of the total outstanding Class A common shares. Class A common shares and common share equivalents notionally held under the IR Directors Deferred Compensation Plan (the “Director Deferral Plan I”) and the IR Directors Deferred Compensation and Stock Award Plan II (the “Director Deferral Plan II” and, together with the Director Deferral Plan I, referred to as the “Director Deferral Plans”), the IR Executive Deferred Compensation Plan (the “EDCP Plan I”) and the IR Executive Deferred Compensation Plan II (the “EDCP Plan II” and, together with the EDPC Plan I, the “EDCP Plans”), and the supplemental employee savings plan and common share equivalents resulting from dividends on deferred stock awards are not counted as outstanding shares in calculating these percentages because they are not beneficially owned; the directors and executive officers have no voting or investment power with respect to these shares or share equivalents.

The following table sets forth each shareholder which, as of April 6, 2009, is known by us to be the beneficial owner of more than 5% of the outstanding Class A common shares of IR-Bermuda.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Southeastern Asset Management, Inc.	35,478,348	(a)	11.1%
6410 Poplar Ave., Suite 900
Memphis, TN 38119

(a)	Information regarding Southeastern Asset Management, Inc. and its stockholdings was obtained from a Schedule 13G (Amendment No. 1) filed with the SEC on February 6, 2009. The filing indicated that, as of December 31, 2008, Southeastern Asset Management, Inc. had (i) sole investment power as to 29,591,348 of such shares and (ii) shared investment power as to 5,887,000 of such shares. Southeastern Asset Management, Inc. had (a) sole voting power as to 24,447,457 of such shares, (b) shared voting power as to 5,887,000 of such shares and (c) no voting power as to 5,143,891 of such shares.

MARKET PRICE AND DIVIDEND INFORMATION

Information regarding the principal market for our Class A common shares and related shareholder matters is as follows.

Our Class A common shares are traded on the NYSE under the symbol IR. As of April 6, 2009, the approximate number of record holders of Class A common shares was 7,099. The high and low sales price per Class A common share and the dividend paid per Class A common share for the following periods were as follows:

2009	High	Low	Dividend
First quarter	$20.20	$11.46	$0.18
Second quarter (through April 22, 2009)	19.95	13.65	—

2008
First quarter	$46.57	$34.46	$0.18
Second quarter	46.84	36.54	0.18
Third quarter	41.14	29.18	0.18
Fourth quarter	30.60	11.75	0.18

2007
First quarter	$45.62	$38.25	$0.18
Second quarter	56.63	43.39	0.18
Third quarter	56.66	44.52	0.18
Fourth quarter	55.94	42.94	0.18

On March 4, 2009, the last trading day before the public announcement of the Transaction, the closing price of the IR-Bermuda Class A common shares on the NYSE was $13.31 per share. On April 22, 2009, the most recent practicable date before the date of this proxy statement, the closing price of the IR-Bermuda Class A common shares on the NYSE was $19.35 per share.

The Bank of New York Mellon (BNY Mellon Shareowner Services, P.O. Box 358015, New York, NY 15252-8015, (800) 507-9357) is the transfer agent, registrar and dividend reinvestment agent.

We intend to file an application with the NYSE to list the IR-Ireland ordinary shares that holders of IR-Bermuda Class A common shares will receive in the Transaction. We expect that, immediately following the Transaction Time, the IR-Ireland ordinary shares will be listed on the NYSE under the symbol “IR,” the same symbol under which your shares are currently listed. We do not plan for IR-Ireland’s ordinary shares to be listed on the Irish Stock Exchange at the present time. However, certain of our debt securities are currently listed on the Irish Stock Exchange.

On March 30, 2009, we announced that our board of directors had authorized a reduction in our quarterly common stock dividend to $0.07 per share from $0.18 per share, effective with the September 2009 dividend payment. Future dividends, if any, on the IR-Bermuda Class A common shares and/or IR-Ireland ordinary shares will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that the board of directors may deem relevant, as well as our ability to pay dividends in compliance with the Bermuda Companies Act or Irish law, as applicable.

The Bermuda Companies Act regulates the payment of dividends and the making of distributions from contributed surplus. We may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that: (i) we are, or would be after the payment, unable to pay our liabilities as they become due; or (ii) the realizable value of our assets would thereby be less than the aggregate of our liabilities and issued share capital and share premium accounts.

Under Irish law, dividends must be paid out of “distributable reserves,” which IR-Ireland will not have immediately following the Transaction Time but which we are taking steps to create. Please see “Risk Factors,” “Description of Ingersoll-Rand plc Share Capital—Dividends” and “Proposal Number Two: Creation of Distributable Reserves.” We may delay the Transaction to minimize any disruption to the timing of our quarterly dividend. Please see “Proposal Number One: The Reorganization—Amendment, Termination or Delay.”

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements as of December 31, 2008 and December 31, 2007 and for each of the three years in the period ended December 31, 2008, incorporated by reference in this proxy statement, and the effectiveness of internal control over financial reporting as of December 31, 2008, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report appearing in Ingersoll-Rand Company Limited’s Form 10-K for the year ended December 31, 2008.

LEGAL MATTERS

Simpson Thacher & Bartlett LLP will pass upon certain U.S. federal income tax consequences of the Transaction. Arthur Cox, Solicitors, will pass upon certain Irish tax consequences of the Transaction.

FUTURE SHAREHOLDER PROPOSALS

Any proposal by a shareholder intended to be presented at the 2010 annual general meeting of shareholders of IR-Ireland (if the Transaction has become effective) or IR-Bermuda (if the Transaction has not become effective) must be received by us at the offices of Ingersoll-Rand Company Limited, c/o Ingersoll-Rand Company at One Centennial Avenue, Piscataway, New Jersey 08855, Attn: Secretary, no later than December 23, 2009, for inclusion in the proxy materials relating to that meeting. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposals to be eligible for inclusion in our 2010 proxy statement.

Both IR-Bermuda’s bye-laws and IR-Ireland’s articles of association set forth procedures to be followed by shareholders who wish to nominate candidates for election to the Board in connection with annual general meetings of shareholders or pursuant to written shareholder consents or who wish to bring other business before a shareholders’ general meeting. All such nominations must be made following written notice to the Secretary of IR-Ireland (if the Transaction has become effective) or IR-Bermuda (if the Transaction has not become effective) accompanied by certain background and other information specified in these organizational documents. In connection with any annual general meeting, written notice of a shareholder’s intention to make such nominations must be given to the Secretary of the company not later than the date which is 90 days in advance of the anniversary of the immediately preceding annual general meeting or, if the date of the annual general meeting occurs more than 30 days before, or 60 days after, the anniversary of such immediately preceding annual general meeting, not later than the seventh day after the date on which notice of such annual general meeting is given.

The Corporate Governance and Nominating Committee will consider all shareholder recommendations for candidates for Board membership, which should be sent to the Committee, care of the Secretary of IR-Ireland (if the Transaction has become effective) or IR-Bermuda (if the Transaction has not become effective), at the address set forth above. In addition to considering candidates recommended by shareholders, the Committee considers potential candidates recommended by current directors, Ingersoll Rand officers, employees and others. As stated in Ingersoll Rand’s Corporate Governance Guidelines, all candidates for Board membership are selected based upon their judgment, character, achievements and experience in matters affecting business and industry. Candidates recommended by shareholders are evaluated in the same manner as director candidates identified by any other means.

In order for you to bring other business before a shareholder general meeting, timely notice must be received by the Secretary of IR-Ireland (if the Transaction has become effective) or IR-Bermuda (if the Transaction has not become effective) within the time limits described above. The notice must include a description of the proposed item, the reasons you believe support your position concerning the item, and other specified matters. These requirements are separate from and in addition to the requirements you must meet to have a proposal included in our proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

If a shareholder wishes to communicate with the board of directors for any other reason, all such communications should be sent in writing, care of the Secretary of IR-Ireland (if the Transaction has become effective) or IR-Bermuda (if the Transaction has not become effective), or by email at irboard@irco.com.

HOUSEHOLDING

SEC rules permit a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure is referred to as householding. While we do not household in mailings to shareholders of record, a number of brokerage firms with account holders who are Ingersoll Rand shareholders have instituted householding. In these cases, a single proxy statement and annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once a shareholder has received notice from his or her broker that the broker will be householding communications to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until the shareholder revokes his or her consent. If at any time a shareholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement and annual report, he or she should notify his or her broker. Any shareholder can receive a copy of our proxy statement and annual report by contacting us at Ingersoll-Rand Company Limited, c/o Ingersoll-Rand Company, One Centennial Avenue, Piscataway, New Jersey 08855, Attention: Secretary or by accessing it at the Company’s website at www.ingersollrand.com.

Shareholders who hold their shares through a broker or other nominee who currently receive multiple copies of the proxy statement and annual report at their address and would like to request householding of their communications should contact their broker.

WHERE YOU CAN FIND MORE INFORMATION

IR-Bermuda files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document IR-Bermuda files at the SEC’s public reference rooms located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public on the SEC’s web site at: http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

Ingersoll Rand’s web site is located at http://www.ingersollrand.com. IR-Bermuda’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through the Ingersoll Rand web site, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on the Ingersoll Rand web site or any other web site is not incorporated by reference in this proxy statement and does not constitute a part of this proxy statement.

SEC rules and regulations permit IR-Bermuda to “incorporate by reference” the information IR-Bermuda files with the SEC. This means that IR-Bermuda can disclose important information to you by referring you to those documents. Some documents or information, such as that called for by Item 7.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this proxy statement. The information incorporated by reference is considered to be part of this proxy statement. Information that IR-Bermuda files later with the SEC will automatically update and supersede this information.

IR-Bermuda incorporates by reference the documents listed below and any filings Ingersoll-Rand Company Limited will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information “furnished” but not “filed”) following the date of this document, but prior to the date of the meeting. The documents incorporated by reference are:

•	Ingersoll-Rand Company Limited’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•

Ingersoll-Rand Company Limited’s Current Reports on Form 8-K filed with the SEC on January 8, 2009, February 10, 2009, February 19, 2009 , March 5, 2009, March 6, 2009 (as amended by Current Report on Form 8-K/A filed with the SEC on March 9, 2009), March 6, 2009 (as amended by Current Report on Form 8-K/A filed with the SEC on March 9, 2009), March 31, 2009, and April 6, 2009; and

•	Ingersoll-Rand Company Limited’s Current Report on Form 8-K/A filed with the SEC on August 11, 2008 (Item 9.01(a) only).

You can request a free copy of the above filings or any filings subsequently incorporated by reference into this proxy statement (other than any exhibits to such filings not specifically incorporated by reference) by writing or calling:

Investor Relations

Ingersoll-Rand Company Limited

c/o Ingersoll-Rand Company

One Centennial Avenue

Piscataway, NJ 08855

Attention: Secretary

Phone: (732) 652-7000

In order to ensure timely delivery of these documents, you should make such request by May 27, 2009.

We have not authorized anyone to give any information or make any representation about the Reorganization or the Transaction or about us that differs from or adds to the information in this proxy statement or in the documents incorporated by reference. Therefore, you should not rely upon any information that differs from or is in addition to the information contained in this proxy statement or in the documents incorporated by reference.

The information contained in this proxy statement speaks only as of the date on the cover, unless the information specifically indicates that another date applies.

Annex A

IN THE SUPREME COURT OF BERMUDA

CIVIL JURISDICTION (COMMERCIAL COURT)

2009: NO. 85

IN THE MATTER OF

INGERSOLL-RAND COMPANY LIMITED

and

IN THE MATTER OF SECTION 99 OF

THE COMPANIES ACT 1981

SCHEME OF ARRANGEMENT

between

INGERSOLL-RAND COMPANY LIMITED

and

THE SCHEME SHAREHOLDERS

(as hereinafter defined)

PART 1—PRELIMINARY

A.	DEFINITIONS

In this Scheme of Arrangement, unless inconsistent with the subject or context, the following expressions shall bear the following meanings:

“Allowed Proceeding”	Any proceeding by a Scheme Shareholder to enforce its rights under this Scheme where any party fails to perform its obligations under this Scheme.

“Business Day”	Any day other than a day on which banks are required or permitted by law to be closed in New York City, New York, USA, Bermuda or Dublin, Ireland.

“Common Shares”	The Class A common shares in the capital of the Company of par value $1.00 per share.

“Companies Act”	The Companies Act 1981 (Bermuda).

“Company”	Ingersoll-Rand Company Limited, a Bermuda exempted limited liability company with registration number EC 30862.

“Conditions”	The conditions listed in clause 36.

“Court”	The Supreme Court of Bermuda.

“Court Meeting”	The meeting of the Class A common shareholders of the Company to be held pursuant to the directions of the Court to consider the Scheme.

“Effective Date”	The date on which an office copy of the Order of the Court sanctioning this Scheme and making such facilitating orders as are appropriate pursuant to section 99 of the Companies Act shall have been delivered to the Registrar for registration, at which time this Scheme shall become effective.

“IR-Ireland”	Ingersoll-Rand plc, a company incorporated under the laws of Ireland with its registered office at 170/175 Lakeview Dr., Airside Business Park, Swords, Co. Dublin, Ireland and with a registered number of 469272.

“NYSE”	The New York Stock Exchange.

“Person”	Any individual, company, corporation, estate, limited liability company, partnership, joint venture, association, joint stock company, trust unincorporated organisation or government or any agency or political subdivision thereof or other entity.

“Proceeding”	Any process, suit, action, legal or other proceeding including without limitation any arbitration, mediation, alternative dispute resolution, judicial review, adjudication, demand, execution, restraint, forfeiture, re-entry, seizure, lien, enforcement of judgement, enforcement of any security or enforcement of any letters of credit.

“Prohibited Proceeding”	Any proceeding against the Company or IR-Ireland or their property in any jurisdiction whatsoever other than an Allowed Proceeding.

“Proxy Statement”	The Proxy Statement of the Company on Schedule 14A expected to be filed on or about 24 April 2009 with the U.S. Securities and Exchange Commission pursuant to Section 14(a) of the U.S. Securities Exchange Act of 1934 and in connection with the Scheme.

“Record Date”	The close of business (New York time) on 6 April 2009.

“Registrar”	The Registrar of Companies of Bermuda.

“Scheme”	This scheme of arrangement in its present form or with or subject to any modification or addition or condition which the Court may approve or impose.

“Scheme Consideration”	One IR-Ireland ordinary share to be issued and allotted by IR-Ireland in consideration for each whole Scheme Share held immediately prior to the Transaction Time by a Scheme Shareholder; plus (in respect of any fraction of a Scheme Share held immediately prior to the Transaction Time by a Scheme Shareholder) a cash payment for that fraction of a share determined by taking the average of the high and low trading prices of the Scheme Shares on the New York Stock Exchange on the Business Day immediately preceding the Effective Date of the Transaction.

“Scheme Shareholders”	The holders of Scheme Shares appearing on the Register of Members of the Company immediately prior to the Transaction Time.

“Scheme Shares”	All Common Shares of the Company in issue immediately prior to the Transaction Time.

“Transaction Time”	12:01 a.m. Eastern Time on the next trading day of the New York Stock Exchange immediately following the Effective Date or such other time as established in accordance with resolutions of the Board of Directors of the Company or any duly authorized committee thereof (provided that the Transaction Time shall not precede the time at which an office copy of the Order of the Court sanctioning this Scheme and making such facilitating orders as are appropriate pursuant to section 99 of the Companies Act shall have been delivered to the Registrar for registration).

“Transfer Agent”	The transfer agent of the Company.

“$”	United States dollars, the lawful currency of the United States of America.

B.	Interpretation

1.	In this Scheme, unless the context otherwise requires or otherwise expressly provides:

1.1.	References to Recitals, Parts, clauses and sub-clauses are references to the Recitals, Parts, clauses and sub-clauses respectively of this Scheme;

1.2.	References to a statute or a statutory provision include the same as subsequently modified, amended or re-enacted from time to time;

1.3.	References to an agreement, deed or document shall be deemed also to refer to such agreement, deed or document as amended, supplemented, restated, verified, replaced and/or novated (in whole or in part) from time to time and any agreement, deed or document executed pursuant thereto;

1.4.	The singular includes the plural and vice versa and words importing one gender shall include all genders;

1.5.	Headings to Recitals, Parts, clauses and sub-clauses are for ease of reference only and shall not affect the interpretation of this Scheme; and

1.6.	To the extent that there shall be any conflict or inconsistency between the terms of this Scheme and the Proxy Statement then the terms of this Scheme shall prevail.

C.	The Company

2.	The Company was incorporated on 8 August 2001 in Bermuda under the Companies Act 1981 of Bermuda (under the name Ingersoll-Rand Company Limited) with an authorized share capital of $12,000 divided into 12,000 shares, par value $1.00 per share, and as of the Record Date had an authorized share capital of $1,175,000,000.00 divided into 1,175,000,000 Class A common shares, par value U.S. $1.00 per share, of which 371,136,112 shares had been issued (of which 52,020,439 shares were held as treasury shares), 575,000,000 Class B common shares, per value U.S. $1.00 per share of which 197,091,605 shares had been issued (all of which are held by direct and/or indirect wholly-owned subsidiaries of the Company), and 10,000,000 preferred shares, par value $0.001 per share, of which none had been issued.

3.	The Common Shares are listed on the NYSE.

D.	The Purpose of the Scheme

4.	The purpose of this Scheme is to effect the cancellation of each whole non-fractional issued Scheme Share and the issuance, in consideration thereof, of one issued, fully paid and non-assessable IR-Ireland ordinary share. The Scheme and the cancellation and issuance of shares will be effected in consecutive stages.

5.	First, IR-Ireland has already been formed as a subsidiary of the Company.

6.	Second, at the Transaction Time each fractional part of a Scheme Share will be cancelled and shall cease to exist. Each Scheme Shareholder holding a fractional part of a Scheme Share will be entitled to receive a cash payment for that fraction of a share determined by taking the appropriate fraction of the average of the high and low trading prices for a Scheme Share on the NYSE on the Business Day immediately prior to the Effective Date.

7.	Third, (a) at the Transaction Time, each whole non-fractional Scheme Share shall be cancelled and shall cease to exist; (b) as consideration for the issuance by IR-Ireland of new shares to Scheme Shareholders as described in clause (c) below, the Company will issue and allot to IR-Ireland a number of Common Shares that is equal to the number of IR-Ireland ordinary shares to be issued by IR-Ireland as described in clause (c) below; and (c) IR-Ireland shall issue and allot to each Scheme Shareholder, who previously held a whole non-fractional Scheme Share, one new IR-Ireland ordinary share as consideration for each whole Scheme Share previously held by such Scheme Shareholder.

8.

After the Scheme is carried out, the Company will be a direct and indirect wholly-owned subsidiary of IR-Ireland and the Scheme Shareholders (other than those Scheme Shareholders who previously held only a fractional part of a Common Share) will be shareholders of IR-Ireland holding an identical number of shares in IR-Ireland (except for the fractional parts that have been cancelled). For the avoidance of doubt, after the Scheme is carried out, the Company will hold a number of shares in IR-Ireland equal to the number of Scheme Shares which the Company held as treasury shares immediately prior to the Transaction Time. For U.S. federal income tax purposes, the exchange of the Scheme Shares for shares of IR-Ireland pursuant to this Scheme is intended to qualify as an exchange described in Section 351 of the Internal Revenue Code of 1986, as amended, which is undertaken pursuant to a single integrated plan.

9.	IR-Ireland has agreed to appear at the hearing of the petition to sanction this Scheme and undertakes to be bound by its terms and issue and allot the new fully paid IR-Ireland ordinary shares.

PART 2—THE SCHEME

Application and Effectiveness of the Scheme

10.	The compromise and arrangement effected by this Scheme shall apply to all Scheme Shares and be binding on all Scheme Shareholders.

Effect of this Scheme

11.	From the Effective Date all of the right, title and interest of the Scheme Shareholders in the Scheme Shares shall be subject to the arrangement implemented by the mechanism set out in Part 2.

Cancellation and Issuance of Shares and Consideration

12.	Firstly, at the Transaction Time, the following shall occur:

12.1	Any fractional part of a Scheme Share issued shall be cancelled and cease to exist;

12.2	The Company will direct the Transfer Agent to pay (out of funds previously provided by the Company) to each Scheme Shareholder holding a fractional part of a Scheme Share a cash payment for that fraction of a share determined by taking the appropriate fraction of the average of the high and low trading prices for a Scheme Share on the NYSE on the Business Day immediately prior to the Effective Date;

13.	Secondly, and at the Transaction Time, the following shall occur:

13.1	All issued whole non-fractional Scheme Shares shall be cancelled and shall cease to exist.

13.2	In consideration for the issuance by IR-Ireland of new IR-Ireland shares to Scheme Shareholders as set forth in clause 13.3, the Company shall issue and allot a number of fully paid Common Shares to IR-Ireland that is equal to the number of IR-Ireland ordinary shares to be issued by IR-Ireland as set forth in clause 13.3.

13.3	In consideration of each issued whole non-fractional Scheme Share cancelled and the Common Shares issued to IR-Ireland as set out above, IR-Ireland shall issue and allot to each of the Scheme Shareholders who previously held whole non-fractional Scheme Shares such number of IR-Ireland ordinary shares as is equal to the number of whole non-fractional Scheme Shares previously held by the Scheme Shareholder. For the avoidance of doubt, at the Transaction Time, IR-Ireland will issue to the Company a number of IR-Ireland ordinary shares that is equal to the number of Scheme Shares which the Company previously held as treasury shares.

PART 3—GENERAL

Identification of Shareholders Entitled to Notice of and to Vote at the Court Meeting

14.	The holders of Common Shares and the number of Common Shares that they hold for the purposes of voting at the Court Meeting shall be determined as those recorded on the Register of Members as at the Record Date; provided, however, that the Company shall not be entitled to vote any Common Shares which it holds as treasury shares.

Distributions

15.	At the Transaction Time, the Company will direct the Transfer Agent to hold the cash part of the Scheme Consideration in respect of any fractional part of a Scheme Share for the account of the relevant Scheme Shareholders. The Company shall procure payment by the Transfer Agent of the cash part of the Scheme Consideration to the relevant Scheme Shareholder promptly thereafter.

16.	At the Transaction Time, IR-Ireland shall issue and allot the IR-Ireland ordinary shares comprising part of the Scheme Consideration to the Scheme Shareholders.

Rights of Scheme Shareholders

17.	From the Effective Date, each holder of Scheme Shares shall in accordance with the Scheme cease to have any rights with respect to Scheme Shares, except the right to receive the Scheme Consideration. Upon the cancellation of the Scheme Shares the Register of Members shall be updated to reflect such cancellation.

Effective Date, Transaction Time and Notification to Scheme Shareholder

18.	Subject to the provisions of clauses 25, 26 and 36 below, this Scheme shall become binding and effective at the time at which an office copy of the Order of the Court sanctioning this Scheme and making such facilitating orders as are appropriate pursuant to section 99 of the Companies Act shall have been delivered to the Registrar for registration, but the transactions contemplated by the Scheme shall not occur until the Transaction Time and in the order designated above.

19.	IR-Ireland shall give notification of this Scheme having become effective by issuing a press release and by furnishing or filing a Current Report on Form 8-K with the U.S. Securities and Exchange Commission.

Stay of Prohibited Proceedings

20.	None of the Scheme Shareholders shall commence a Prohibited Proceeding in respect of or arising from this Scheme after the Effective Date.

21.	A Scheme Shareholder may commence an Allowed Proceeding against the Company or IR-Ireland after the Transaction Time provided that it has first given the Company or IR-Ireland five Business Days’ prior notice in writing of its intention to do so.

Dividends

22.	All mandates and other instructions in force at the Effective Date in relation to the Scheme Shares (including elections for payment of dividends (if any)) shall, immediately after the Transaction Time, be deemed to be valid as effective mandates or instructions in respect of the ordinary shares of IR-Ireland received in consideration of such Scheme Shares; provided, however, that nothing in this Scheme shall in any way affect the right (if any) of a shareholder of the Company to receive any dividend that has not been paid prior to the Transaction Time.

23.	The Company shall pay in full all costs, charges, expenses and disbursements reasonably incurred by the Company in connection with the negotiation, preparation and implementation of this Scheme as and when they arise, including the costs of holding the Court Meeting and the costs of obtaining the sanction of the Court and the costs of placing the notices required by this Scheme.

Existing Instruments of Transfer and Certificates

24.

As from the Transaction Time, all instruments of transfer and certificates validly existing at the Transaction Time in respect of a transfer or holding of any Scheme Shares shall cease to have effect as documents or evidence of transfer or title and every holder thereof shall be bound on the request of the Company to deliver up to the Company the certificates(s) in respect of its, his or her entire holding of Scheme Shares.

Amendment, Termination or Delay

25.	Subject to U.S. securities law constraints, this Scheme may be amended, modified or supplemented at any time before or after its adoption by the shareholders of the Company at the Court Meeting. However, after adoption, no amendment, modification or supplement may be made or effected that legally requires further approval by shareholders of the Company without obtaining that approval. At the Court hearing to sanction this Scheme, the Court may impose such conditions as it deems appropriate in relation to this Scheme but may not impose any material changes without the joint consent of the Company and IR-Ireland. The Company may, subject to U.S. securities law constraints, consent to any modification of this Scheme on behalf of the shareholders which the Court may think fit to approve or impose.

26.	The Company may terminate this Scheme, or delay the effectiveness of this Scheme, at any time prior to its effectiveness without obtaining the approval of the shareholders of the Company, even though the Scheme may have been approved at the Court Meeting and sanctioned by the Court and all other Conditions may have been satisfied.

Notice

27.	Any notice or other written communication to be given under or in relation to this Scheme other than pursuant to clauses 19 and 32 shall be given in writing and shall be deemed to have been duly given if it is delivered by hand or sent by post; to

27.1.	in the case of the Company to One Centennial Avenue, Piscataway, NJ 08855, Attention: Secretary;

27.2.	in the case of any Scheme Shareholder, its last known address according to the Company;

27.3.	in the case of any other person, any address set forth for that person in any agreement entered into in connection with this Scheme or the last known address according to the Company, or by fax to its last known fax number according to the Company.

28.	Any notice or other written communication to be given under this Scheme shall be deemed to have been served in as provided in Bye-Law 29 of the Company Bye-Laws.

29.	In proving service, it shall be sufficient proof, in the case of a notice sent by post, that the envelope was properly stamped, addressed and placed in the post.

30.	Save in the case of the notice, written communications or documents required to be filed pursuant to clause 19, the accidental omission to send any notice, written communication or other document in accordance with clauses 27 to 28 above or the non-receipt of any such notice by the Scheme Shareholder, shall not affect the provisions of this Scheme.

31.	The Company shall not be responsible for any loss or delay in the transmission of any notices, other documents or payments posted by or to the Scheme Shareholder which shall be posted at the risk of the Scheme Shareholder.

32.	Any notice or other written communication that is required to be given to all or substantially all the Scheme Shareholders may (but is not required to) be made by furnishing or filing a Current Report on Form 8-K or other report or statement with the US Securities and Exchange Commission and shall be deemed to be served upon acceptance by the EDGAR system thereof.

Exercise of Discretion

33.	When under any provision of this Scheme a matter is to be determined by the Company, then it will have discretion to interpret such matter under the Scheme in a manner that it considers fair and reasonable, and its decisions will be binding on all concerned.

Governing Law and Jurisdiction

34.	At and with effect from the Effective Date, the operative terms of this Scheme shall be governed by, and construed in accordance with, the laws of Bermuda and the Scheme Shareholders hereby agree that the Courts of Bermuda shall have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which arises out of or connected with the terms of this Scheme or their implementation or out of any action taken or omitted to be taken under this Scheme or in connection with the administration of this Scheme and for such purposes, the Scheme Shareholders irrevocably submit to the jurisdiction of the Supreme Court of Bermuda, provided however, that nothing in this clause shall affect the validity of other provisions determining governing law and jurisdiction between the Company and the Scheme Shareholders, whether contained in any contract or otherwise.

35.	The terms of this Scheme and the obligations imposed on the Company hereunder shall take effect subject to any prohibition or condition imposed by any applicable law.

Pre-Conditions to the Scheme, the Effective Date and the Transaction Time

36.	The effectiveness of this Scheme and the occurrence of the Effective Date and the Transaction Time are each conditional upon the satisfaction or, if allowed by law, waiver of each of the following conditions:

36.1.	The Scheme is approved by the requisite vote of shareholders of the Company;

36.2.	The Scheme is sanctioned by the Court;

36.3.	There is no threatened, pending or effective decree, order, injunction or other legal restraint prohibiting the consummation of the Scheme or related transactions;

36.4.	The ordinary shares of IR-Ireland to be issued to Scheme Shareholders are authorized for listing on the NYSE, subject to official notice of issuance;

36.5.	All consents and governmental authorizations that are necessary, desirable, or appropriate in connection with the Scheme and related transactions, are obtained on terms acceptable to the Company and are in full force and effect;

36.6.	The Company receives an opinion from Simpson Thacher & Bartlett LLP, in form and substance reasonably satisfactory to it, confirming, as of the Effective Date, the matters discussed under the section of the Proxy Statement entitled “Material Tax Considerations—U.S. Federal Income Tax Considerations”; and

36.7.	The Company receives an opinion from Arthur Cox, Solicitors, in form and substance reasonably satisfactory to it, confirming, as of the Effective Date, the matters discussed under the section of the Proxy Statement entitled “Material Tax Considerations—Irish Income Tax Considerations.”

Expiry of the Scheme

37.	Unless the Effective Date shall have occurred on or before 31 December 2009 or such later date, if any, as the Company may agree and the Court may allow, this Scheme shall lapse.

Annex B

Companies Acts 1963 to 2006

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM and ARTICLES OF ASSOCIATION

of

INGERSOLL-RAND PUBLIC LIMITED COMPANY

Incorporated the 1st day of April 2009

Arthur Cox

Arthur Cox Building

Earlsfort Terrace

Dublin 2

Cert. No.: 469272

Companies Acts 1963 to 2006

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

-of-

INGERSOLL-RAND PUBLIC LIMITED COMPANY

1.	The name of the Company is Ingersoll-Rand public limited company.

2.	The Company is to be a public limited company.

3.	The objects for which the Company is established are:

(1) (a)	To carry on the business of a diversified, global company that provides products, services and solutions and increases productivity and efficiency through the design, manufacture, sale and service of industrial and commercial products, and to do all things usually dealt in by persons carrying on the above mentioned businesses or any of them or likely to be required in connection with any of the said businesses.

(b)	To carry on the business of a holding company and to co-ordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatever that are necessary or convenient in carrying on the business of such a holding company and in particular to carry on in all its branches the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the Company’s board of directors and to exercise its powers as a shareholder of other companies.

(c)	To acquire the entire issued share capital of Ingersoll-Rand Company Limited, a Bermudan registered company.

(2)	To acquire shares, stocks, debentures, debenture stock, bonds, obligations and securities by original subscription, tender, purchase, exchange or otherwise and to subscribe for the same either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof.

(3)	To facilitate and encourage the creation, issue or conversion of and to offer for public subscription debentures, debenture stocks, bonds, obligations, shares, stocks, and securities and to act as trustees in connection with any such securities and to take part in the conversion of business concerns and undertakings into companies.

(4)	To purchase or by any other means acquire any freehold, leasehold or other property and in particular lands, tenements and hereditaments of any tenure, whether subject or not to any charges or incumbrances, for any estate or interest whatever, and any rights, privileges or easements over or in respect of any property, and any buildings, factories, mills, works, wharves, roads, machinery, engines, plant, live and dead stock, barges, vessels or things, and any real or personal property or rights whatsoever which may be necessary for, or may conveniently be used with, or may enhance the value or property of the Company, and to hold or to sell, let, alienate, mortgage, charge or otherwise deal with all or any such freehold, leasehold, or other property, lands, tenements or hereditaments, rights, privileges or easements.

(5)	To sell or otherwise dispose of any of the property or investments of the Company.

(6)	To establish and contribute to any scheme for the purchase of shares in the Company to be held for the benefit of the Company’s employees and to lend or otherwise provide money to such schemes or the Company’s employees or the employees of any of its subsidiary or associated companies to enable them to purchase shares of the Company.

(7)	To grant, convey, transfer or otherwise dispose of any property or asset of the Company of whatever nature or tenure for such price, consideration, sum or other return whether equal to or less than the market value thereof and whether by way of gift or otherwise as the Directors shall deem fit and to grant any fee, farm grant or lease or to enter into any agreement for letting or hire of any such property or asset for a rent or return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions as the Directors shall deem appropriate.

(8)	To acquire and undertake the whole or any part of the business, good-will and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which this Company is authorised to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into any arrangement for sharing profits, or for co-operation, or for limiting competition or for mutual assistance with any such person, firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain or sell, mortgage or deal with any shares, debentures, debenture stock or securities so received.

(9)	To apply for, purchase or otherwise acquire any patents, brevets d’invention, licences, concessions and the like conferring any exclusive or non-exclusive or limited rights to use or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property, rights or information so acquired.

(10)	To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as directly to benefit this Company.

(11)	To invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may from time to time be determined.

(12)	To lend money to and guarantee the performance of the contracts or obligations of any company, firm or person, and the repayment of the capital and principal of, and dividends, interest or premiums payable on, any stock, shares and securities of any company, whether having objects similar to those of this Company or not, and to give all kinds of indemnities.

(13)	To engage in currency exchange and interest rate transactions including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars and any other foreign exchange or interest rate hedging arrangements and such other instruments as are similar to, or derived from, any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other exposure or for any other purpose.

(14)

To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (both present and future) and uncalled capital of the Company, or by both such methods, the performance of the obligations of, and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of, any person, firm or company including (without prejudice to the generality of the foregoing) any company which is for the time being the Company’s holding company as defined by section 155 of the Companies Act, 1963 or a subsidiary as therein defined of any such holding company or otherwise associated with the Company in business.

(15)	To borrow or secure the payment of money in such manner as the Company shall think fit, and in particular by the issue of debentures, debenture stocks, bonds, obligations and securities of all kinds, either perpetual or terminable and either redeemable or otherwise and to secure the repayment of any money borrowed, raised or owing by trust deed, mortgage, charge, or lien upon the whole or any part of the Company’s property or assets (whether present or future) including its uncalled capital, and also by a similar trust deed, mortgage, charge or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake.

(16)	To draw, make, accept, endorse, discount, execute, negotiate and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

(17)	To subscribe for, take, purchase or otherwise acquire and hold shares or other interests in, or securities of any other company having objects altogether or in part similar to those of this Company, or carrying on any business capable of being conducted so as directly or indirectly to benefit this Company.

(18)	To hold in trust as trustees or as nominees and to deal with, manage and turn to account, any real or personal property of any kind, and in particular shares, stocks, debentures, securities, policies, book debts, claims and choses in actions, lands, buildings, hereditaments, business concerns and undertakings, mortgages, charges, annuities, patents, licences, and any interest in real or personal property, and any claims against such property or against any person or company.

(19)	To constitute any trusts with a view to the issue of preferred and deferred or other special stocks or securities based on or representing any shares, stocks and other assets specifically appropriated for the purpose of any such trust and to settle and regulate and if thought fit to undertake and execute any such trusts and to issue dispose of or hold any such preferred, deferred or other special stocks or securities.

(20)	To give any guarantee in relation to the payment of any debentures, debenture stock, bonds, obligations or securities and to guarantee the payment of interest thereon or of dividends on any stocks or shares of any company.

(21)	To construct, erect and maintain buildings, houses, flats, shops and all other works, erections, and things of any description whatsoever either upon the lands acquired by the Company or upon other lands and to hold, retain as investments or to sell, let, alienate, mortgage, charge or deal with all or any of the same and generally to alter, develop and improve the lands and other property of the Company.

(22)	To provide for the welfare of persons in the employment of or holding office under or formerly in the employment of or holding office under the Company including Directors and ex-Directors of the Company and the wives, widows and families, dependants or connections of such persons by grants of money, pensions or other payments and by forming and contributing to pension, provident or benefit funds or profit sharing or co-partnership schemes for the benefit of such persons and to form, subscribe to or otherwise aid charitable, benevolent, religious, scientific, national or other institutions, exhibitions or objects which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operation or otherwise.

(23)	To remunerate by cash payments or allotment of shares or securities of the Company credited as fully paid up or otherwise any person or company for services rendered or to be rendered to the Company whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital, or any debentures or other securities of the Company or in or about the formation or promotion of the Company.

(24)	To enter into and carry into effect any arrangement for joint working in business or for sharing of profits or for amalgamation with any other company or association or any partnership or person carrying on any business within the objects of the Company.

(25)	To distribute in specie or otherwise as may be resolved, any assets of the Company among its members and in particular the shares, debentures or other securities of any other company belonging to this Company or of which this Company may have the power of disposing.

(26)	To vest any real or personal property, rights or interest acquired or belonging to the Company in any person or company on behalf of or for the benefit of the Company, and with or without any declared trust in favour of the Company.

(27)	To transact or carry on any business which may seem to be capable of being conveniently carried on in connection with any of these objects or calculated directly or indirectly to enhance the value of or facilitate the realisation of or render profitable any of the Company’s property or rights.

(28)	To accept stock or shares in or debentures, mortgages or securities of any other company in payment or part payment for any services rendered or for any sale made to or debt owing from any such company, whether such shares shall be wholly or partly paid up.

(29)	To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company or which the Company shall consider to be preliminary thereto and to issue shares as fully or in part paid up, and to pay out of the funds of the Company all brokerage and charges incidental thereto.

(30)	To procure the Company to be registered or recognised in any foreign country or in any colony or dependency of any such foreign country.

(31)	To do all or any of the matters hereby authorised in any part of the world or in conjunction with or as trustee or agent for any other company or person or by or through any factors, trustees or agents.

(32)	To make gifts or grant bonuses to the Directors or any other persons who are or have been in the employment of the Company including substitute and alternate directors.

(33)	To do all such other things that the Company may consider incidental or conducive to the attainment of the above objects or as are usually carried on in connection therewith.

(34)	To carry on any business which the Company may lawfully engage in and to do all such things incidental or conducive to the business of the Company.

(35)	To make or receive gifts by way of capital contribution or otherwise.

The objects set forth in any sub-clause of this clause shall be regarded as independent objects and shall not, except, where the context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other sub-clause, or by the name of the Company. None of such sub-clauses or the objects therein specified or the powers thereby conferred shall be deemed subsidiary or auxiliary merely to the objects mentioned in the first sub-clause of this clause, but the Company shall have full power to exercise all or any of the powers conferred by any part of this clause in any part of the world notwithstanding that the business, property or acts proposed to be transacted, acquired or performed do not fall within the objects of the first sub-clause of this clause.

NOTE:	It is hereby declared that the word “company” in this clause, except where used in reference to this Company shall be deemed to include any partnership or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere and the intention is that the objects specified in each paragraph of this clause shall except where otherwise expressed in such paragraph be in no way limited or restricted by reference to or inference from the terms of any other paragraph.

4.	The liability of the members is limited.

5.	The share capital of the Company is €40,000 and US$1,175,010,000 divided into 40,000 ordinary shares of €1 each, 1,175,000,000 ordinary shares of US$1.00 each and 10,000,000 preferred shares of US$0.001 each.

6.	The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s articles of association for the time being.

We, the several persons whose names and addresses are subscribed, wish to be formed into a company in pursuance of this memorandum of association and we agree to take the number of shares in the capital of the company set opposite our respective names.

Names, addresses and descriptions of subscribers	Number of shares taken by each subscriber
For and on behalf of Ingersoll-Rand Company Limited	Thirty Nine Thousand, Nine Hundred and Ninety Four Ordinary Shares
Clarendon House
2 Church Street
Hamilton, HM 11
Bermuda

For and on behalf of	One Ordinary Share
Ingersoll-Rand (Gibraltar) International Holding Limited
57/63 Line Wall Road, Gibraltar

For and on behalf of	One Ordinary Share
Ingersoll-Rand (Gibraltar) International United Limited
57/63 Line Wall Road, Gibraltar

For and on behalf of	One Ordinary Share
Ingersoll-Rand International Holding Limited
Clarendon House
2 Church Street
Hamilton, HM 11
Bermuda

For and on behalf of	One Ordinary Share
Ingersoll-Rand Holdings & Finance International S.a.r.l.
16, Avenue Pasteur
Grand Duchy of Luxembourg, L2311

For and on behalf of	One Ordinary Share
Ingersoll-Rand Treasury Ltd.
Clarendon House
2 Church Street
Hamilton, HM 11
Bermuda

For and on behalf of	One Ordinary Share
Ingersoll-Rand Global Holding Company Limited
Clarendon House
2 Church Street
Hamilton, HM 11
Bermuda

Dated

COMPANIES ACTS 1963 TO 2006

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

-of-

INGERSOLL-RAND PUBLIC LIMITED COMPANY

PRELIMINARY

1.	The regulations contained in Table A in the First Schedule to the Companies Act, 1963 shall not apply to the Company.

2. (a)	In these articles:

“Act”	means the Companies Act, 1963 (No. 33 of 1963) as amended by the Companies Acts 1977 to 2005 and Parts 2 and 3 of the Investment Funds, Companies and Miscellaneous Provisions Act 2006, and all statutory instruments which are to be read as one with, or construed, or to be read together with the Companies Acts.

“1983 Act”	the Companies (Amendment) Act, 1983.

“1990 Act”	means the Companies Act 1990 (No. 33 of 1990).

“Acts”	means the Companies Acts 1963 to 2005 and Parts 2 and 3 of the Investment Funds, Companies and Miscellaneous Provisions Act 2006, and all statutory instruments which are to be read as one with, or construed, or to be read together with the Companies Acts.

“address”	includes any number or address used for the purposes of communication by way of electronic mail or other electronic communication.

“Assistant Secretary”	means any person appointed by the Secretary from time to time to assist the Secretary.

“Clear Days”	in relation to the period of notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

“electronic communication”	has the meaning given to those words in the Electronic Commerce Act 2000.

“electronic signature”	has the meaning given to those words in the Electronic Commerce Act 2000.

“Ordinary Resolution”	means an ordinary resolution of the Company’s members within the meaning of Section 141 of the Act.

“Redeemable Shares”	means redeemable shares in accordance with Section 206 of the 1990 Act.

“Register”	means the register of members to be kept as required in accordance with Section 116 of the Act.

“Special Resolution”	means a special resolution of the Company’s members within the meaning of Section 141 of the Act.

“the Company”	means the company whose name appears in the heading to these articles.

“the Directors” or “the Board”	means the directors from time to time and for the time being of the Company or the directors present at a meeting of the board of directors and includes any person occupying the position of director by whatever name called.

“the Group”	means the Company and its subsidiaries from time to time and for the time being.

“the Holder”	in relation to any share, the member whose name is entered in the Register as the holder of the share or, where the context permits, the members whose names are entered in the Register as the joint holders of shares.

“the Office”	means the registered office from time to time and for the time being of the Company.

“the seal”	means the common seal of the Company.

“the Secretary”	means any person appointed to perform the duties of the secretary of the Company.

“these articles”	means the articles of association of which this article 2 forms part, as the same may be amended and may be from time to time and for the time being in force.

(b)	Expressions in these articles referring to writing shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography and any other modes of representing or reproducing words in a visible form except as provided in these articles and/or where it constitutes writing in electronic form sent to the Company, and the Company has agreed to its receipt in such form. Expressions in these articles referring to execution of any document shall include any mode of execution whether under seal or under hand or any mode of electronic signature as shall be approved by the Directors. Expressions in these articles referring to receipt of any electronic communications shall, unless the contrary intention appears, be limited to receipt in such manner as the Company has approved.

(c)	Unless the contrary intention appears, words or expressions contained in these articles shall bear the same meaning as in the Acts or in any statutory modification thereof in force at the date at which these articles become binding on the Company.

(d)	References herein to any enactment shall mean such enactment as the same may be amended and may be from time to time and for the time being in force.

(e)	The masculine gender shall include the feminine and neuter, and vice versa, and the singular number shall include the plural, and vice versa, and words importing persons shall include firms or companies.

(f)	Reference to US$, USD, or dollars shall mean the currency of the United States of America and to €, euro, EUR or cent shall mean the currency of Ireland.

SHARE CAPITAL AND VARIATION OF RIGHTS

3. (a)	The share capital of the Company is €40,000 and US$1,175,010,000 divided into 40,000 ordinary shares of €1 each, 1,175,000,000 ordinary shares of US$1.00 each and 10,000,000 preferred shares of US$0.001 each.

(b)	The rights and restrictions attaching to the ordinary shares shall be as follows:

(i)	subject to the right of the Company to set record dates for the purposes of determining the identity of members entitled to notice of and/or to vote at a general meeting and the authority of the Board and chairman of the meeting to maintain order and security, the right to attend any general meeting of the Company and to exercise one vote per ordinary share held at any general meeting of the Company;

(ii)	the right to participate pro rata in all dividends declared by the Company; and

(iii)	the right, in the event of the Company’s winding up, to participate pro rata in the total assets of the Company.

The rights attaching to the ordinary shares may be subject to the terms of issue of any series or class of preferred shares allotted by the Directors from time to time in accordance with article 3(c).

(c)	The Board is empowered to cause the preferred shares to be issued from time to time as shares of one or more series of preferred shares, and in the resolution or resolutions providing for the issue of shares of each particular series, before issuance, the Board is expressly authorised to fix:

(i)	the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except as otherwise provided by the Board in creating such series) or decreased (but not below the number of shares thereof then in issue) from time to time by resolution of the Board;

(ii)	the rate of dividends payable on shares of such series, whether or not and upon what conditions dividends on shares of such series shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

(iii)	the terms, if any, on which shares of such series may be redeemed, including without limitation, the redemption price or prices for such series, which may consist of a redemption price or scale of redemption prices applicable only to redemption in connection with a sinking fund (which term as used herein shall include any fund or requirement for the periodic purchase or redemption of shares), and the same or a different redemption price or scale of redemption prices applicable to any other redemption;

(iv)	the terms and amount of any sinking fund provided for the purchase or redemption of shares of such series;

(v)	the amount or amounts which shall be paid to the holders of shares of such series in case of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary;

(vi)	the terms, if any, upon which the holders of shares of such series may convert shares thereof into shares of any other class or classes or of any one or more series of the same class or of another class or classes;

(vii)	the voting rights, full or limited, if any, of the shares of such series; and whether or not and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more additional Directors of the Company in case of dividend arrears or other specified events, or upon other matters;

(viii)	whether or not the holders of shares of such series, as such, shall have any preemptive or preferential rights to subscribe for or purchase shares of any class or series of shares of the Company, now or hereafter authorised, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe for, shares of any class or series of the Company, now or hereafter authorised;

(ix)	whether or not the issuance of additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the preferences, rights and qualifications of any such other series; and

(x)	such other rights, preferences and limitations as may be permitted to be fixed by the Board of the Company under the laws of Ireland as in effect at the time of the creation of such series.

The Board is authorised to change the designations, rights, preferences and limitations of any series of preferred shares theretofore established, no shares of which have been issued.

The rights conferred upon the Holder of any pre-existing shares in the share capital of the Company shall be deemed not to be varied by the creation, issue and allotment of preferred shares in accordance with this article 3.

(d)	An ordinary share shall be deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company and any third party pursuant to which the Company acquires or will acquire ordinary shares, or an interest in ordinary shares, from the relevant third party. In these circumstances, the acquisition of such shares, or an interest in such shares, by the Company shall constitute the redemption of a Redeemable Share in accordance with Part XI of the 1990 Act.

4.	Subject to the provisions of Part XI of the 1990 Act and the other provisions of this article, the Company may:

(a)	pursuant to Section 207 of the 1990 Act, issue any shares of the Company which are to be redeemed or are liable to be redeemed at the option of the Company or the member on such terms and in such manner as may be determined by the Company in general meeting (by Special Resolution) on the recommendation of the Directors; or

(b)	Subject to and in accordance with the provisions of the Acts and without prejudice to any relevant special rights attached to any class of shares pursuant to Section 211 of the 1990 Act, purchase any of its own shares (including any Redeemable Shares and without any obligation to purchase on any pro rata basis as between members or members of the same class) and may cancel any shares so purchased or hold them as treasury shares (as defined in Section 209 of the 1990 Act) and may reissue any such shares as shares of any class or classes.

5.	Without prejudice to any special rights previously conferred on the Holders of any existing shares or class of shares or to the authority conferred on the Directors pursuant to article 3 to issue the preferred shares, any share in the Company may be issued with such preferred or deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by Ordinary Resolution determine.

6. (a)	Without prejudice to the authority conferred on the Directors pursuant to article 3 to issue shares in the capital of the Company, if at any time the share capital is divided into different classes of shares the rights attached to any class or series may, whether or not the Company is being wound up, be varied or abrogated with the consent in writing of the Holders of 75% of the shares then in issue of that class, or with the sanction of a Special Resolution passed at a separate general meeting of the Holders of the shares of that class or series. To every such meeting the provisions of article 31 shall apply.

(b)	The redemption or purchase of preferred shares or any class or series of preferred shares shall not constitute a variation of rights of the preferred Holders.

(c)	The issue, redemption or purchase of any of the 10,000,000 preferred shares of US$0.001 shall not constitute a variation of the rights of the Holders of ordinary shares.

(d)	The issue of preferred shares or any class or series of preferred shares which rank pari passu with, or junior to, any existing preferred shares or class of preferred shares shall not constitute a variation of the existing preferred shares or class of preferred shares.

7.	The rights conferred upon the Holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

8. (a)	Subject to the provisions of these articles relating to new shares, the shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Acts) allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its members.

(b)	Subject to any requirement to obtain the approval of members under any laws, regulations or the rules of any stock exchange to which the Company is subject, the Board is authorised, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Board deems advisable, options to purchase or subscribe for such number of shares of any class or classes or of any series of any class as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued.

(c)	The Directors are, for the purposes of Section 20 of the 1983 Act, generally and unconditionally authorised to exercise all powers of the Company to allot and issue relevant securities (as defined by the said Section 20) up to the amount of Company’s authorised share capital and to allot and issue any shares purchased by the Company pursuant to the provisions of Part XI of the 1990 Act and held as treasury shares and this authority shall expire five years from the date of adoption of these articles of association.

(d)	The Directors are hereby empowered pursuant to sections 23 and 24(1) of the 1983 Act to allot equity securities within the meaning of the said section 23 for cash pursuant to the authority conferred by paragraph (c) of this article as if section 23(1) of the said 1983 Act did not apply to any such allotment. The Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this paragraph (d) had not expired.

(e)	Nothing in these articles shall preclude the Directors from recognising a renunciation of the allotment of any shares by any allottee in favour of some other person.

9.	The Company may pay commission to any person in consideration of a person subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company on such terms and subject to such conditions as the Directors may determine, including, without limitation, by paying cash or allotting and issuing fully or partly paid shares or any combination of the two. The Company may also, on any issue of shares, pay such brokerage as may be lawful.

10.	Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the Holder.

11.	No person shall be entitled to a share certificate in respect of any ordinary share held by them in the share capital of the Company, whether such ordinary share was allotted or transferred to them, and the Company shall not be bound to issue a share certificate to any such person entered in the Register.

12.	The Company shall not give, whether directly or indirectly and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company or in its holding company, except as permitted by section 60 of the Act.

TRANSFER OF SHARES

13. (a)	The instrument of transfer of any share may be executed for and on behalf of the transferor by the Secretary or an Assistant Secretary, and the Secretary or Assistant Secretary shall be deemed to have been irrevocably appointed agent for the transferor of such share or shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such share or shares all such transfers of shares held by the members in the share capital of the Company. Any document which records the name of the transferor, the name of the transferee, the class and number of shares agreed to be transferred and the date of the agreement to transfer shares, shall, once executed by the transferor or the Secretary or Assistant Secretary as agent for the transferor, be deemed to be a proper instrument of transfer for the purposes of Section 81 of the Act. The transferor shall be deemed to remain the Holder of the share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.

(b)	The Company, at its absolute discretion, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of the Company. If stamp duty resulting from the transfer of shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferor or transferee (at its discretion), (ii) set-off the stamp duty against any dividends payable to the transferor or transferee (at its discretion) and (iii) to claim a first and permanent lien on the shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid. The Company’s lien shall extend to all dividends paid on those shares.

(c)	Notwithstanding the provisions of these articles and subject to any regulations made under Section 239 of the 1990 Act, title to any shares in the Company may also be evidenced and transferred without a written instrument in accordance with Section 239 of the 1990 Act or any regulations made thereunder. The Directors shall have power to permit any class of shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.

14.	Subject to such of the restrictions of these articles and to such of the conditions of issue of any share warrants as may be applicable, the shares of any member and any share warrant may be transferred by instrument in writing in any usual or common form or any other form which the Directors may approve.

15.	The Directors may decline to recognise any instrument of transfer unless the instrument of transfer is in respect of one class of share only.

16.	If the Directors refuse to register a transfer they shall, within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

17.	(a)	The Directors may from time to time fix any date as the record date for the purposes of determining the rights of members to notice of and/or to vote at any general meeting of the Company; provided that such record shall not be more than sixty days before the date of such general meeting. If no record date is fixed by the Directors, the record date for determining members entitled to notice of or to vote at a meeting of the members shall be the close of business on the day next preceding the day on which notice is given. Unless the Directors determine otherwise, a determination of members of record entitled to notice of or to vote at a meeting of members shall apply to any adjournment or postponement of the meeting.

(b)	In order that the Directors may determine the members entitled to receive payment of any dividend or other distribution or allotment of any rights or the members entitled to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board may fix any date as the record date; provided that such record date shall not be more than sixty days before the date of such action. If no record date is fixed, the record date for determining members for such purpose shall be at the close of business on the day on which the Directors adopt the resolution relating thereto.

18.	Registration of transfers may be suspended at such times and for such period, not exceeding in the whole 30 days in each year, as the Directors may from time to time determine subject to the requirements of Section 121 of the Act.

19.	All instruments of transfer shall upon their being lodged with the Company remain the property of the Company and the Company shall be entitled to retain them.

TRANSMISSION OF SHARES

20.	In the case of the death of a member, the survivor or survivors where the deceased was a joint Holder, and the personal representatives of the deceased where he was a sole Holder, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint Holder from any liability in respect of any share which had been jointly held by him with other persons.

21.	Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as herein provided, elect either to be registered himself as Holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the shares by that member before his death or bankruptcy, as the case may be.

22.	If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have another person registered, he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these regulations relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice of transfer were a transfer signed by that member.

23.	A person becoming entitled to a share by reason of the death or bankruptcy of the Holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to the meetings of the Company, so, however, that the Directors may at any time give notice requiring such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within 90 days, the Directors may thereupon withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.

ALTERATION OF CAPITAL

24.	The Company may from time to time by Ordinary Resolution increase the authorised share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

25.	The Company may by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)	subdivide its existing shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association subject, nevertheless, to section 68(1)(d) of the Act; or

(c)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and reduce the amount of its authorised share capital by the amount of the shares so cancelled.

26.	The Company may by Special Resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with and subject to any incident authorised, and consent required, by law.

27.	Whenever as a result of an alternation or reorganisation of the share capital of the Company any members would become entitled to fractions of a share, the Directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person and distribute the proceeds of sale in due proportion among those members, and the Directors may authorise any person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

GENERAL MEETINGS

28.	The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it. Not more than fifteen months shall elapse between the date of one annual general meeting of the Company and that of the next. Subject to Section 140 of the Act, all general meetings of the Company may be held outside of Ireland.

29.	All general meetings other than annual general meetings shall be called extraordinary general meetings.

30. (a)	The Chairman or the Board by vote of a majority of the Board may convene an extraordinary general meeting.

(b)	Extraordinary general meetings shall also be convened on such requisition, or in default by such requisitionists, as provided in section 132 of the Act.

31.	All provisions of these articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the Holders of any class or series of shares in the capital of the Company, except that:

(a)	the necessary quorum shall be two or more persons holding or representing by proxy (whether or not such Holder actually exercises his voting rights in whole, in part or at all at the relevant general meeting) at least one-third in nominal value of the issued shares of the class or series or, at any adjourned meeting of such Holders, one Holder present in person or by proxy, whatever the amount of his holding, shall be deemed to constitute a meeting;

(b)	any Holder of shares of the class or series present in person or by proxy may demand a poll; and

(c)	on a poll, each Holder of shares of the class or series shall have one vote in respect of every share of the class held by him.

32.	A Director shall be entitled, notwithstanding that he is not a member, to attend and speak at any general meeting and at any separate meeting of the Holders of any class of shares in the Company.

33. (a)	The Board may, in its absolute discretion, authorise the Secretary to postpone any general meeting called in accordance with the provisions of these articles (other than a meeting requisitioned under article 30(b) of these articles or the postponement of which would be contrary to the Acts or a court order pursuant to the Acts) if the Board considers that, for any reason, it is impractical or unreasonable to hold the general meeting, provided that notice of postponement is given to each member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each member in accordance with the provisions of these articles.

(b)	The Board may, in its absolute discretion, authorise the Secretary to cancel any general meeting called in accordance with the provisions of these articles (other than a meeting requisitioned under article 30(b) of these articles or the cancellation of which would be contrary to the Acts or a court order pursuant to the Acts) if the Board considers that, for any reason, it is impractical or unreasonable to hold the general meeting, provided that notice of cancellation is given to each member before the time for such meeting.

NOTICE OF GENERAL MEETINGS

34. (a)	Subject to the provisions of the Acts allowing a general meeting to be called by shorter notice, an annual general meeting, and an extraordinary general meeting called for the passing of a special resolution, shall be called by not more than sixty Clear Days’ notice and not less than twenty-one Clear Days’ notice and all other extraordinary general meetings shall be called by not more than sixty Clear Days’ notice and not less than fourteen Clear Days’ notice.

(b)	Any notice convening a general meeting shall specify the time and place of the meeting and, in the case of special business, the general nature of that business and, in reasonable prominence, that a member entitled to attend and vote is entitled to appoint a proxy to attend, speak and vote in his place and that a proxy need not be a member of the Company. It shall also give particulars of any Directors who are to retire at the meeting and of any persons who are recommended by the Directors for appointment or re-appointment as Directors at the meeting or in respect of whom notice has been duly given to the Company of the intention to propose them for appointment or re-appointment as Directors at the meeting. Notwithstanding the foregoing, the latter requirement shall only apply where the intention to propose the person has been received by the Company in accordance with the provisions of these articles. Subject to any restrictions imposed on any shares, the notice of the meeting shall be given to all the members of the Company as of the record date set by the Directors and to the Directors and the Auditors.

(c)	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

PROCEEDINGS AT GENERAL MEETINGS

35.	All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets and the reports of the Directors and auditors, the election of Directors, the re-appointment of the retiring auditors and the fixing of the remuneration of the auditors.

36. (a)	At any annual general meeting only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board or (ii) by any member entitled to vote at such meeting who complies with the procedures set forth in this article.

(b)	Any member entitled to vote at any annual general meeting may propose business to be included in the agenda of such meeting only if written notice of such member’s intent is given to the Secretary of the Company, either by personal delivery or mail or by facsimile, not later than 90 days in advance of the anniversary of the immediately preceding annual general meeting or if the date of the annual general meeting of members occurs more than 30 days before or 60 days after the anniversary of such immediately preceding annual general meeting, not later than the close of business on the seventh day following the date on which notice of such meeting is given to members. A member’s notice to the Secretary shall set forth in writing as to each matter such member proposes to bring before the annual general meeting (i) a brief description of the business desired to be brought before the annual general meeting and the reasons for conducting such business at the annual general meeting, (ii) the name and address, as they appear on the Company’s books, of the members proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the member and (iv) any material interest of the member in such business. Notwithstanding anything in these articles to the contrary, no business shall be conducted at an annual general meeting except in accordance with the procedures set forth in this article. The Chairman or other person presiding at the annual general meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this subparagraph, and, if such Chairman or other person should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(c)	Any member entitled to vote for the election of Directors at a meeting or to express a consent in writing without a meeting may nominate a person or persons for election as a Director only if written notice of such member’s intent to make such nomination is given to the Secretary of the Company, either by personal delivery, mail or facsimile not later than (i) with respect to an election to be held at an annual general meeting of members, 90 days in advance of the anniversary of the immediately preceding annual general meeting or if the date of the annual general meeting of members occurs more than 30 days before or 60 days after the anniversary of such immediately preceding annual general meeting, not later than the close of business on the seventh day following the date on which notice of such meeting is given to members and (ii) in the case of any member who wishes to nominate a person or persons for election as a Director pursuant to consents in writing by members without a meeting (to the extent election by such consents is permitted under applicable law and these articles), 60 days in advance of the date on which materials soliciting such consents are first mailed to members or, if no such materials are required to be mailed under applicable law, 60 days in advance of the date on which the first such consent in writing is executed. Each such notice shall set forth the name and address of the member who intends to make the nomination and of the person or persons to be nominated for election as a Director, a representation that the member is a holder of record of shares of the Company entitled to vote at such meeting or to express such consent in writing and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to execute such a consent in writing to elect such person or persons as a Director, a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations for election as a Director are to be made by the member, such other information regarding each nominee proposed by such member as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission if such nominee had been nominated, or was intended to be nominated, for election as a Director by the Board, and the consent of each nominee to serve as a Director if so elected. The Board may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

37.	Except as otherwise provided by law, at any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof or otherwise properly brought before the meeting by or at the direction of the Board.

38.

Except as otherwise provided by law, the memorandum of association or these articles, the chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before a general meeting was made or proposed, as the case may be, in accordance with these articles and, if any proposed nomination or other business is not in compliance with these articles, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.

39.	No business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. The Holders of shares, present in person or by proxy (whether or not such Holder actually exercises his voting rights in whole, in part or at all at the relevant general meeting), entitling them to exercise a majority of the voting power of the Company on the relevant record date shall constitute a quorum.

40.	If the holders of the number of shares necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed by these articles for a general meeting, a majority in interest of the members present, in person or by proxy, may adjourn from time to time without notice other than announcement at the meeting until the holders of the amount of shares requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

41.	The Chairman, if any, of the Board, shall preside as chairman at every general meeting of the Company, or if there is no such Chairman, or if he is not present within fifteen minutes after the time appointed for the holding of the meeting or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

42.	If at any meeting no Director is willing to act as Chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the members present shall choose one of their number to be chairman of the meeting.

43.	The Chairman of the meeting may, with the consent of a majority of the members, in any general meeting at which a quorum is present (and shall if so directed), adjourn the meeting. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each member in accordance with the provisions of these articles.

44.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by:

(a)	the Chairman; or

(b)	by at least three members present in person or by proxy; or

(c)	by any member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d)	by a member or members holding shares in the Company conferring the right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

Unless a poll is so demanded, a declaration by the Chairman that a resolution has, on a show of hands, been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

The demand for a poll may be withdrawn.

45.	Except as provided in article 46, if a poll is duly demanded it shall be taken in such manner as the Chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

46.	A poll demanded on the election of the Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs, and any business other than that on which a poll has been demanded may be proceeded with pending the taking of the poll.

47.	Subject to section 141 of the Act, a resolution in writing signed by all of the members for the time being entitled to attend and vote on such resolution at a general meeting (or being bodies corporate by their duly authorised representatives) shall be as valid and effective for all purposes as if the resolution had been passed at a general meeting of the Company duly convened and held, and may consist of several documents in like form each signed by one or more persons, and if described as a special resolution shall be deemed to be a special resolution within the meaning of the Act. Any such resolution shall be served on the Company.

48.	The Board may, and at any general meeting, the chairman of such meeting may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

49. (a)	The Board may make such arrangements as it considers appropriate to enable the members to participate in any general meeting by means of electronic or other communication facilities, so as to permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

(b)	The Board may, and at any general meeting, the chairman of such meeting may make any arrangement and impose any requirement as may be reasonable for the purpose of verifying the identity of members participating by way of electronic or other communication facilities, as described in sub-paragraph (a) of this article.

VOTES OF MEMBERS

50.	Subject to any special rights or restrictions as to voting for the time being attached by or in accordance with these articles to any class of shares, on a show of hands every member present in person and every proxy shall have one vote, but so that no one member shall on a show of hands have more than one vote in respect of the aggregate number of shares of which he is the Holder, and on a poll every member who is present in person or by proxy shall have one vote for each share of which he is the Holder.

51.	When there are joint Holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint Holders; and for this purpose, seniority shall be determined by the order in which the names stand in the Register.

52.	A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction (whether in Ireland or elsewhere) in matters concerning mental disorder, may vote, whether on a show of hands or on a poll, by his committee, receiver, guardian or other person appointed by that court and any such committee, receiver, guardian or other person may vote by proxy on a show of hands or on a poll. Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be received at the Office or at such other address as is specified in accordance with these articles for the receipt of appointments of proxy, not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

53.	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

54.	Votes may be given either personally or by proxy.

55. (a)	Every member entitled to attend and vote at a general meeting may appoint a proxy to attend, speak and vote on his behalf and may appoint more than one proxy to attend, speak and vote at the same meeting. The appointment of a proxy shall be in any form which the Directors may approve and, if required by the Company, shall be signed by or on behalf of the appointor. In relation to written proxies, a body corporate may sign a form of proxy under its common seal or under the hand of a duly authorised officer thereof or in such other manner as the Directors may approve. A proxy need not be a member of the Company. The appointment of a proxy in electronic or other form shall only be effective in such manner as the Directors may approve.

(b)	Without limiting the foregoing, the Directors may from time to time permit appointments of a proxy to be made by means of a telephonic, electronic or internet communication or facility and may in a similar manner permit supplements to, or amendments or revocations of, any such telephonic, electronic or internet communication or facility to be made. The Directors may in addition prescribe the method of determining the time at which any such telephonic, electronic or internet communication or facility is to be treated as received by the Company. The Directors may treat any such telephonic, electronic or internet communication or facility which purports to be or is expressed to be sent on behalf of a Holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Holder.

56.	Any body corporate which is a member of the Company may authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual member of the Company. The Company may require evidence from the body corporate of the due authorisation of such person to act as the representative of the relevant body corporate.

57.	An appointment of proxy relating to more than one meeting (including any adjournment thereof) having once been received by the Company for the purposes of any meeting shall not require to be delivered, deposited or received again by the Company for the purposes of any subsequent meeting to which it relates.

58.	Receipt by the Company of an appointment of proxy in respect of a meeting shall not preclude a member from attending and voting at the meeting or at any adjournment thereof. An appointment proxy shall be valid, unless the contrary is stated therein, as well for any adjournment of the meeting as for the meeting to which it relates.

59. (a)	A vote given or poll demanded in accordance with the terms of an appointment of proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the death or insanity of the principal, or the revocation of the appointment of proxy or of the authority under which the proxy was appointed or of the resolution authorising the representative to act or transfer of the share in respect of which the proxy was appointed or the authorisation of the representative to act was given, provided that no intimation in writing (whether in electronic form or otherwise) of such death, insanity, revocation or transfer shall have been received by the Company at the Office, at least one hour before the commencement of the meeting or adjourned meeting at which the appointment of proxy is used or at which the representative acts PROVIDED HOWEVER, that where such intimation is given in electronic form it shall have been received by the Company at least 24 hours (or such lesser time as the Directors may specify) before the commencement of the meeting.

(b)	The Directors may send, at the expense of the Company, by post, electronic mail or otherwise, to the members forms for the appointment of a proxy (with or without stamped envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative.

60.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

DIRECTORS

61.	The number of Directors shall not be less than two nor more than twenty. The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of the Directors is reduced below the prescribed minimum the remaining Director or Directors shall appoint forthwith an additional Director or additional Directors to make up such minimum or shall convene a general meeting of the Company for the purpose of making such appointment. If, at any annual general meeting of the Company, the number of Directors is reduced below the prescribed minimum due to the failure of any Directors to be re-elected, then in those circumstances, the two Directors which receive the highest number of votes in favour of re-election shall be re-elected and shall remain Directors until such time as additional Directors have been appointed to replace them as Directors. If, at any annual general meeting of the Company, the number of Directors is reduced below the prescribed minimum in any circumstances where one Director is re-elected, then that Director shall hold office until the next annual general meeting and the Director which (excluding the re-elected Director) receives the highest number of votes in favour of re-election shall be re-elected and shall remain a Director until such time as one or more additional Directors have been appointed to replace him or her. If there be no Director or Directors able or willing to act then any two members may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall hold office (subject to the provisions of the Acts and these articles) only until the conclusion of the annual general meeting of the Company next following such appointment unless he is re-elected during such meeting.

62.	Each Director shall be paid a fee for the services at such rate as may from time to time be determined by the Board. The Directors may also be paid all traveling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or in connection with the business of the Company.

63.	If any Director shall be called upon to perform extra services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, the Company may remunerate such Director either by a fixed sum or by a percentage of profits or otherwise as may be determined by a resolution passed at a meeting of the Directors and such remuneration may be either in addition to or in substitution for any other remuneration to which he may be entitled as a Director.

64.	No shareholding qualification for Directors shall be required. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at general meetings.

65.	Unless the Company otherwise directs, a Director of the Company may be or become a Director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as Holder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director or officer of, or from his interest in, such other company.

BORROWING POWERS

66.

Subject to Part III of the 1983 Act, the Directors may exercise all the powers of the Company to borrow or raise money, and to mortgage or charge its undertaking, property, assets and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party, without any limitation as to amount.

POWERS AND DUTIES OF THE DIRECTORS

67.	The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the Acts or by these articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any of these articles and to the provisions of the Acts.

68.	The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

69.	The Company may exercise the powers conferred by Section 41 of the Act with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

70. (a)	A Director shall be entitled (in the absence of some other material interest than is indicated below) to vote (and be counted in the quorum) in respect of any resolutions concerning any of the following matters, namely:

(i)	the giving of any security, guarantee or indemnity to him in respect of money lent by him to the Company or any of its subsidiary or associated companies or obligations incurred by him or by any other person at the request of or for the benefit of the Company or any of its subsidiary or associated companies;

(ii)	the giving of any security, guarantee or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiary or associated companies for which he himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(iii)	any proposal concerning any offer of shares or debentures or other securities of or by the Company or any of its subsidiary or associated companies for subscription, purchase or exchange in which offer he is or is to be interested as a participant in the underwriting or sub-underwriting thereof;

(iv)	any proposal concerning any other company in which he is interested, directly or indirectly and whether as an officer or member or otherwise howsoever, provided that he is not the Holder of or beneficially interested in 1% or more of the issued shares of any class of such company or of the voting rights available to members of such company (or of a third company through which his interest is derived) (any such interest being deemed for the purposes of this article to be a material interest in all circumstances);

(v)	any proposal concerning the adoption, modification or operation of a superannuation fund or retirement benefits scheme under which he may benefit and which has been approved by or is subject to and conditional upon approval for taxation purposes by the appropriate Revenue authorities;

(vi)	any proposal concerning the adoption, modification or operation of any scheme for enabling employees (including full time executive Directors) of the Company and/or any subsidiary thereof to acquire shares in the Company or any arrangement for the benefit of employees of the Company or any of its subsidiaries under which the Director benefits or may benefit; or

(vii)	any proposal concerning the giving of any indemnity pursuant to article 117 or the discharge of the cost of any insurance coverage purchased or maintained pursuant to article 76 and article 117(c).

(b)	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not debarred from voting under sub-paragraph (a) (iv) of this article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

(c)	If a question arises at a meeting of Directors or of a committee of Directors as to the materiality of a Director’s interest or as to the right of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question may be referred, before the conclusion of the meeting, to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive. In relation to the Chairman, such question may be resolved by a resolution of a majority of the Directors (other than the Chairman) present at the meeting at which the question first arises.

(d)	For the purposes of this article, an interest of a person who is the spouse or a minor child of a Director shall be treated as an interest of the Director.

(e)	The Company by Ordinary Resolution may suspend or relax the provisions of this article to any extent or ratify any transaction not duly authorised by reason of a contravention of this article.

71.	A Director may hold and be remunerated in respect of any other office or place of profit under the Company or any other company in which the Company may be interested (other than the office of auditor of the Company or any subsidiary thereof) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine, and no Director or intending Director shall be disqualified by his office from contracting or being interested, directly or indirectly, in any contract or arrangement with the Company or any such other company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise nor shall any Director so contracting or being so interested be liable to account to the Company for any profits and advantages accruing to him from any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

72.	The Directors may exercise the voting powers conferred by shares of any other company held or owned by the Company in such manner in all respects as they think fit and in particular they may exercise their voting powers in favour of any resolution appointing the Directors or any of them as Directors or officers of such other company or providing for the payment of remuneration or pensions to the Directors or officers of such other company.

73.	Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director, but nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

74.	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall from time to time by resolution determine.

75.	The Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

76.	The Directors may procure the establishment and maintenance of or participate in, or contribute to any non-contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to any persons (including Directors or other officers) who are or shall have been at any time in the employment or service of the Company or of any company which is or was a subsidiary of the Company or of the predecessor in business of the Company or any such subsidiary or holding Company and the wives, widows, families, relatives or dependants of any such persons. The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and well being of the Company or of any such other Company as aforesaid, or its members, and payments for or towards the insurance of any such persons as aforesaid and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. Provided that any Director shall be entitled to retain any benefit received by him under this article, subject only, where the Acts require, to disclosure to the members and the approval of the Company in general meeting.

DISQUALIFICATION OF DIRECTORS

77.	The office of a Director shall be vacated ipso facto if the Director:

(a)	is restricted or disqualified to act as a Director under the provisions of Part VII of the 1990 Act; or

(b)	resigns his office by notice in writing to the Company or in writing offers to resign and the Directors resolve to accept such offer; or

(c)	is or becomes bankrupt or makes any arrangement or composition with his or her creditors generally; or

(d)	is or becomes of unsound mind or dies; or

(e)	is removed from office under article 82.

APPOINTMENT, ROTATION AND REMOVAL OF DIRECTORS

78.	At every annual general meeting of the Company, all of the Directors shall retire from office unless re-elected by Ordinary Resolution at the annual general meeting. A Director retiring at a meeting shall retain office until the close or adjournment of the meeting.

79.	Every Director nominated for re-election by the Board shall be eligible to stand for re-election at an annual general meeting.

80.	If a Director nominated for re-election by the Board offers himself for re-election, he shall be deemed to have been re-elected, unless at such meeting the Ordinary Resolution for the re-election of such Director has been defeated.

81.	The Company may from time to time by Special Resolution increase or reduce the maximum number of Directors.

82.	The Company may, by Ordinary Resolution, of which extended notice has been given in accordance with section 142 of the Act, remove any Director before the expiration of his period of office notwithstanding anything in these regulations or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

83.	The Company may, by Ordinary Resolution, appoint another person in place of a Director removed from office under article 82 and without prejudice to the powers of the Directors under article 61 the Company in general meeting by Ordinary Resolution may appoint any person to be a Director either to fill a casual vacancy or as an additional Director, subject to the maximum number of Directors set out in article 61.

84.	The Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director, provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with these articles as the maximum number of Directors. A Director so appointed shall hold office only until the next following annual general meeting. If not re-appointed at such annual general meeting, such Director shall vacate office at the conclusion thereof.

PROCEEDINGS OF DIRECTORS

85. (a)	The quorum necessary for the transaction of business at all meetings of the Board shall be a majority of the Directors then in office. If at any meeting of the Board there be less than a quorum present, a majority of those present or any Director solely present may adjourn the meeting from time to time without further notice.

(b)	Regular meetings of the Board shall be held at such times and intervals as the Board may from time to time determine.

(c)	Special meetings of the Board shall be held on the requisition of the Chairman, if there is one, or if not, by 33 1/3% of the Directors then in office.

(d)	Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

(e)	Unless a greater number is expressly required by law or these articles, the affirmative votes of a majority of the votes cast by the Directors present at a meeting at which a quorum is in attendance shall be the act of the Board or a committee thereof, as appropriate. At any time that these articles provide that Directors elected by the holders of a class or series of shares shall have more or less than one vote per Director on any matter, every reference in these articles to a majority or other proportion of Directors shall refer to a majority or other proportion of the votes of such Directors.

86.	The continuing Directors may act notwithstanding any vacancy in their number but, if and so long as their number is reduced below the number fixed by or pursuant to these articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company but for no other purpose.

87.	Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman, if there be one, shall act as chairman at all meetings of the Board, or in the absence of the Chairman, a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

88.

The Board may from time to time designate committees of the Board, with such powers and duties as the Board may decide to confer on such committees, and shall, for those committees and any others provided for herein, elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committees.

89.	A committee may elect a chairman of its meeting. If no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

90.	All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

91. (a)	Notice of a regular meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by mail, courier service, telecopier, facsimile, printing, computer generated email or other mode of representing words in a legible and non-transitory form at such Director’s last known address or any other address given by such Director to the Company for this purpose before the proposed date of the meeting, but a failure of the Secretary to send such notice shall not invalidate any proceedings of the Board at such meeting.

(b)	Notice of a special meeting of the Board shall be deemed to be duly given to a Director if it is sent to such Director by mail before the proposed date of the meeting, or given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by mail, courier service, telecopier facsimile, printing, computer generated email or other mode of representing words in a legible and non-transitory form, at such Director’s last known address or any other address given by such Director to the Company for this purpose at least one day before the proposed date of the meeting, but such notice may be waived by any Director. At any special meeting at which every Director shall be present, even without notice, any business may be transacted.

92.	A resolution or other document in writing (in electronic form or otherwise) signed (whether by electronic signature, advanced electronic signature or otherwise as approved by the Directors) by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors shall be as valid as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors, and such resolution or other document or documents when duly signed may be delivered or transmitted (unless the Directors shall otherwise determine either generally or in any specific case) by facsimile transmission, electronic mail or some other similar means of transmitting the contents of documents.

EXECUTIVES

93. (a)	The executives of the Company shall consist of a Chief Executive Officer and a Secretary (who may or may not be Directors) and the Board and, if so authorized by the Board, the Chief Executive Officer, may appoint such other executives (who may or may not be Directors) as the Board may from time to time determine, including, without limitation, presidents, chief operating officers, chief financial officers, senior vice-presidents, vice-presidents, treasurers, controllers, assistant treasurers and assistant secretaries. A Person may hold any number of positions simultaneously.

(b)	The executives shall have the powers typically exercised by persons holding such positions or such powers as may be delegated to them by the Board from time to time and will perform the usual duties pertaining to such positions as well as perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

THE SEAL

94.	(a)

The Directors shall ensure that the Seal (including any official securities seal kept pursuant to the Acts) shall be used only by the authority of the Directors or of a committee authorised by the Directors.

(b)	The Company may exercise the powers conferred by the Acts with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

DIVIDENDS AND RESERVES

95.	The Company in general meeting may declare dividends, but no dividends shall exceed the amount recommended by the Directors.

96.	The Directors may from time to time pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company.

97.	No dividend or interim dividend shall be paid otherwise than in accordance with the provisions of Part IV of the 1983 Act.

98.	The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may at the like discretion either be employed in the business of the Company or be invested in such investments as the Directors may lawfully determine. The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to divide.

99.	Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly.

100.	The Directors may deduct from any dividend payable to any member all sums of money (if any) immediately payable by him to the Company in relation to the shares of the Company.

101.	Any general meeting declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stocks of any other company or in any one or more of such ways, and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all the parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.

102.

Any dividend or other moneys payable in respect of any share may be paid by cheque or warrant sent by post, at the risk of the person or persons entitled thereto, to the registered address of the Holder or, where there are joint Holders, to the registered address of that one of the joint Holders who is first named on the members Register or to such person and to such address as the Holder or joint Holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company. Any joint Holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share. Any such dividend or other distribution may also be paid by any other method (including payment in a currency other than US$, electronic funds transfer, direct debit, bank transfer or by means of a relevant system) which the Directors consider appropriate and any member who elects for such method of payment shall be deemed to have accepted all of the risks inherent therein. The debiting of the Company’s account in respect of the relevant amount shall be evidence of good discharge of the Company’s obligations in respect of any payment made by any such methods.

103.	No dividend shall bear interest against the Company.

104.	If the Directors so resolve, any dividend which has remained unclaimed for twelve years from the date of its declaration shall be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend or other moneys payable in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

ACCOUNTS

105.	(a)	The Directors shall cause to be kept proper books of account, whether in the form of documents, electronic form or otherwise, that:

(i)	correctly record and explain the transactions of the Company;

(ii)	will at any time enable the financial position of the Company to be determined with reasonable accuracy;

(iii)	will enable the Directors to ensure that any balance sheet, profit and loss account or income and expenditure account of the Company complies with the requirements of the Acts; and

(iv)	will enable the accounts of the Company to be readily and properly audited.

Books of account shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year. Proper books of account shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

The Company may send by post, electronic mail or any other means of electronic communication a summary financial statement to its members or persons nominated by any member. The Company may meet, but shall be under no obligation to meet, any request from any of its members to be sent additional copies of its full report and accounts or summary financial statement or other communications with its members.

(b)	The books of account shall be kept at the Office or, subject to the provisions of the Acts, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

(c)	In accordance with the provisions of the Acts, the Directors shall cause to be prepared and to be laid before the annual general meeting of the Company from time to time such profit and loss accounts, balance sheets, group accounts and reports as are required by the Acts to be prepared and laid before such meeting.

(d)	A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors’ report and Auditors’ report shall be sent by post, electronic mail or any other means of communication (electronic or otherwise), not less than twenty-one Clear Days before the date of the annual general meeting, to every person entitled under the provisions of the Acts to receive them; provided that in the case of those documents sent by electronic mail or any other means of electronic communication, such documents shall be sent with the consent of the recipient, to the address of the recipient notified to the Company by the recipient for such purposes.

CAPITALISATION OF PROFITS

106.	Without prejudice to any powers conferred on the Directors as aforesaid, and subject to the Directors’ authority to issue and allot shares under articles 8(c) and 8(d), the Directors may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account which is not available for distribution by applying such sum in paying up in full unissued shares to be allotted as fully paid bonus shares to those members of the Company who would have been entitled to that sum if it were distributable and had been distributed by way of dividend (and in the same proportions) and the Directors shall give effect to such resolution. Whenever such a resolution is passed in pursuance of this article, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provisions as they shall think fit for the case of shares or debentures becoming distributable in fractions (and, in particular, without prejudice to the generality of the foregoing, either to disregard such fractions or to sell the shares or debentures represented by such fractions and distribute the net proceeds of such sale to and for the benefit of the Company or to and for the benefit of the members otherwise entitled to such fractions in due proportions) and to authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be binding on all such members.

AUDIT

107.	Auditors shall be appointed and their duties regulated in accordance with sections 160 to 163 of the Act or any statutory amendment thereof.

NOTICES

108.	Any notice to be given, served, sent or delivered pursuant to these articles shall be in writing (whether in electronic form or otherwise).

109. (a)	A notice or document to be given, served, sent or delivered in pursuance of these articles may be given to, served on or delivered to any member by the Company:

(i)	by handing same to him or his authorised agent;

(ii)	by leaving the same at his registered address;

(iii)	by sending the same by the post in a pre-paid cover addressed to him at his registered address; or

(iv)	by sending, with the consent of the member to the extent required by law, the same by means of electronic mail or other means of electronic communication approved by the Directors, with the consent of the member, to the address of the member notified to the Company by the member for such purpose (or if not so notified, then to the address of the member last known to the Company).

(b)	For the purposes of these articles and the Act, a document shall be deemed to have been sent to a member if a notice is given, served, sent or delivered to the member and the notice specifies the website or hotlink or other electronic link at or through which the member may obtain a copy of the relevant document.

(c)	Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(i) or (ii) of this article, the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the member or his authorised agent, or left at his registered address (as the case may be).

(d)	Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(iii) of this article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four hours after the cover containing it was posted. In proving service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

(e)	Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(iv) of this article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of 48 hours after despatch.

(f)	Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy, examiner or liquidator of a member shall be bound by a notice given as aforesaid if sent to the last registered address of such member, or, in the event of notice given or delivered pursuant to sub-paragraph (a)(iv), if sent to the address notified by the Company by the member for such purpose notwithstanding that the Company may have notice of the death, lunacy, bankruptcy, liquidation or disability of such member.

(g)	Notwithstanding anything contained in this article the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction or other area other than Ireland.

(h)	Any requirement in these articles for the consent of a member in regard to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, including the receipt of the Company’s audited accounts and the Directors’ and auditor’s reports thereon, shall be deemed to have been satisfied where the Company has written to the member informing him/her of its intention to use electronic communications for such purposes and the member has not, within four weeks of the issue of such notice, served an objection in writing on the Company to such proposal. Where a member has given, or is deemed to have given, his/her consent to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, he/she may revoke such consent at any time by requesting the Company to communicate with him/her in documented form PROVIDED HOWEVER that such revocation shall not take effect until five days after written notice of the revocation is received by the Company.

(i)	Without prejudice to the provisions of sub-paragraphs (a)(i) and (ii) of this article, if at any time by reason of the suspension or curtailment of postal services in any territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a public announcement and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day on which the said public announcement is made. In any such case the Company shall put a full copy of the notice of the general meeting on its website. For purposes of this sub-paragraph (i), “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the U.S. Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

110.	A notice may be given by the Company to the joint Holders of a share by giving the notice to the joint Holder whose name stands first in the Register in respect of the share and notice so given shall be sufficient notice to all the joint Holders.

111. (a)	Every person who becomes entitled to a share shall before his name is entered in the Register in respect of the share, be bound by any notice in respect of that share which has been duly given to a person from whom he derives his title.

(b)	A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by these articles for the giving of notice to a member, addressed to them at the address, if any, supplied by them for that purpose. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

112.	The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.

113.	A member present, either in person or by proxy, at any meeting of the Company or the Holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

WINDING UP

114.	If the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the members in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said shares held by them respectively. Notwithstanding the foregoing, this article shall not affect the rights of the Holders of shares issued upon special terms and conditions.

115. (a)	In case of a sale by the liquidator under Section 260 of the Act, the liquidator may by the contract of sale agree so as to bind all the members for the allotment to the members directly of the proceeds of sale in proportion to their respective interests in the Company and may further by the contract limit a time at the expiration of which obligations or shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting members conferred by the said Section.

(b)	The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

116.	If the Company is wound up, the liquidator, with the sanction of a Special Resolution and any other sanction required by the Acts, may divide among the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he determines, but so that no member shall be compelled to accept any assets upon which there is a liability.

INDEMNITY

117. (a)

Subject to the provisions of and so far as may be admitted by the Acts, every Director and the Secretary of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgement is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

(b)	The Company shall indemnify any person who was, is or is threatened to be made a party to a Proceeding (as hereinafter defined) by reason of the fact that he or she (a) is or was an “officer” of the Company as such term is defined in the rules of the U.S. Securities and Exchange Commission promulgated under the U.S. Securities Exchange Act of 1934, as amended (excluding any Director or Secretary) or (b) is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, general or limited partnership, firm, association, trust, estate, company (including a limited liability company) or any other entity or organisation or employee benefit plan or other enterprise (any such person in clause (a) or clause (b) above, a “covered person”), to the fullest extent permitted under Irish law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any officer who is elected and accepts the position of officer or elects to continue to serve as an officer and of any other covered person who is or continues to serve in any of the aforementioned capacities while this article is in effect. Any repeal or amendment of this article shall be prospective only and shall not limit the rights of any such officer or other covered person or the obligations of the Company with respect to any claim arising from or related to the services of such officer or other covered person in any of the aformentioned capacities prior to any such repeal or amendment to this article. Such right shall include the right to be paid by the Company expenses incurred in defending any such Proceeding in advance of its final disposition to the maximum extent permitted under Irish law, as the same exists or may hereafter be amended; provided that to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the officer or other covered person is not entitled to be indemnified under this article or otherwise. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Company within 60 days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under Irish law, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including the Board or any committee thereof, independent legal counsel or members) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Company (including the Board or any committee thereof, independent legal counsel or members) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. Except as otherwise provided in this subparagraph (b), the Company shall be required to indemnify an officer or other covered person of the Company in connection with a Proceeding (or part thereof) commenced by such person only if the commencement of such Proceeding (or part thereof) by the person was authorised by the Board.

(c)	The Directors shall have power to purchase and maintain for any Director, the Secretary or other employees of the Company or any director, officer, employee or agent of any of its subsidiaries insurance against any such liability as referred to in Section 200 of the Act or otherwise.

(d)	The Company may additionally indemnify any employee or agent of the Company or any director, officer, employee or agent of any of its subsidiaries to the fullest extent permitted by law.

(e)	The rights conferred on any person indemnified by this article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Memorandum of Association of the Company, these articles, agreement, vote of the members or disinterested Directors or otherwise.

(f)	The Company’s obligation, if any, to indemnify or to advance expenses to any person indemnified who was or is serving at its request as a Director or Officer or otherwise of another person described in subparagraph (a) or subparagraph (b) shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other person.

(g)	This article shall not limit the right of the Company, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than persons authorised for indemnification under this article when and as authorised by appropriate corporate action.

(h)	The indemnity provided by this article shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

(i)	“Proceeding,” for purposes of this article, means any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit, claim or proceeding, and any inquiry or investigation that could lead to such an action, suit, claim or proceeding.

UNTRACED HOLDERS

118.	(a)	The Company shall be entitled to sell at the best price reasonably obtainable any share or stock of a member or any share or stock to which a person is entitled by transmission if and provided that:

(i)	for a period of twelve years (not less than three dividends having been declared and paid) no cheque or warrant sent by the Company through the post in a prepaid letter addressed to the member or to the person entitled by transmission to the share or stock at his address on the Register or other the last known address given by the member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the member or the person entitled by transmission; and

(ii)	at the expiration of the said period of twelve years the Company has given notice by advertisement in a leading Dublin newspaper and a newspaper circulating in the area in which the address referred to in paragraph (a) of this article is located of its intention to sell such share or stock; and

(iii)	the Company has not during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the member or person entitled by transmission.

(b)	To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such share or stock and such instrument of transfer shall be as effective as if it had been executed by the registered Holder of or person entitled by transmission to such share or stock. The Company shall account to the member or other person entitled to such share or stock for the net proceeds of such sale by carrying all monies in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such member or other person. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

DESTRUCTION OF DOCUMENTS

119.	The Company may destroy:

(a)	any dividend mandate or any variation or cancellation thereof or any notification of change of name or address, at any time after the expiry of two years from the date such mandate variation, cancellation or notification was recorded by the Company;

(b)	any instrument of transfer of shares which has been registered, at any time after the expiry of six years from the date of registration; and

(c)	any other document on the basis of which any entry in the Register was made, at any time after the expiry of six years from the date an entry in the Register was first made in respect of it,

and it shall be presumed conclusively in favour of the Company that every share certificate (if any) so destroyed was a valid certificate duly and properly sealed and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company provided always that:

(i)	the foregoing provisions of this article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

(ii)	nothing contained in this article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled; and

(iii)	references in this article to the destruction of any document include references to its disposal in any manner.

SALE, LEASE OR EXCHANGE OF ASSETS

120.	Without limiting the generality of the foregoing, the sale, lease or exchange of all or substantially all of the assets of the Company shall, except as otherwise expressly provided in these articles, require the approval of members by way of an affirmative vote of a majority of the votes cast by the members in person or by proxy appointed by instrument in writing subscribed by such member or by his or her duly authorised attorney and delivered to the chairman of the meeting. Prior to any votes being cast in connection with such resolutions, the chairman of the meeting may demand a poll which shall be by way of ballot.

TRANSACTIONS WITH INTERESTED MEMBERS

121. (a)	The Company may not engage, at any time, in any Business Combination with any Interested Member unless the Business Combination receives the affirmative vote of the holders of 80% of the shares then in issue of all classes of shares of the Company entitled to vote, considered for the purposes of this provision as one class.

(b)	Interested Member status of a member is determined as of the date of any action taken by the Board with respect to such transaction or as of any record date for the determination of members entitled to notice and to vote with respect thereto or immediately prior to the consummation of such transaction. Any determination made in good faith by the Board, on the basis of information at the time available to it, as to whether any person is an Interested Member, shall be conclusive and binding for all purposes of these articles.

(c)	The provisions of subparagraph (a) of this article shall not apply to (i) any Business Combination with an Interested Member that has been approved by the Board or (ii) any agreement for the amalgamation, merger or consolidation of any subsidiary of the Company with the Company or with another subsidiary of the Company if (A) the provisions of this subparagraph shall not be changed or otherwise affected by or by virtue of the amalgamation, merger or consolidation and (B) the holders of greater than 50% of the voting power of the Company or the subsidiary, as appropriate, immediately prior to the amalgamation, merger or consolidation continue to hold greater than 50% of the voting power of the amalgamated company immediately following the amalgamation, merger or consolidation.

(d)	For the purposes of this article, “Business Combination” means:

(i)	any amalgamation, merger or consolidation of the Company or one of its subsidiaries with an Interested Member or with any person that is, or would be after such amalgamation, merger or consolidation, an affiliate or associate of an Interested Member;

(ii)	any transfer or other disposition to or with an Interested Member or any affiliate or associate of an Interested Member of all or any material part of the assets of the Company or one of its subsidiaries; and

(iii)	any issuance or transfer of shares of the Company upon conversion of or in exchange for the securities or assets of any Interested Member, or with any person that is, or would be after such amalgamation, merger or consolidation, an affiliate or associate of an Interested Member.

(e)	For the purposes of this article, “Interested Member” means any member that:

(i)	is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the voting shares of the Company then in issue; or

(ii)	is an affiliate or associate of the Company and at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the shares then in issue of the Company. For the purpose of determining whether a member is an Interested Member, the number of voting shares of the Company then in issue shall include shares deemed to be beneficially owned by such member, but shall not include any other unissued voting shares of the Company which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

Names, addresses and descriptions of subscribers

For and on behalf of

Ingersoll-Rand Company Limited

Clarendon House

2 Church Street

Hamilton, HM 11

Bermuda

For and on behalf of

Ingersoll-Rand (Gibraltar) International Holding Limited

57/63 Line Wall Road

Gibraltar

For and on behalf of

Ingersoll-Rand (Gibraltar) International United Limited

57/63 Line Wall Road

Gibraltar

For and on behalf of

Ingersoll-Rand International Holding Limited

Clarendon House

2 Church Street

Hamilton, HM 11

Bermuda

For and on behalf of
Ingersoll-Rand Holdings & Finance International S.a.r.l.

16, Avenue Pasteur

Grand Duchy of Luxembourg, L2311

For and on behalf of
Ingersoll-Rand Treasury Ltd.

Clarendon House

2 Church Street

Hamilton, HM 11

Bermuda

For and on behalf of
Ingersoll-Rand Global Holding Company Limited

Clarendon House

2 Church Street

Hamilton, HM 11

Bermuda

Dated

Annex C

Relevant Territories

1. Australia	24. Korea	47. United Kingdom

2. Austria	25. Latvia	48. United States

3. Belgium	26. Lithuania	49. Vietnam

4. Bulgaria	27. Luxembourg	50. Zambia

5. Canada	28. Macedonia

6. Chile	29. Malaysia

7. China	30. Malta

8. Croatia	31. Mexico

9. Cyprus	32. Netherlands

10. Czech Republic	33. New Zealand

11. Denmark	34. Norway

12. Estonia	35. Pakistan

13. Finland	36. Poland

14. France	37. Portugal

15. Georgia	38. Romania

16. Germany	39. Russia

17. Greece	40. Slovak Republic

18. Hungary	41. Slovenia

19. Iceland	42. South Africa

20. India	43. Spain

21. Israel	44. Sweden

22. Italy	45. Switzerland

23. Japan	46. The Republic of Turkey

C-1

Annex D

IN THE SUPREME COURT OF BERMUDA

CIVIL JURISDICTION

(COMMERCIAL COURT)

2009: NO. 85

IN THE MATTER OF SECTION 99 OF THE COMPANIES ACT 1981

AND IN THE MATTER OF INGERSOLL-RAND COMPANY LIMITED

ORDER FOR DIRECTIONS

UPON READING the Originating Summons filed herein

AND UPON HEARING Counsel for Ingersoll-Rand Company Limited (the “Company”)

AND UPON READING the First Affidavit of Barbara A. Santoro, Vice President—Corporate Governance and Secretary of the Company, made on 16 April 2009 and the exhibit thereto

IT IS HEREBY ORDERED as follows:

1.             The Company do convene a meeting (the “Ingersoll Rand Scheme Meeting”) of the Class A common shareholders of the Company as at the Record Date, the Ingersoll Rand Scheme Meeting to be held at 3:30 p.m., local time, on 3 June 2009, at Crowne Plaza Dublin—Northwood located at Northwood Park, Santry Demesne, Santry, Dublin 9, Ireland, on or at such other time and date within three months from the date of the Order as may be determined pursuant to resolutions of the board of directors of the Company or a duly authorized committee thereof, for the purpose of considering and if thought fit approving (with or without modification) the scheme of arrangement (“the Ingersoll Rand Scheme”).

2.             This Honourable Court appoints Herbert L. Henkel, being Chairman of the Board of Directors and Chief Executive Officer of Ingersoll-Rand Company Limited, or failing him Patricia Nachtigal, being the Senior Vice President and General Counsel and a director of Ingersoll-Rand Company Limited, or failing her, any other director of Ingersoll-Rand Company Limited to act as Chairman of the Ingersoll Rand Scheme Meeting.

3.             The Ingersoll Rand Scheme Meeting may be adjourned by simple majority vote of the Class A common shareholders present in person or by proxy thereat and voting on the proposal to a later date to solicit additional votes if there are insufficient proxies to approve the Ingersoll Rand Scheme, or alternatively at the discretion of the Chairman, provided that notice of the date and time of the holding of any adjourned meeting be given to shareholders as set out below.

4.             The Petition herein be set down to be heard on 11 June 2009 at 2:30 p.m.

AND IT IS DIRECTED that:

5.             At least 21 days before the day appointed for the Ingersoll Rand Scheme Meeting a Notice convening the Ingersoll Rand Scheme Meeting and advertising the date of the hearing of the Petition in the form or substantially in the form of the notice produced to the Court be inserted once each in The Royal Gazette or The Bermuda Sun and the US and international editions of The Wall Street Journal.

6.             At least 30 days before the day appointed for the Ingersoll Rand Scheme Meeting a Notice convening the same and enclosing:

a.             a copy of the Ingersoll Rand Scheme and a copy of the Proxy Statement as is required to be furnished pursuant to section 100 of the Companies Act 1981, in the form or substantially in the form of the document produced to the Court; and

b.             a form of proxy for use at the Ingersoll Rand Scheme Meeting in the form or substantially in the form produced to the Court,

(1)             be sent by hand, courier or pre-paid post (or by air mail, as appropriate) addressed to each of the shareholders holding such shares at the address shown on the Register of Members of the Company as at the Record Date, and (2) be available at the offices of the Company, c/o Ingersoll-Rand Company at One Centennial Avenue, Piscataway, New Jersey 08855 and by filing the Proxy Statement on Schedule 14A with the United States Securities and Exchange Commission provided that (i) the accidental omission to serve any shareholder with notice of the Ingersoll Rand Scheme Meeting, or the non-receipt by any shareholder of notice of the Ingersoll Rand Scheme Meeting, shall not invalidate the proceedings at the Ingersoll Rand Scheme Meeting and (ii) notwithstanding any of the foregoing it shall be sufficient to prove that, in the case of delivery by courier, such documents delivered to a courier and in envelopes addressed to the person or persons concerned at their said addresses respectively.

7.             Two or more persons present in person and representing in person or by proxy a majority of the Class A common shares outstanding and entitled to vote at the Ingersoll Rand Scheme Meeting shall constitute a quorum for the conduct of business at the Ingersoll Rand Scheme Meeting.

8.             Any shareholder (other than the Company) will be able to vote any number of such shareholder’s shares “for” the Ingersoll Rand Scheme, to vote any number of such shareholder’s shares “against” the Ingersoll Rand Scheme, and to abstain from voting any number of such shareholder’s shares. In the cases of banks, brokers, and other nominees who hold shares in their name on behalf of others, the vote(s) (or abstention(s)) represent the instruction to the bank, broker or nominee from the underlying beneficiary(ies) or investor(s). If a shareholder elects to vote a portion of such shareholder’s shares in favor of the Ingersoll Rand Scheme, and a portion against the Ingersoll Rand Scheme, then, subject to any reasonable objections that may be raised, that shareholder would, for the purpose of the “majority in number” count, be counted as one shareholder “for” the Ingersoll Rand Scheme (as to the number of such shareholder’s shares being voted “for” the Ingersoll Rand Scheme), and one shareholder “against” the Ingersoll Rand Scheme (as to the number of such shareholder’s shares being voted “against” the Ingersoll Rand Scheme).

9.             The form of proxy in the form or substantially in the form produced to the Court and the provisions to be made permitting shareholders to vote, including by mail, electronically or otherwise, be approved for use at the Ingersoll Rand Scheme Meeting.

10.             The Chairman of the Ingersoll Rand Scheme Meeting (the “Chairman”) is to be entitled to accept the warranty on the said forms of proxy as to the authority of the signatory to cast the votes thereby cast without further investigation.

11.             The Chairman is to be at liberty to accept a faxed or electronic copy of a form of proxy but may require production of the original if he considers this to be necessary or desirable for the purpose of verification.

12.             The Company be at liberty to set a record date (the “Record Date”) for determining the holders of Scheme Shares (as defined in the Ingersoll Rand Scheme) entitled to receive notice of, and to vote at, the Ingersoll Rand Scheme Meeting, namely 6 April 2009.

13.             In the case of joint registered holders of Scheme Shares, the vote of either holder whether in person or by Proxy will be accepted with or without a corresponding vote of the other holder.

14.             In the case of a shareholder which is a corporation, the shareholder may by written instrument authorize such person as it thinks fit to act as its representative at the Ingersoll Rand Scheme Meeting and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation as that corporation could exercise if it was an individual. The Chairman may accept such assurances as he thinks fit as to the right of any person to attend and vote at the Ingersoll Rand Scheme Meeting on behalf of a shareholder who is a corporation.

15.             The Chairman is to be at liberty to accept a form of proxy, notwithstanding that the form of proxy has not been completed in accordance with the instructions contained therein, provided that the Chairman considers that the information contained therein is sufficient to establish the entitlement of the shareholder to vote. Should the form of proxy be returned duly signed but without a specific direction as to how the shareholder wishes to vote, the persons appointed as proxies are authorized to vote or abstain at the proxies’ discretion.

16.             The Chairman is to be at liberty to appoint inspectors or scrutineers to count and tally the votes cast at the Ingersoll Rand Scheme Meeting.

17.             Within 30 days of the Ingersoll Rand Scheme Meeting (and in any event no later than the date set for the hearing of the Petition herein) the said Chairman do report the result of the Ingersoll Rand Scheme Meeting to the Court.

DATED this 23 day of April 2009

/S/ IAN KAWALEY
PUISNE JUDGE

Annex E

Expected Timetable

Description	Proposed Date
Preliminary filing of Proxy Statement	March 30, 2009

Record Date for determining the Ingersoll-Rand Company Limited Class A common shareholders eligible to vote at the shareholder meeting	April 6, 2009

Proxy Statement and form of proxy first mailed to Ingersoll-Rand Company Limited Class A common shareholders	On or about April 28, 2009

Latest time for submitting forms of proxy:

via Internet	11:59 p.m., Eastern Time, on June 2, 2009

via proxy card	Must be received at any time prior to the commencement of the shareholder meeting

Shareholder meeting	3:30 p.m., local time, on June 3, 2009

Court hearing to sanction the Scheme of Arrangement	June 11, 2009

Anticipated effective date of the Scheme of Arrangement	Within two to four weeks after receiving approval from Ingersoll-Rand Company Limited’s Class A common shareholders

Anticipated Transaction Time	12:01 a.m., Eastern Time, on the next trading day of the New York Stock Exchange immediately following the Effective Date

E-1

INGERSOLL-RAND COMPANY LIMITED C/O INGERSOLL-RAND COMPANY ONE CENTENNIAL AVENUE PISCATAWAY, NJ 08855

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M14219-Z49107-Z49184             KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INGERSOLL-RAND COMPANY LIMITED

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

Vote On Proposals		For	Against	Abstain

1.	Approval of the Scheme of Arrangement attached to the accompanying proxy statement as Annex A.	☐	☐	☐

2.	If the Scheme of Arrangement is approved, approval of the creation of distributable reserves of Ingersoll-Rand plc (through the reduction of the share premium account of Ingersoll-Rand plc) that was previously approved by Ingersoll-Rand Company Limited and the other current shareholders of Ingersoll-Rand plc (as described in the accompanying proxy statement).	☐	☐	☐

3.	Approval of the motion to adjourn the meeting to a later date to solicit additional proxies if there are insufficient proxies to approve the Scheme of Arrangement at the time of the meeting.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

IF YOU PLAN TO ATTEND THE SPECIAL COURT-ORDERED MEETING, PLEASE BRING,

IN ADDITION TO THIS ADMISSION TICKET, A PROPER FORM OF IDENTIFICATION.

ADMISSION TICKET

INGERSOLL-RAND COMPANY LIMITED

SPECIAL COURT-ORDERED MEETING OF CLASS A COMMON SHAREHOLDERS

JUNE 3, 2009

3:30 P.M., LOCAL TIME

THIS ADMISSION TICKET ADMITS ONLY THE NAMED SHAREHOLDER AND ONE GUEST.

NOTE: VIDEO, STILL PHOTOGRAPHY AND RECORDING DEVICES ARE NOT PERMITTED AT THE SPECIAL COURT-ORDERED MEETING. YOUR COOPERATION IS APPRECIATED.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement are available at www.proxyvote.com.

M14220-Z49107-Z49184

INGERSOLL-RAND COMPANY LIMITED

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL

COURT-ORDERED MEETING OF CLASS A COMMON SHAREHOLDERS

The undersigned hereby appoints HERBERT L. HENKEL, STEVEN R. SHAWLEY and PATRICIA NACHTIGAL, or any of them, with power of substitution, attorneys and proxies to vote, as indicated on the reverse hereof, all Class A common shares of Ingersoll-Rand Company Limited (the “Company”) which the undersigned is entitled to vote at the Special Court-Ordered Meeting of Class A Common Shareholders to be held at the Crowne Plaza Dublin - Northwood, Northwood Park, Santry Demesne, Santry, Dublin 9, Ireland, on June 3, 2009, at 3:30 p.m., local time, or at any postponements or adjournments thereof, with all the powers the undersigned would possess, if then and there personally present, upon the matters described in the Notice of the Special Court-Ordered Meeting of Class A Common Shareholders and Proxy Statement, dated April 24, 2009, receipt of which is hereby acknowledged, and in their discretion upon any other business that may properly come before the meeting or any such postponement or adjournment.

This card also constitutes your voting instructions with respect to Class A common shares held in accounts under the Ingersoll-Rand Company Employee Savings Plan, the Ingersoll-Rand Company Employee Savings Plan for Bargained Employees, the Ingersoll-Rand/Thermo King de Puerto Rico Retirement Savings Plan, the Trane Employee Stock Ownership Plan, the Trane Savings Plan or the Trane 401(k) and Thrift Plan and similar plans of Ingersoll-Rand Company Limited and its subsidiaries. If you do not vote, your proxy will be voted in accordance with the terms of the applicable plan.

If you do not wish to vote all of the Class A common shares in the same manner on any particular proposal(s), you may split your vote by clearly hand-marking the reverse side of this proxy card to indicate how you want to vote the Class A common shares. You may not split your vote if you are voting by Internet.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO CONTRARY SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be marked, dated and signed, on the other side)